SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[X]     Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]     Definitive Proxy Statement

[ ]     Definitive Additional Materials

[ ]     Soliciting Material Pursuant to Section 240.14a-11(c) or Section
        240.14a-12

                             Uniservice Corporation
                             ----------------------
                (Name of Registrant as Specified In Its Charter)

                                 not applicable
                                 --------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.
(1)      Title of each class of securities to which transaction applies:
(2)      Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)      Proposed maximum aggregate value of transaction:
(5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)      Amount previously paid:
(2)      Form, Schedule or Registration Statement No.:
(3)      Filing Party:
(4)      Date Filed:

                             Uniservice Corporation
                            Carmencita 25, Office 102
                            Las Condes-Santiago-Chile
      International Telephone (011) 56-2-378-4011 US Telephone 954-766-7879


                                                               ___________, 2001



Dear Shareholder:

         You are cordially invited to attend the Special Meeting of the Shareholders of Uniservice Corporation to be held on ________, _________, 2001 at 1:00 p.m. at 350 East Las Olas Blvd., Fort Lauderdale, Florida 33301. The formal Notice of Special Meeting of Shareholders and Proxy Statement are attached.

         The matters to be acted upon by our shareholders are set forth in the Notice of Special Meeting of Shareholders and include,

         * the sale of substantially all the assets of Uniservice by selling Uniservice's KFC operations and Chilean subsidiaries pursuant to the terms of a stock purchase agreement between Uniservice and Ricardo Vilensky,

         * to approve the issuance of in excess of 19.99% of the presently issued and outstanding common stock of Uniservice and change in control of Uniservice through a share exchange in connection with our acquisition of Associated Automotive Group, Inc.,

         * to amend our articles of incorporation to increase our authorized capital stock from 30,000,000 shares to 87,000,000 shares, increasing our authorized class A common stock to 80,000,000 shares;

         * to amend our articles of incorporation to change our name to Associated Automotive Group Incorporated; and

         * other business which may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.

         It is important that your shares be represented and voted at the meeting. Accordingly, after reading the attached proxy statement, please sign, date and return the enclosed proxy card. Your vote is important regardless of the number of shares you own. The accompanying proxy is solicited by the board of directors of Uniservice Corporation to be voted at the special meeting of shareholders to be held on [MEETING DATE]. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted in accordance with the recommendation of the board with respect to each matter submitted to our shareholders for approval. Abstentions and broker non-votes are counted for purposes of determining a quorum. Any shareholder giving a proxy has the power to revoke it prior to its exercise by notice of revocation to Uniservice in writing, by voting in person at the special meeting or by execution of a subsequent proxy; provided, however, that such action must be taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

         The shares entitled to vote at the special meeting consist of shares of our common stock, with each class A share entitling the holder to one vote and each class B share entitling the holder to ten votes. At the close of business on [RECORD DATE], the record date for the special meeting, there were 2,850,000 shares of our common stock issued and outstanding, consisting of 1,450,000 class A shares and 1,400,000 class B shares. This proxy statement and the accompanying form of proxy are first being sent to shareholders on or about [MAILING DATE].

         In addition to the use of the mail, solicitations may be made by our employees, by us, by telephone, email, mailgram, facsimile, telegraph, cable and personal interview. We will bear all expenses for the solicitation of proxies.

         I hope that you will attend the meeting in person, at which time I will review the proposals contained in the attached proxy statement.

                                            Sincerely,

                                            Ricardo Vilensky
                                            Ricardo Vilensky
                                            Chairman and Chief Executive Officer

                             UNISERVICE CORPORATION
                                      PROXY

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON [MEETING DATE]

         The Special Meeting of the Shareholders of Uniservice Corporation will be held at 1:00 p.m., at 350 East Las Olas Blvd., Fort Lauderdale, Florida 33301 on [MEETING DATE]. At the Special Meeting, you will be asked to vote on the following matters:

         1. the sale of substantially all the assets of Uniservice by selling Uniservice's KFC operations and Chilean subsidiaries pursuant to the terms of a stock purchase agreement between Uniservice and Ricardo Vilensky,

         2. to approve the issuance of in excess of 19.99% of the presently issued and outstanding common stock of Uniservice and change in control of Uniservice through a share exchange in connection with our acquisition of Associated Automotive Group, Inc.,

         3. to amend our articles of incorporation to increase our authorized capital stock from 30,000,000 shares to 87,000,000 shares, increasing our authorized class A common stock to 80,000,000 shares;

         4. to amend our articles of incorporation to change our name to Associated Automotive Group Incorporated; and

         5. other business which may properly come before the special meeting or any adjournment or postponement of the Special Meeting.

         Only shareholders of record, as shown by the transfer books of Uniservice, at the close of business on [RECORD DATE] will be entitled to notice of and to vote at the meeting. A list of shareholders entitled to vote at the special meeting will be available for examination by any shareholder for the proper purpose during normal business hours at our offices for a period of at least 10 days preceding the special meeting.

         The sale of our assets is a corporate action that gives rise to dissenters' rights under the Florida Business Corporation Act. If the sale is effected, dissenting shareholders may be entitled to be paid the fair value of their shares. A summary and discussion of dissenters' rights is included in the accompanying proxy statement.

         The Board of Directors recommends that you vote FOR the sale of assets, the share exchange and the amendments to our articles of incorporation.

                          By Order of the Board of Directors
                          Ricardo Vilensky
                          Ricardo Vilensky, Chairman and Chief Executive Officer
___________, 2001

PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.


                                TABLE OF CONTENTS

                                                                                                           Page
                                                                                                           ----
QUESTIONS AND ANSWERS ABOUT THE SALE OF ASSETS,
  SHARE EXCHANGE AND THE SPECIAL MEETING.........................................................

SUMMARY..........................................................................................
  The Special Meeting............................................................................
  Summary of the Sale of Assets..................................................................
  Summary of Share Exchange......................................................................
  Summary of Amendments to Articles of Incorporation.............................................
  Market for Common Stock........................................................................

CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING INFORMATION......................................

THE SPECIAL MEETING..............................................................................
  General........................................................................................
  Matters to be Considered.......................................................................
  Record Date; Shareholders Entitled to Vote; Voting; Quorum.....................................
  Solicitation...................................................................................
  Voting and Revocability of Proxies.............................................................

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...................................

PROPOSAL ONE: SALE OF ASSETS.....................................................................
  General........................................................................................
  Background and Reasons for Sale of Assets......................................................
  Stock Purchase Agreement.......................................................................
  Effective Date and Consequences of the Sale of Assets..........................................
  Representations, Warranties and Covenants......................................................
  Rights of the Company's Dissenting Shareholders................................................
  Fairness Opinion...............................................................................
  Interest of Certain Entities...................................................................
  Board Recommendation...........................................................................
  Vote Required..................................................................................

PROPOSAL TWO: APPROVAL OF THE SHARE EXCHANGE AGREEMENT
  (STOCK ISSUANCE)...............................................................................
  Background of the Share Exchange...............................................................
  Reasons for the Share Exchange.................................................................
  Share Exchange Agreement.......................................................................
  Management after the Share Exchange............................................................
  Interest of Certain Entities...................................................................
  Fairness Opinion...............................................................................
  Regulatory Approval............................................................................
  Accounting Treatment ..........................................................................
  Board Recommendation...........................................................................
  Vote Required..................................................................................

PROPOSAL THREE: APPROVAL OF AMENDMENT TO ARTICLES
  (INCREASE IN CAPITAL STOCK)....................................................................
  General .......................................................................................
  Reasons for the Amendment......................................................................
  Approval of Shareholders.......................................................................
  Board Recommendation...........................................................................

                                                                                                           Page
                                                                                                           ----
PROPOSAL FOUR: APPROVAL OF AMENDMENT TO ARTICLES
  (NAME CHANGE)..................................................................................
  Reasons for the Amendment......................................................................
  Approval of Shareholders.......................................................................
  Board Recommendation...........................................................................

CERTAIN FEDERAL INCOME TAX CONSEQUENCES..........................................................

CERTAIN INFORMATION CONCERNING OUR COMPANY.......................................................
  Incorporation by Reference.....................................................................
  Market Price and Dividend Data.................................................................

CERTAIN INFORMATION CONCERNING ASSOCIATED AUTOMOTIVE GROUP.......................................
  Overview.......................................................................................
  Industry Background............................................................................
  Products and Services..........................................................................
  Associated Automotive Group's Strategy.........................................................
  Sales and Marketing............................................................................
  Strategic Relationships........................................................................
  Competition....................................................................................
  Employees......................................................................................
  Facilities.....................................................................................
  Legal Proceedings..............................................................................
  Management's Discussion and Analysis Of Financial Condition
    and Results Of Operations....................................................................

RISK FACTORS.....................................................................................
  Risks Relating to the Share Exchange...........................................................
  Risks Factors Relating to Associated Automotive Group's Business...............................

PRO FORMA UNAUDITED CONSOLIDATED FINANCIAL INFORMATION...........................................

RIGHTS OF DISSENTING SHAREHOLDERS................................................................

OTHER MATTERS....................................................................................

INDEPENDENT PUBLIC ACCOUNTANTS...................................................................

INDEX TO FINANCIAL STATEMENTS OF
  ASSOCIATED AUTOMOTIVE GROUP, INC. .............................................................
  Report of Independent Public Accountants.......................................................
  Balance Sheets.................................................................................
  Statements of Operations.......................................................................
  Statements of Stockholders' Equity (Deficit)...................................................
  Statements of Cash Flows.......................................................................
  Notes to Financial Statements..................................................................

Appendix A          STOCK PURCHASE AGREEMENT
Appendix B          SHARE EXCHANGE AGREEMENT
Appendix C          ARTICLES OF AMENDMENT
Appendix D          FAIRNESS OPINION
APPENDIX E          DISSENTERS' RIGHTS

     QUESTIONS AND ANSWERS ABOUT THE SALE OF ASSETS, THE ISSUANCE OF COMMON STOCK IN CONNECTION WITH THE SHARE EXCHANGE AGREEMENT, AND THE AMENDMENTS
                        TO OUR ARTICLES OF INCORPORATION

Q: WHY ARE WE HOLDING THE SPECIAL MEETING?

A: Uniservice is holding a special meeting to ask you to vote on four proposals:

     * the sale of substantially all of the assets of Uniservice to Ricardo Vilensky, our majority shareholder and chief executive officer;

     * the issuance in excess of 19.99% of the presently issued and outstanding common stock of Uniservice and change in control of Uniservice through a share exchange in connection with our acquisition of Associated Automotive Group, Inc.;

     * to amend our articles of incorporation to increase our authorized capital stock from 30,000,000 shares to 87,000,000 shares, increasing our authorized class A common stock to 80,000,000 shares;

     * to amend our articles of incorporation to change our name to Associated Automotive Group Incorporated; and

     * other business which may properly come before the special meeting or any adjournment or postponement of the Special Meeting.

         Copies of the agreements relating to the sale of assets and the share exchange are attached to this proxy statement and incorporated by reference as Appendices A and B, respectively. A copy of the articles of amendment is attached to this proxy statement as Appendix C. You are urged to read these agreements in their entirety.

Q: WHAT IS THE DETERMINATION AND RECOMMENDATION OF THE UNISERVICE BOARD OF DIRECTORS WITH RESPECT TO THE: (1) SALE OF ASSETS, (2) STOCK ISSUANCE IN CONNECTION WITH THE SHARE EXCHANGE (3) AND THE AMENDMENTS TO THE ARTICLES OF INCORPORATION?

A: Uniservice's Board of Directors has approved each of the proposals to be considered at the Special Meeting, and has determined that each of the transactions are fair to and in the best interests of Uniservice and our shareholders. In making its determination and recommendation, the board considered the performance of its common stock in the marketplace, the nature and geographic location of its principle assets and the relationship with Tricon, the franchisor of the KFC restaurant owned and operated by our subsidiary. In addition, the board held discussions with Uniservice senior management, and reviewed the opinion of Werbel-Roth Securities, Inc., dated as of October 12, 2001, that as of the date of that opinion, the consideration received by Uniservice in exchange for substantially all of its assets and the consideration to be paid in the share exchange is fair from a financial point of view to Uniservice and its shareholders. However, the board strongly recommends that you consider the merits of the proposed transactions independently of any recommendation of Uniservice's board of directors.

Q: WHY IS UNISERVICE PROPOSING THE SALE OF ASSETS?

A: Uniservice is proposing the sale of assets for several reasons: (1) the performance of Uniservice common stock in the marketplace has been disappointing since the initial public offering in August 1998; (2) the revenues that our KFC operations have generated and the revenues that management believes our KFC operations will generate in the future, when coupled with the costs and requirements of a publicly reporting company, are not adequate to generate profits; (3) the amount of working capital necessary to conduct and grow Uniservice's KFC operations has increased significantly; and (4) economic problems in Chile and our relationship with Tricon have adversely affected our business prospects. Uniservice currently does not have cash flow or borrowing power sufficient to grow its KFC operations. Moreover, because of illiquidity and low stock price, Uniservice's stock has not been sufficiently attractive to serve as currency to fund investments. As a "small cap" company, Uniservice has had difficulty raising capital through equity offerings because there has been very little institutional interest in its stock. Having determined that Uniservice no longer has a ready means by which to fund future growth central to its business plan, Uniservice's board of directors has determined that it is in Uniservice's best interests to dispose of all of its KFC operations.

Q: WHY ARE UNISERVICE AND ASSOCIATED AUTOMOTIVE GROUP PROPOSING THE SHARE EXCHANGE?

A: In the early summer of 2001, our board met to evaluate the financial condition of Uniservice and the prospects for our future as the operator of KFC franchises. Our board of directors determined that the outlook for Uniservice under its business plan was not good and that the interests of our shareholders might be better served by restructuring Uniservice or its business plan. In late July 2000, we were introduced to Associated Automotive Group, Inc. ("AAG") and after conducting our due diligence and discussing the fairness of the transaction with Werbel-Roth Securities, Inc., we executed the share exchange agreement with AAG on October __, 2001. We decided to propose the acquisition because we believe that the assets of AAG and the prospects of AAG's business will give our shareholders a greater chance of realizing shareholder value than if we continue with our current KFC business. AAG, through its wholly owned subsidiary, Motorcars of South Florida, Inc. currently operates an exotic car dealership. Our board believes that if we can dispose of our existing assets and acquire AAG, our shareholders have a better chance of maximizing value. AAG is proposing the share exchange in order to provide its shareholders with greater liquidity and to provide AAG with greater access to capital markets for the continued development of its products and services.

Q: WHY IS UNISERVICE PROPOSING THE AMENDMENTS TO OUR ARTICLES OF INCORPORATION?

A: The increase in capital stock and name change are conditions of the share exchange.

Q: WHAT IS THE CURRENT BUSINESS OF ASSOCIATED AUTOMOTIVE GROUP?

A: AAG, a Delaware corporation, is a holding corporation, formed to own and operate various dealerships, accessory and other automotive businesses throughout the United States. AAG currently operates through its wholly owned subsidiary, Motorcars of South Florida, Inc., an exotic car dealership located in Delray Beach, Florida.

Q: WHAT WILL HAPPEN IN THE PROPOSED SHARE EXCHANGE?

A: As a condition of and prior to the share exchange, Uniservice will sell all of its assets in its KFC operations and amend its articles of incorporation to increase its authorized capital stock to 87,000,000 shares, increasing the authorized class A common stock to 80,000,000 shares. Uniservice's KFC operations, which are held in its Chilean subsidiaries, will be sold to Ricardo Vilensky in return for 825,000 shares of Uniservice class B common stock held by Mr. Vilensky. These shares will be returned to our treasury. Each share of class B common stock has 10 votes per share. If the share exchange is consummated, AAG will become a wholly owned subsidiary of Uniservice.

Q: WHAT WILL ASSOCIATED AUTOMOTIVE GROUP SHAREHOLDERS RECEIVE IN THE SHARE EXCHANGE?

A: If the share exchange is consummated, shareholders of AAG will receive an aggregate of 9,333,334 shares of Uniservice common stock in exchange for 100% of AAG's outstanding common stock.

Q: ARE THERE ANY CONDITIONS TO CONSUMMATION OF THE SHARE EXCHANGE?

A: Yes, the consummation of the share exchange is subject to the satisfaction or waiver of several conditions, including the approval by our shareholders of (1) the sale of substantially all our assets, (2) the issuance of greater than 19.9% of our common stock and (3) the amendments to our articles of incorporation. A discussion of these conditions is set forth in this proxy statement. If our shareholders do not approve all four of the proposals described in this proxy statement, Uniservice will not follow through with the share exchange, sale of assets, or the amendment to the articles of incorporation. While our board will not consummate the share exchange, sale of assets, or the articles of amendment unless the shareholders of Uniservice approve all four proposals, certain other conditions of the share exchange may be waived by our board and/or the board of directors of AAG. Similarly, certain conditions to the sale of assets may also be waived by our board of directors and/or Mr. Vilensky.

Q: WHAT ARE THE IMPLICATIONS OF THE PROPOSALS FOR UNISERVICE'S CURRENT
BUSINESSES?

A: If the sale of assets, articles of amendment and the share exchange are approved by our shareholders, Uniservice will sell all or substantially all of its assets and no longer own or operate its current KFC business. Instead, after the share exchange, Uniservice will carry on AAG's business, under the leadership of AAG's current management and the KFC business will continue to be operated by current employees under the ownership of Ricardo Vilensky and his affiliated entities.

Q: WHAT ARE THE RISKS TO THE PROPOSALS?

A: We are selling all of our KFC assets through a stock purchase agreement with Ricardo Vilensky. Mr. Vilensky (or his affiliated entities), the purchaser of the KFC operations, is also our majority shareholder, chairman and chief executive officer. Mr. Vilensky is not withdrawing from the KFC business. Our decision to withdraw from our KFC business may be premature. Economic factors change quickly. AAG's business plan may never be realized. It is possible that we will sell our existing assets to a related party at the bottom of the economic cycle for the food service industry in Chile and purchase an automotive retailer at the top of the market. If we sell our KFC businesses and invest in AAG, your return may be less than if we continued our current business.

Q: WILL UNISERVICE'S COMMON STOCK CONTINUE TO BE LISTED ON THE NASDAQ SMALLCAP MARKET SYSTEM?

A: Currently, our common stock is listed on the Nasdaq SmallCap Market System. One of the conditions to the consummation of the share exchange, unless waived by the board of directors of AAG and/or Uniservice, is that the parties receive assurances from Nasdaq that Uniservice's common stock maintains its listing, or if Nasdaq requires a new listing application to be submitted, then Nasdaq shall have approved the application prior to consummation of the share exchange. If both parties do waive this condition and Uniservice's common stock is delisted from the Nasdaq SmallCap Market, then our common stock will likely be traded on the Electronic Bulletin Board. You are urged to review the section entitled "Risk Factors" for a discussion of the risks associated with de-listed stock.

Q: WHEN WILL THE SALE OF ASSETS AND SHARE EXCHANGE OCCUR?

A: We plan to complete the sale of assets, share exchange and amendments to our articles of incorporation as soon as possible after the special meeting, subject to the satisfaction or waiver of the conditions to the stock purchase agreement with Mr. Vilensky, and the share exchange agreement with AAG. Although we cannot predict exactly when all conditions will be satisfied or waived, we hope to complete the transactions in the fourth quarter of 2001. The share exchange agreement provides for termination if the share exchange is not consummated by December 31, 2001, unless the both parties agree to a later date.

Q: ARE DISSENTERS' RIGHTS AVAILABLE AND HOW DO I EXERCISE THEM?

A: Yes, Florida law provides that you may dissent from the sale of assets to be considered at the special meeting. In order to perfect your dissenter's rights, you must first notify Uniservice prior to the special meeting in writing that you intend to vote against the sale of assets and you must actually vote against the sale of assets. If the proposal from which you dissent is approved by our shareholders and that transaction is consummated, Uniservice will then notify you that you are entitled to demand payment for your shares and instruct you of the necessary steps in order to obtain such payment. If you do not comply with the procedures governing dissenters' rights set forth under Florida law and explained elsewhere in this proxy statement, you may not be entitled to payment for your shares. You are urged to review the section of this proxy statement entitled "Rights of Dissenting Shareholders" and Appendix E for a more complete discussion of dissenters' rights.

Q: WHAT DO I NEED TO DO NOW?

A: This proxy statement contains important information regarding the sale of assets, share exchange, and amendment to our articles of incorporation. It also contains important information about what our management and board of directors, and the management and board of directors of AAG, considered in evaluating the sale of assets and share exchange. We urge you to read this proxy statement carefully, including the appendices, and to consider how the sale of assets, share exchange and articles of amendment effect you as a shareholder.

Q: HOW DO I VOTE?

A: Just indicate on your proxy card how you want to vote your shares of Uniservice stock and sign and mail the proxy card in the enclosed return envelope as soon as possible so that your shares will be represented at the special meeting.

Q: WHAT VOTE IS REQUIRED TO APPROVE THE SALE OF ASSETS AND ISSUANCE OF COMMON STOCK BY UNISERVICE'S SHAREHOLDERS?

A: Each of the proposals to be considered at the special meeting must be approved by our shareholders in the following manner:

         (1) With respect to the sale of assets, the affirmative vote of a majority of the issued and outstanding shares of our common stock is required to approve the transaction.

         (2) The issuance of common stock in connection with the share exchange must be approved by the majority of votes cast at the special meeting. Rule 4350(i)(1)(D) of the Nasdaq Marketplace Rules requires certain companies whose securities are traded on the Nasdaq SmallCap Market (such as Uniservice) to obtain shareholder approval prior to issuing common stock (or shares convertible into common stock) in a transaction other than a public offering when the amount of common stock to be issued (or issuable upon conversion) is or will be greater than 20% of the common stock or voting power of the company outstanding prior to issuance. In addition, Rule 4350(I)(1)(B) of the Nasdaq Marketplace Rules requires certain companies whose securities are traded on the Nasdaq SmallCap Market to obtain shareholder approval prior to issuing common stock when the issuance will result in a change in control of the issuer.

         (3) The amendment to Uniservice's articles of incorporation to increase the authorized number of shares of capital stock to 87,000,000 and the respective increase in authorized class A common shares to 80,000,000 requires the affirmative vote of a majority of the votes cast by the Class A and Class B shareholders voting as separate classes. Under Florida Law CFBCA 607.1004 the Class A and Class B shareholders are required to vote as separate classes at the special meeting.

         (4) The amendment to Uniservice's articles of incorporation to change Uniservice's corporate name to Associated Automotive Group Incorporated requires a plurality of the votes cast at the special meeting.

         (5) Other business which may properly come before the special meeting or any adjournment or postponement of the special meeting.

         Ricardo Vilensky, our majority shareholder, intends to vote all of his Class B shares in favor of the four proposals. Since he controls greater than 50% of our voting interest, the proposals (excluding Proposal Three ) are accordingly approved.

         If you return a signed and dated proxy card but do not indicate how the shares are to be voted, those shares represented by your proxy card will be voted "FOR" each of the proposals. An "ABSTAIN" vote will not be voted at the special meeting, but will be counted as present for purposes of both establishing a quorum and as shares entitled to vote on a matter. Since all of the proposals being considered must be approved by a majority of all shares entitled to vote on the matter, an abstention will have the same effect as a vote against a proposal.

Q: WHAT IF SOME, BUT NOT ALL, OF THE PROPOSALS PRESENTED ARE NOT APPROVED?

A: All proposals must be approved for any of the transactions described in these proxy materials to be consummated. If any one of the proposals is not approved, none of the proposed transactions will be consummated.

Q: WHEN AND WHERE IS THE SPECIAL MEETING?

A: The Special Meeting will be held on ______, _________, 2001 at 1:00 p.m. (Florida Time), at 350 East Las Olas Boulevard, Fort Lauderdale, Florida 33301.

Q: WHO CAN VOTE AT THE SPECIAL MEETING?

A: Holders of Uniservice's class A common stock and class B common stock who hold their shares of record as of the close of business on [RECORD DATE] are entitled to notice of and to vote at the special meeting. On the record date, there were approximately 200 shareholders of record of Uniservice common stock (approximately 20 of which are held in "street name") and approximately 2,850,000 shares of Uniservice common stock (including 1,450,000 share of class A common and 1,400,000 shares of class B common) were issued and outstanding.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER OR NOMINEE, WILL MY BROKER OR NOMINEE VOTE MY SHARES FOR ME?

A: Your broker or nominee will vote your shares only if you provide instructions on how you want your shares to be voted. You should follow the directions provided by your broker or nominee.

Q: CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY PROXY CARD?

A: Yes. You may change your vote by revoking your proxy at any time before the polls close at the special meeting. You can do this in one of three ways:

         (1)      timely delivery of a valid, later-dated proxy;

         (2) written notice addressed to Corporate Secretary, Uniservice Corporation, 350 East Las Olas Boulevard, Suite 1700, Fort Lauderdale, Florida 33301, before the special meeting that you have revoked your proxy; or

         (3) attendance at the special meeting in person and completing a ballot.

         You may not revoke your proxy by simply attending the special meeting unless you complete a ballot. If you have instructed a broker or nominee to vote your shares, you must follow directions from your broker or nominee to change those instructions.

Q: WHAT DO I NEED TO DO NOW?

A: Please vote your shares as soon as possible, so that your shares are represented at the special meeting. TO VOTE YOUR SHARES, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND PROMPTLY RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE. If you attend the special meeting, you may vote in person if you wish by completing a ballot at the special meeting, whether or not you have already signed, dated and returned your proxy card. Please review this proxy statement for more complete information regarding the matters proposed for your consideration at the special meeting.

Q: WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have any questions regarding the matters discussed in this proxy statement or if you would like additional copies of this proxy statement or if you have questions about how to complete and return your proxy card, you should call Uniservice's corporate counsel at (954) 763-1200, ext. 7879.

                                     SUMMARY

         The following is a summary of certain information contained elsewhere in this proxy statement. The following summary is not intended to be complete and is qualified in its entirety by reference to the more detailed information contained in this proxy statement and in the attached Appendices. You are urged to review the entire proxy statement carefully. References in this Summary and throughout the proxy statement to "we," "us," "Uniservice," or the "Company" refer to Uniservice Corporation. References to "AAG" refer to Associated Automotive Group, Inc. Uniservice has supplied all information contained in this proxy statement relating to Uniservice and its subsidiaries, and AAG has supplied all information in this proxy statement relating to Associated Automotive Group, Inc. and its subsidiaries. Neither Uniservice nor AAG makes any representation as to information contained herein supplied by the other company.

                               THE SPECIAL MEETING

DATE, TIME AND PLACE

         The special meeting will be held on __________, ____________, 2001 at 1:00 p.m. (Florida time) at 350 East Las Olas Blvd., Fort Lauderdale, Florida 33301

RECORD DATE; SHAREHOLDERS ENTITLED TO VOTE

         Only holders of issued and outstanding shares of Uniservice's common stock on [RECORD DATE], (the "Record Date") are entitled to notice of and to vote at the special meeting or at any adjournment or postponement thereof. As of the Record Date, there were approximately 2,850,000 shares of Uniservice common stock outstanding, held of record by approximately 200 shareholders. 1,450,000 shares of class A common stock were outstanding and 1,400,000 shares of class B common stock were outstanding. Our class B common stock is held by Ricardo Vilensky, our majority shareholder and chief executive officer. Class B shares have super voting rights. The presence, in person or by proxy, at the special meeting of the holders of a majority of the outstanding shares of Uniservice's common stock is necessary to constitute a quorum at the special meeting.

PURPOSE OF THE SPECIAL MEETING

         At the Special Meeting, you will be asked to:

         1. approve the sale of substantially all the assets of Uniservice by selling Uniservice's Chilean subsidiaries pursuant to the terms of a stock purchase agreement between Uniservice and Ricardo Vilensky,

         2. approve the issuance of in excess of 19.99% of the presently issued and outstanding common stock of Uniservice and change in control of Uniservice in connection with our acquisition of Associated Automotive Group, Inc. pursuant to a share exchange agreement,

         3. to amend our articles of incorporation to increase our authorized capital stock from 30,000,000 shares to 87,000,000 shares, increasing our authorized class A common stock to 80,000,000 shares;

         4. to amend our articles of incorporation to change our name to Associated Automotive Group Incorporated; and

         5. other business which may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.

SHAREHOLDER APPROVAL OF THE SALE OF ASSETS, SHARE EXCHANGE, AND AMENDMENTS TO OUR ARTICLES

         Approval of the sale of assets requires the affirmative vote of at least a majority of all issued and outstanding shares of Uniservice common stock. Approval of the share exchange requires an affirmative vote of the majority of votes cast at the special meeting. Approval of the amendment to our articles of incorporation changing our corporate name must be approved by a plurality of votes at our special meeting. Approval of the amendment to our articles of incorporation increasing our capital sock requires the affirmative vote of our class A common stock and class B common stock, voting as separate groups at our special meeting. It is expected that all 1,404,000 shares of common stock owned by our officers and directors, which is approximately 49% of the total number of beneficially owned shares of Uniservice's common stock and 92% of the voting shares of Uniservice, will be voted in favor all proposals. Ricardo Vilensky, to whom all or substantially all of the assets of Uniservice are being sold, is also the beneficial owner of approximately 49% of the common stock of Uniservice and 92% of the voting interest in Uniservice.

UNISERVICE

         Uniservice is presently in the fast food business, operating over 30 KFC restaurants in Chile under franchise agreements with Tricon Restaurants International. On August 8, 2001, Uniservice announced it would seek to divest itself of its KFC restaurants and acquire a new operating company with the goal of enhancing shareholder value.

                          SUMMARY OF THE SALE OF ASSETS

         Uniservice is a holding company that owns and operates a 99.9% interest in three Chilean subsidiaries: Kentucky Foods Chile Ltda.; Administradora de Equipos, Maquinarias y Rentas Inmobiliarias Ltda.; and Administradora de Servicios de Personal Millantue Ltda. (collectively "Kentucky Foods Chile"). KFC Chile holds the franchise rights to Kentucky Foods in Chile. The stock purchase agreement governing the terms and conditions of the sale of assets provides for the sale of all of Uniservice's stock interest in KFC Chile for 825,000 shares of Ricardo Vilensky's Uniservice class B common stock.

                          SUMMARY OF THE SHARE EXCHANGE

ASSOCIATED AUTOMOTIVE GROUP, INC.

         AAG, a Delaware corporation, is a holding corporation, formed to own and operate various dealerships, accessory and other automotive businesses throughout the United States. AAG currently operates through its wholly owned subsidiary, Motorcars of South Florida, Inc., an exotic car dealership located in Delray Beach, Florida.

         As of June 30, 2001, all of AAG's 5,266,667 issued and outstanding shares of common stock were held by an aggregate of four shareholders. No public market exists for AAG's common stock.

         AAG is headquartered in Delray Beach, Florida and its telephone number is (561) 279-8700.

RECOMMENDATION OF UNISERVICE'S BOARD OF DIRECTORS; REASONS FOR THE SHARE
EXCHANGE

         On or about October 1, 2001, Uniservice's board of directors, subject to receiving an independent fairness opinion, determined that the share exchange agreement and the transactions contemplated by the share exchange agreement, including the sale of assets and the amendment to the articles of incorporation, were advisable, fair to and in the best interests of Uniservice and its shareholders. In reaching its conclusion, the board considered several factors, including: (1) Uniservice currently does not have cash flow or borrowing power sufficient to grow its KFC operations. Moreover, because of illiquidity and its low stock price, Uniservice's stock has not been sufficiently attractive to serve as currency to fund investments. As a "small cap" company, Uniservice has had difficulty raising capital through equity offerings because there has been very little institutional interest in its stock; and (2) Uniservice believes that AAG's operations and business prospects offer its shareholders a greater chance of maximizing shareholder value than if Uniservice continued with its current operations. Having determined that Uniservice no longer has a ready means by which to fund future growth central to its business plan, Uniservice's board of directors has determined that it is in Uniservice's best interests to dispose of all of its KFC operations.

ASSOCIATED AUTOMOTIVE GROUP'S REASONS FOR THE SHARE EXCHANGE

         On October 1, 2001, the board of directors and shareholders of AAG unanimously approved the share exchange agreement and the transactions contemplated in the share exchange agreement, determining they were advisable and in the best interests of AAG and its shareholders. In reaching its conclusion, AAG's board of directors and shareholders considered the liquidity provided to its shareholders that the share exchange may afford, as well as the increased ability that AAG will have to raise additional capital if and when that becomes necessary.

TERMS OF THE SHARE EXCHANGE

         General. Pursuant to the terms of the share exchange agreement, the shareholders of AAG will exchange their wholly owned interest in AAG for an aggregate of 9,333,334 shares of Uniservice class A common stock. Upon the closing of the share exchange, AAG will then be a wholly-owned subsidiary of Uniservice.

         Upon the consummation of the transactions contemplated by the share exchange agreement, in exchange for their shares of AAG common stock, the AAG shareholders will receive one share of Uniservice common stock for each .564 share of AAG stock owned or held.

         There are no options nor warrants to purchase shares of AAG common stock. See "Approval of the Share Exchange Agreement - The Share Exchange -- Effects of the Share Exchange" "Approval of the Share Exchange Agreement -- The Share Exchange Agreement -- Certain Conditions to Consummation of the Share Exchange" for a more detailed discussion.

         The share exchange will become effective upon approval of Uniservice shareholders. Assuming all conditions to the share exchange are satisfied or waived, it is anticipated that the share exchange will be completed within one week of the special meeting. At the effective time of the share exchange.

         Conditions to Closing. In addition to other conditions to consummation of the share exchange customary to agreements of this type, the share exchange agreement provides that the obligations of the parties to effect the share exchange are subject to the satisfaction, among others, of the following conditions, any of which may be waived by the parties:

         -    the approval of each  shareholder of AAG;

         - the approval of Uniservice shareholders to issue greater than 19.99% of its common stock and the change in control of Uniservice in connection with the share exchange agreement;

         - Nasdaq shall not have provided any notice to Uniservice that the proposed share exchange will prevent the continued listing of Uniservice's common stock on the Small Cap Market;

         - AAG shall not have outstanding more than 5,700,000 shares of its common stock outstanding;

         - Uniservice shall not have more than 2,850,000 shares outstanding (excluding 1,610,000 shares of common stock underlying common stock purchase warrants) immediately prior to the effective time of the share exchange; and

         - Uniservice shall have completed the sale of assets or otherwise disposed of all of its assets.

         - Uniservice shall have amended its articles of incorporation, increasing its authorized capital stock and changing its name to Associated Automotive Group Incorporated.

         Termination of the share exchange agreement. The share exchange agreement may be terminated by either party if:

         - the shareholders of either company do not approve the requisite transactions contemplated by the share exchange agreement;

         - the share exchange has not been consummated by December 31, 2001, or a later date mutually agreed upon;

         - there has been a material misrepresentation, breach of warranty or breach of a covenant by the other party; or

         - there has been a material adverse change in the financial condition of the other party.

MANAGEMENT OF UNISERVICE AFTER THE SHARE EXCHANGE

         Uniservice has agreed that, as of the effective time of the share exchange, the directors and all officers of Uniservice will resign, except for Sergio Vivanco, who will remain a director. Mr. Vivanco, as the sole remaining director of Uniservice, will appoint Barry Tenzer and David Jacoby, each of whom is currently a director of AAG, to serve as members of the board of directors until the next annual meeting of the shareholders. Immediately thereafter, Mr. Vivanco will resign and the newly-comprised board of directors will elect those individuals serving as officers of AAG immediately preceding the effective time of the share exchange as officers of Uniservice. Biographical information concerning the new directors is set forth in "Approval of the Share Exchange Agreement -- The Management of Uniservice and the Surviving Company After the Share Exchange."

INTERESTS OF CERTAIN PERSONS IN THE SHARE EXCHANGE

         Certain individuals who will serve as directors and executive officers of Uniservice following the effective time of the share exchange currently own no shares of Uniservice's common stock. Assuming there is no adjustment in the exchange ratio, following the share exchange the current and future directors and executive officers will be deemed to have such beneficial ownership of common stock as follows:

                                             Shares Owned Prior                      Shares Owned After
                                              to Effective Date                        Effective Date
         Name                           Number            Percentage            Number           Percentage
         ----                           ------            ----------            ------           ----------
Ricardo Vilensky                         1,400,000            49%                575,000 (1)        5.1%
Mauricio Aguirre                             2,000            *                    2,000            *
Sergio Vivanco                               2,000            *                    2,000            *
Juan Carlos Cerda                              -0-            -0-                    -0-            -0-
Fernando Abud                                  -0-            -0-                    -0-            -0-
Barry Tenzer                                   -0-            -0-              7,535,461            66.3%
David Jacoby                                   -0-            -0-              1,329,787            11.7%

------------------
*  less than 1%

(1) Assumes exchange of shares in connection with sale of assets and conversion of class B shares to class A. In addition, immediately subsequent to the Effective Date, Mr. Vilensky has agreed to sell 500,000 shares to a party designated by AAG in consideration for $150,000 for accrued legal expenses of Uniservice. Mr. Vilensky has a put option to AAG for the balance of the 75,000 shares at $____ per share for a four month period.

FAIRNESS OPINION

         Werbel-Roth Securities, Inc. ("Werbel-Roth") provided its opinion to Uniservice's board of directors that, as of the date of its opinion, the consideration to be paid by Uniservice is fair from a financial perspective to Uniservice's shareholders. The full text of Werbel-Roth's opinion is attached to this proxy statement as Appendix D. In reaching its conclusion, Werbel-Roth reviewed various corporate and public documents and performed other financial studies and analyses. See "Approval of the Share Exchange Agreement - The Share Exchange Agreement -- Fairness Opinion."

ACCOUNTING TREATMENT

         The share exchange will be accounted for as the exchange of stock by AAG shareholders in exchange for newly issued shares of common stock of Uniservice.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         It is intended that the share exchange will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"). It is not expected that the share exchange will result in any federal income tax consequences to shareholders of Uniservice other than any shareholders exercising dissenter's rights under the FBCA. See "Approval of the Share Exchange Agreement -- Certain Federal Income Tax Effects."

REGULATORY APPROVAL

         Uniservice and AAG each believe that no regulatory approvals are or will be required in connection with the share exchange.

                              SUMMARY OF AMENDMENTS
                        TO THE ARTICLES OF INCORPORATION

         The corporate name change and increase in authorized capital stock are conditions to the share exchange.

                             MARKET FOR COMMON STOCK

         Uniservice's common stock and common stock purchase warrants are currently traded on the NASDAQ SmallCap Market System under the symbol "UNSRA" and "UNSRW", respectively. No established trading market exists for AAG's common stock.

         The closing sale price per share of Uniservice's common stock, as reported on the NASDAQ SmallCap Market System on __________, 2001, the last full trading day before the execution of the share exchange agreement by Uniservice, was $_________.

         The following table sets forth the high and low bid quotations for Uniservice's common stock for the periods indicated. These quotations, as reported by the Nasdaq Stock Market, reflect prices between dealers, do not include retail mark-ups, markdowns, or commissions, and may not necessarily represent actual transactions.

Period                                                                 High             Low
------                                                                 ----             ---
August 4, 1998 through quarter ended December 31, 1998                 $5.63            $2.37
Quarter ended March 31, 1999                                           $3.90            $3.25
Quarter ended June 30, 1999                                            $3.75            $2.80
Quarter ended September 30, 1999                                       $3.25            $1.70
Quarter ended December 31, 1999                                        $2.75            $1.75
Quarter ended March 31, 2000                                           $2.75            $2.00
Quarter ended June 30, 2000                                            $2.90            $1.65
Quarter ended September 30, 2000                                       $2.75            $1.50
Quarter ended December 31, 2000                                        $2.86            $1.38
Quarter ended March 31, 2001                                           $2.31            $2.00
Quarter ended June 30, 2001                                            $1.75            $0.52
Quarter ended September 30, 2001                                       $2.60            $0.50

           CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING INFORMATION

         Certain information contained in this proxy statement which does not relate to historical financial information may be deemed to constitute forward looking statements. The words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "believe" or similar expressions identify "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (as amended). This proxy statement contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of each of Uniservice and AAG, and the effect of the share exchange. Because such statements are subject to risks and uncertainties, actual results may differ materially from historical results and those presently anticipated or projected. Uniservice's shareholders are cautioned not to place undue reliance on such statements, which speak only as of the date hereof. Among the factors that could cause actual results in the future to differ materially from any opinions or statements expressed with respect to future periods are those described in the section of this proxy statement entitled "Risk Factors." Neither Uniservice nor AAG undertakes any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                               THE SPECIAL MEETING

GENERAL

         This proxy statement is being furnished to shareholders of Uniservice by selling Uniservice's Chilean subsidiaries in connection with the solicitation of proxies by the board of directors of Uniservice for use at the special meeting to be held on [MEETING DATE] at 1:00 p.m. (Florida time) at 350 East Las Olas Blvd., Fort Lauderdale, Florida 33301, and at any adjournment or postponement thereof. The approximate date on which these proxy materials were first sent or given to shareholders of Uniservice was [MAILING DATE].

MATTERS TO BE CONSIDERED

         The matters to be considered at the special meeting are the following:

         1. the sale of substantially all the assets of Uniservice pursuant to the terms of a stock purchase agreement between Uniservice and Ricardo Vilensky,

         2. to approve the issuance of in excess of 19.99% of the presently issued and outstanding common stock of Uniservice and change in control of Uniservice in connection with our acquisition of Associated Automotive Group, Inc.,

         3. to amend our articles of incorporation to increase our authorized capital stock from 30,000,000 shares to 87,000,000 shares, increasing our authorized class A common stock to 80,000,000 shares;

         4. to amend our articles of incorporation to change our name to Associated Automotive Group Incorporated; and

         5. other business which may properly come before the special meeting or any adjournment or postponement of the special meeting.

RECORD DATE; SHAREHOLDERS ENTITLED TO VOTE; VOTING; QUORUM

         Uniservice has fixed [RECORD DATE], as the record date for the determination of the holders of Uniservice's common stock entitled to notice of and to vote at the special meeting. Only holders of Uniservice's common stock on the Record Date will be entitled to notice of and to vote at the special meeting and at any adjournment or postponement thereof. As of the Record Date, there were approximately 2,850,000 shares of Uniservice's common stock outstanding, held by approximately 200 shareholders of record (approximately 20 of which are held in "street name"). Each holder of record of class A common stock is entitled to cast one vote per share of stock on all matters properly submitted for the vote of Uniservice's shareholders, exercisable in person or by properly executed proxy, at the special meeting. Each holder of record of class B common stock (Ricardo Vilensky) is entitled to cast ten votes per share of stock. Except for Proposal Three, Class A and Class B shareholders will vote as a single voting group.

         The presence, in person or by proxy, of holders of a majority of the shares of Uniservice common stock outstanding as of the Record Date constitutes a quorum for the transaction of business at the special meeting. In the event there are not sufficient votes for a quorum or to approve any proposals at the time of the special meeting, the special meeting may be adjourned in order to permit further solicitation of proxies. Abstentions will count towards quorum requirements.

         The sale of assets (Proposal One) must be approved by the affirmative vote of at least a majority of all of the issued and outstanding shares of Uniservice common stock. The share exchange and issuance of common stock (Proposal Two) must be approved by an affirmative vote of a majority of the shares voted at the special meeting. The amendment to the articles to increase the capital stock (Proposal Three) must be approved by an affirmative vote of the Class A shares and Class B shares, voting as separate voting groups at the special meeting. The amendment to the articles to charge Uniservice's corporate name (Proposal Four) must be approved by a plurality of votes at the special meeting. As to the sale of assets, share exchange and amendment to the articles, a shareholder may: (1) vote "FOR" the proposal, (2) vote "AGAINST" the proposal, or (3) "ABSTAIN" with respect to each proposal. A vote of "Abstain" has the same effect as a vote against Proposals One, Two and Three.

SOLICITATION

         Any person signing and returning the enclosed Proxy may revoke it at any time before it is voted by giving written notice of such revocation to Uniservice, or by voting in person at the Meeting. Pursuant to the share exchange agreement, the expense of soliciting proxies, including the cost of preparing, assembling and mailing the proxy materials to shareholders, will be assumed AAG. It is anticipated that solicitations of proxies for the special meeting will be made only by use of the mails; however, Uniservice may use the services of a proxy solicitation firm. Directors, officers and employees may also be used to solicit proxies personally or by telephone, without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy materials to the beneficial owners of Uniservice's shares held of record by such persons, and Uniservice will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in that connection.

         All shares represented by valid proxies will be voted in accordance therewith at the special meeting.

VOTING AND REVOCABILITY OF PROXIES

         Shares of Uniservice common stock represented by all properly executed proxies received at Uniservice's transfer agent prior to the date of the special meeting, will be voted as specified in the proxy. Unless contrary instructions are indicated on the proxy, the shares of common stock represented by such proxy will be voted "FOR" approval of the sale of assets, "FOR" approval of the share exchange agreement, and "FOR" the amendment to the articles of incorporation.

         The giving of the enclosed proxy does not preclude the right to vote in person should the shareholder giving the proxy so desire. A proxy may be revoked at any time prior to its exercise by (1) providing notice in writing to Uniservice's corporate secretary that the proxy is revoked; (2) presenting to Uniservice a later-dated proxy; or (3) by attending the special meeting and voting in person.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                                        Number of Shares
    Name of                             of Common Stock           Ownership               Voting
Beneficial Owner                       Beneficially Owned         Percentage            Percentage
----------------                       ------------------         ----------            ----------
Ricardo Vilensky                            1,400,000(1)                49%                   92%
Mauricio Aguirre                                2,000                     *                     *
Sergio Vivanco                                  2,000                     *                     *
Juan Carlos Cerda                                 -0-                   -0-                   -0-
Fernando Abud                                     -0-                   -0-                   -0-
All executive officers and
Directors as a group (5 persons)            1,404,000                   49%                   92%

--------------------
*        Less than 1%.

(1) Includes 1,400,000 shares of class B common stock that have 10 votes for each share of class B common stock held.

                                  PROPOSAL ONE:
                                 SALE OF ASSETS

         The following discussion summarizes certain aspects of the proposal to sell all or substantially all of Uniservice's assets to Ricardo Vilensky or an entity beneficially owned by Mr. Vilensky. The following is not a complete statement of the terms of the sale of assets and is qualified in its entirety by the stock purchase agreement, a copy of which is attached as Appendix A.

GENERAL

         Uniservice is a holding company that owns 99.99% of the outstanding stock of the following Chilean companies: Kentucky Foods Chile Ltda., Administradora de Equipos; Maquinarias y Rentas Inmobiliarias Ltda.; and Administradora de Servicios de Personal Millantue Ltda. (collectively "Kentucky Foods Chile"). Kentucky Foods Chile owns and operates over 30 KFC restaurants throughout Chile pursuant to franchise agreements with Tricon Restaurants International. The stock purchase agreement (attached as Appendix A to the proxy materials) provides for the sale of all of the issued and outstanding stock of Kentucky Foods Chile to Ricardo Vilensky for a total purchase price of 825,000 shares of Uniservice class B common Stock. Mr. Vilensky is the principal shareholder, chairman and chief executive officer of Uniservice.

BACKGROUND AND REASONS FOR SALE OF ASSETS

         Uniservice is proposing the sale of assets for several reasons. The disposition of all of Uniservice's assets is a condition to the consummation of the share exchange, as described in this proxy statement. In executing its business plan, Uniservice has grown its business through opening new restaurants. Currently, Uniservice does not have cash flow or borrowing capacity sufficient to pay for the costs and fees of opening new restaurants. Moreover, because of illiquidity and significant fluctuation in its stock price, Uniservice's stock has not been sufficiently attractive to serve as currency to fund its growth. As a Nasdaq SmallCap company, Uniservice has had difficulty raising capital through equity offerings because it has had very little institutional interest in its stock. Having determined that it no longer has a ready means by which to fund future growth central to its business plan, the board of directors has determined that it is in Uniservice's best interests to dispose of all or substantially all of Uniservice's KFC and restaurant related businesses.

STOCK PURCHASE AGREEMENT

         You are urged to review the stock purchase agreement, a copy of which is incorporated in and attached to this proxy statement as Appendix A, for a complete statement of the terms of the sale of assets. The following summary is qualified in its entirety by the stock purchase agreement.

EFFECTIVE DATE AND CONSEQUENCES OF THE SALE OF ASSETS

         The effective time of the sale of assets will immediately precede the closing of the share exchange. It is anticipated that the closing of the sale of assets will occur within one week of the date of the special meeting. Upon the consummation of the sale of assets, Uniservice will no longer own Kentucky Foods Chile.

REPRESENTATIONS, WARRANTIES AND COVENANTS

         The stock purchase agreement contains certain covenants of Vilensky relating to the continued operation of Kentucky Foods Chile and their assets. Such covenants shall survive for a period of three years.

RIGHTS OF UNISERVICE'S DISSENTING SHAREHOLDERS

         The proposed sale of assets is a corporate action which gives rise to dissenters' rights under the FBCA. A summary and discussion of dissenters' rights available to Uniservice shareholders is set forth in this proxy statement under the heading "Rights of Dissenting Shareholders." Dissenters' rights under the FBCA are attached to this proxy as Appendix E.

FAIRNESS OPINION

         The board of directors of Uniservice has obtained a fairness opinion as to the fair market value of the assets proposed to be sold upon consummation of the sale of assets. The fairness opinion is attached to this proxy statement as Appendix D.

         The board of directors engaged Werbel-Roth Securities, Inc. ("Werbel-Roth") to perform the fairness evaluation. Werbel-Roth has been engaged in the valuation of businesses and their securities in connection with share exchanges and acquisitions, public and private financing, and valuations for estate, corporate and other purposes.

         In connection with its analysis, Werbel-Roth reviewed various corporate and public documents, including but not limited to, the stock purchase agreement, Uniservice's financial statements, historical stock trading prices, and industry data, and performed such other financial studies, analyses, inquiries, and investigations as Werbel-Roth deemed appropriate.

         As a result of their analysis, Werbel-Roth is of the opinion, subject to assumptions and limitations set forth in Appendix D, that the consideration to be received by Uniservice as a result of the sale of assets is fair, from a financial point of view, to Uniservice and its shareholders.

         Furthermore, Werbel-Roth is of the opinion that the amount of consideration to be received by Uniservice as a result of the sale of assets was determined as a result of negotiations between Uniservice and Vilensky.

INTERESTS OF CERTAIN ENTITIES

         In considering the sale of assets, you should be aware that Ricardo Vilensky, through a majority owned subsidiary, currently owns approximately 51% of the Uniservice outstanding common stock and 92% of Uniservice's voting interest. Therefore, Mr. Vilensky, as a shareholder of Uniservice, has interests in the sale of assets in addition to, and different from, the interests of Uniservice's shareholders generally. Prior to the effective date of the sale of assets, Uniservice shall have received a written opinion acceptable to Uniservice in its sole discretion, stating that the consideration to be received by Uniservice pursuant to the stock purchase agreement is fair to Uniservice and its shareholders from a financial point of view.

BOARD RECOMMENDATION

         Uniservice's directors recommend that you approve the sale of assets. However, shareholders must consider the merits of the sale of assets independent of any recommendation of the board.

VOTE REQUIRED

         Approval of the sale of assets requires the affirmative vote of at least a majority of all of the issued and outstanding shares of Uniservice common stock. Because the sale of assets must be approved by an affirmative vote of a majority of all of the outstanding shares of Uniservice, a vote of "Abstain" has the same effect as a vote against the sale of assets.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE SALE OF ASSETS PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR ABSTENTION IS SPECIFICALLY INDICATED.

IN THE EVENT THAT THE SHARE EXCHANGE AGREEMENT IS NOT APPROVED BY THE SHAREHOLDERS AT THE SPECIAL MEETING OR THE SHARE EXCHANGE IS OTHERWISE ABANDONED PRIOR TO THE CONSUMMATION OF THE SALE OF ASSETS, THE SALE OF ASSETS WILL ALSO BE ABANDONED. SIMILARLY, THE SHARE EXCHANGE AGREEMENT WILL BE TERMINATED IF THE SALE OF ASSETS IS NOT APPROVED BY THE REQUISITE SHAREHOLDER VOTE AT THE SPECIAL MEETING.

                                  PROPOSAL TWO:
            APPROVAL OF THE SHARE EXCHANGE AGREEMENT (STOCK ISSUANCE)

         The following information describes the material aspects of the share exchange. This description does not purport to be complete and is qualified in its entirety by reference to the appendices attached hereto, including the share exchange agreement, which is attached to this proxy statement as Appendix B and is incorporated herein by reference. You are urged to read Appendix B in its entirety.

BACKGROUND OF THE SHARE EXCHANGE

         On August 8, 2001, Uniservice entered into a non-binding letter of intent to acquire 100% of the issued and outstanding stock of AAG. Negotiations subsequent to the letter of intent led to definitive agreements concerning the share exchange. Prior to negotiating the letter of intent, neither Uniservice nor any of its subsidiaries or affiliates were involved in any negotiations, transactions, share exchanges, acquisitions, or consolidations with AAG or any of its affiliates.

         On ______________, the date of the share exchange agreement, Uniservice will receive shares of AAG common stock in exchange for 9,333,334 shares of Uniservice class A common stock.

UNISERVICE'S REASONS FOR THE SHARE EXCHANGE

         In March 2001, Uniservice's board of directors met to consider and evaluate the economic conditions for the company. While Uniservice operates over 30 KFC restaurants throughout Chile, economic conditions in Chile have adversely affected its ability to grow in what its management saw as a difficult financial climate for the restaurant industry in Chile. In April 2001, the board began to evaluate restructuring alternatives. The board of directors evaluated several opportunities. On August 1, 2001, Uniservice was introduced to AAG. Shortly after this introduction, the parties entered into a non-binding letter of intent to facilitate a share exchange between the companies, and on ___________, 2001, the parties executed the share exchange agreement. Uniservice proposed the share exchange because it believes that the business prospects of AAG will afford Uniservice's shareholders a better opportunity to increase shareholder value than if Uniservice continued in the KFC restaurant business. The board of directors believes that if Uniservice sells its existing assets and invests, by way of the share exchange in AAG, Uniservice's shareholders are more likely to realize increased value.

ASSOCIATED AUTOMOTIVE GROUP'S REASONS FOR THE SHARE EXCHANGE

         The decision by AAG's board of directors and shareholders to enter into the share exchange agreement is based upon their conclusion that the share exchange affords AAG greater access to capital markets for the continued development of its services and greater liquidity for AAG shareholders.

THE SHARE EXCHANGE AGREEMENT

General Terms
-------------

         The share exchange agreement provides that, upon the satisfaction or waiver of certain conditions, all the shareholders of AAG will exchange their shares of AAG for an aggregate of 9,333,334 shares of Uniservice class A common stock. Following the share exchange, AAG will be a wholly-owned subsidiary of Uniservice. The share exchange will become effective upon Uniservice shareholder approval. It is anticipated that if all conditions of the share exchange have been satisfied or waived, the share exchange will be completed within one week of the special meeting. The delay in fulfilling any condition of the share exchange could delay the completion of the share exchange or result in the termination of the share exchange agreement.

Effects of the Share Exchange
-----------------------------

         Upon consummation of the share exchange, AAG will become a wholly-owned subsidiary of Uniservice. At the effective time of the share exchange, each outstanding share of AAG common stock will be exchanged for 1.772 shares of Uniservice class A common stock (subject to adjustment in certain events).

         Following the share exchange and assuming Uniservice's sale of assets, AAG will be a wholly-owned subsidiary of Uniservice.

         As of the Record Date, there were 5,266,667 shares of AAG common stock outstanding. Assuming each share of AAG common stock is exchanged for 1.772 shares of Uniservice common stock, based on the number of shares of AAG common stock outstanding as of the Record Date and assuming no change prior to the effective time of the share exchange, the aggregate number of shares of Uniservice common stock issuable to the shareholders of AAG would be 9,333,334, or approximately 82% of the Uniservice common stock outstanding immediately after the effective time of the share exchange (assuming no exercise of any of Uniservice's currently outstanding common stock purchase warrants). As a result, the shareholders of AAG will have significant control over Uniservice.

Fractional Shares
-----------------

         No fractional shares of Uniservice common stock shall be issued in exchange for shares of AAG common stock. In lieu thereof, fractional shares shall be rounded up to the nearest whole number

Effective Time
--------------

         If the share exchange agreement is adopted by the requisite vote of the shareholders of Uniservice and all of the other conditions described under "The Share Exchange Agreement -- Certain Conditions to Consummation" are satisfied or waived by one or both of the parties, as appropriate (and to the extent permitted by the share exchange agreement), then, unless the share exchange agreement is previously terminated, the share exchange will be consummated and become effective immediately following the special meeting.

         The share exchange agreement provides that Uniservice and AAG will cause the effective time to occur as promptly as practicable after the adoption by the shareholders of Uniservice and of AAG and the satisfaction or waiver of the other conditions described under "The Share Exchange Agreement -- Certain Conditions to Consummation," but in no event later than ten business days after all such conditions have been satisfied or waived, or on such other date as may be mutually agreed upon by the parties. There can be no assurance that all conditions to the share exchange will be satisfied. The share exchange agreement may be terminated prior to the effective date of the share exchange by either Uniservice or AAG in certain circumstances, whether before or after adoption of the share exchange agreement by the shareholders of Uniservice. See "The Share Exchange Agreement -- Termination."

Representations and Warranties
------------------------------

         Subject to certain specified exceptions, the share exchange agreement contains various representations and warranties of both Uniservice and AAG relating to, among other things:

         (1) the due organization, power and standing of Uniservice and AAG, and similar corporation matters;

         (2) the authorization, execution, delivery and performance by, and enforceability of the share exchange agreement against, Uniservice and AAG;

         (3) the absence of any provision of each party's articles or bylaws or any agreements, governmental authorizations, laws, regulations or orders in conflict with such party's authorization, execution, delivery or performance of the share exchange agreement;

         (4) the absence of any public body, court or authority's authorization, consent or approval required for the consummation of the share exchange by Uniservice and AAG;

         (5) the capital structure and the authorization and validity of the outstanding shares of capital stock of Uniservice and AAG;

         (6) the absence of certain changes or events with respect to Uniservice and AAG;

         (7) the absence of certain undisclosed liabilities of Uniservice and AAG;

         (8) the absence of pending or threatened actions against such party with respect to the share exchange;

         (9) the absence of claims for brokerage commissions, finders' fees, investment advisory fees or similar compensation based upon arrangements made by or on behalf of Uniservice or AAG with respect to the share exchange;

         (10) real property used or occupied by Uniservice and AAG;

         (11) title (including leasehold title) of Uniservice and AAG to, and the absence of liens against, certain properties and assets;

         (12) the filing of tax returns, the absence of tax audits, the payment of taxes and related tax matters by Uniservice and AAG;

         (13) certain material contracts to which Uniservice or AAG is a party and the absence of defaults and breaches with respect thereto;

         (14) the rights in certain intellectual property of Uniservice and AAG;

         (15) employee relations and certain other matters related to employees of Uniservice and AAG;

         (16) certain employee benefit plans and matters arising under the Employee Retirement Income Security Act of 1974, as amended;

         (17) insurance policies of Uniservice and AAG and certain matters related thereto;

         (18) certain transactions with affiliates of Uniservice and AAG;

         (19) compliance with applicable laws and possession of necessary permits by Uniservice and AAG; and

         (20) material disclosure by Uniservice and AAG.

         In addition, Uniservice has also made certain additional representations and warranties to AAG relating to, among other things, the following matters (which representations and warranties are subject, in certain cases, to specified exceptions):

         - the filing of reports and other documents with the SEC, the material compliance of such documents with SEC rules and regulations and the accuracy of the information contained therein;

         - the material compliance of this proxy statement with certain laws and the accuracy of the information contained therein; and

         - the authorization and validity of the shares of common stock to be issued pursuant to the share exchange agreement.

Certain Covenants
-----------------

         The Share exchange agreement also contains various other covenants, including the following:

         (1) The parties shall use all reasonable efforts to make all legally-required filings and take all other actions necessary, proper or advisable to consummate the share exchange;

         (2) Between the date of the share exchange agreement and the date this proxy statement was filed with the SEC, the parties were required to afford each other reasonable access to certain books, records and papers;

         (3) Prior to the closing of the share exchange and in the event the share exchange is never consummated, the parties are prohibiting from disclosing or using any confidential information received from the other party;

         (4) Uniservice is required to hold a special meeting of its shareholders to seek approval of the transactions contemplated by the share exchange agreement; each party is required to cooperate in the preparation of this proxy statement;

         (5) Neither Uniservice nor AAG shall knowingly take any action which would disqualify the share exchange as a tax-free reorganization under the Internal Revenue Code;

         (6) The parties shall cooperate regarding the substance of press releases and public announcements relating to the share exchange agreement;

         (7) The parties shall use reasonable efforts to maintain listing of Uniservice's common stock on the Nasdaq Small Cap Market System;

         (8) Subject to the fiduciary duties and legal obligations of the respective boards of directors of Uniservice and AAG, the parties shall each recommend approval of the share exchange agreement, and, in the case of Uniservice, the sale of substantially all of its assets and the amendment to Uniservice's articles of incorporation, and use all reasonable efforts to obtain approvals thereof from their respective shareholders;

         (9) The parties shall give prompt notice to each other with respect to certain events and determinations and discovery of certain information;

         (10) At the effective time of the share exchange, Uniservice shall deliver the voluntary resignations of its directors and executive officers, except that Sergio Vivanco shall remain on the board of directors;

         (11) The parties agreed that, following the effective time of the share exchange, they will not alter the rights of any current or former director of Uniservice who has a right to indemnification from Uniservice pursuant to its articles of incorporation or bylaws.

Limitations on Solicitation of Transactions
-------------------------------------------

         Pursuant to the share exchange agreement, Uniservice and AAG have each agreed that neither party nor any party's officers, directors or agents shall, directly or indirectly, encourage, solicit or initiate discussions or negotiations with, or engage in negotiations or discussions with, or provide non-public information to, any corporation, partnership, person or other entity or groups concerning any share exchange, sale of capital stock, sale of substantial assets or other business combination; provided that either party may engage in such discussion in response to an unsolicited proposal from an unrelated party if such party's board of directors determines, in good faith, after consultation with counsel, that the failure to engage in such discussions may constitute a breach of the fiduciary or legal obligations of such board of directors. Uniservice and AAG have each agreed to promptly advise the other party if it receives a proposal or inquiry with respect to the matters described above.

Certain Conditions to Consummation of the Share Exchange
--------------------------------------------------------

         The effective time of the share exchange shall occur only upon the satisfaction of numerous conditions by either Uniservice, AAG or both. The share exchange agreement provides that neither party is obligated to consummate the share exchange unless the following conditions are satisfied or mutually waived:

         (1) NASDAQ shall not have provided any notice to Uniservice that the listing of its common stock may be in jeopardy following the completion of the share exchange;

         (2) Each of AAG shareholders shall have completed and delivered to Uniservice an executed share exchange agreement, a subscription agreement and letter of representation in the form attached to the share exchange agreement;

         (3) There shall be no injunction or other order of any court and there shall not have been any law enacted prohibiting the transactions contemplated by the share exchange agreement;

         (4) Each party shall have obtained all necessary third party consents and approvals;

         (5) No action or proceeding shall be pending or threatened which would seek to prohibit the transactions contemplated by the share exchange agreement;

         (6) There shall not have been any general suspension of trading on the NASDAQ markets, a suspension of trading of Uniservice common stock or any other banking crisis or other national emergency; and

         (7) The offering of shares of Uniservice common stock to the AAG shareholders shall be exempt under the Securities Act.

Conditions to Uniservice's Obligations
--------------------------------------

         In addition to the conditions set forth above, the obligation of Uniservice to effect the share exchange is subject to the satisfaction of certain conditions at or prior to the effective time of the share exchange (unless waived by Uniservice), including without limitation:

         (1) The shareholders of AAG shall have approved the share exchange.

         (2) The representations and warranties of AAG contained in the share exchange agreement shall be true and correct on the closing date.

         (3) AAG shall have performed and complied with all the covenants and agreements contained in all material respects and satisfied in all material respects all the conditions required by the share exchange agreement to be performed or complied with by AAG at or prior to the effective time of the share exchange.

         (4) AAG shall not have more than 5,700,000 shares of its common stock outstanding and there shall be no outstanding options or warrants.

Conditions to AAG's Obligations
-------------------------------

         The obligation of AAG to effect the share exchange is subject to the satisfaction of certain conditions at or prior to the effective time of the share exchange (unless waived by AAG), including without limitation:

         (1) The shareholders of Uniservice shall have approved the share exchange, as well as the sale of assets and the articles of amendment, by the requisite votes.

         (2) The representations and warranties of Uniservice contained in the share exchange agreement shall be true and correct on the closing date.

         (3) Uniservice shall have performed and complied with all the covenants and agreements contained in all material respects and satisfied in all material respects all the conditions required by the share exchange agreement to be performed or complied with by Uniservice at or prior to the effective time of the share exchange.

         (4) Uniservice shall have disposed of all or substantially all of its assets and liabilities.

         (5) Uniservice shall have amended its articles of incorporation, increasing its authorized capital stock and changing its name to Associated Automotive Group Incorporated.

         (6) Uniservice shall not have more than 2,850,000 shares of its common stock outstanding on a fully-diluted basis, excluding 1,610,000 shares of common stock underlying outstanding common stock purchase warrants.

Termination of Share Exchange Agreement
---------------------------------------

         The share exchange agreement may be terminated at any time prior to the effective time of the share exchange:

         (1) by mutual consent of Uniservice or AAG;

         (2) by either Uniservice or AAG if:

             (a) the shareholders of either company do not give the requisite approvals to the transactions contemplated by the share exchange agreement;

             (b) the shareholders of Uniservice do not approve the share exchange, sale of assets, or amendment to the articles of incorporation;

             (c) the share exchange has not been consummated on or before December 31, 2001, or such later date as the parties may mutually agree;

             (d) there has been a material misrepresentation, breach of warrant or breach of covenant by the other party; and

             (e) there shall have been a material adverse change in the financial condition of the other party, or if an event shall have occurred which, as far as reasonably can be foreseen, would result in any such change.

Expenses
--------

         Whether or not the share exchange is consummated, all costs and expenses, including legal, accounting and investment banking fees and expenses, incurred in connection with the share exchange agreement will be paid by AAG. In addition, AAG shall be responsible for the costs and expenses relating to the printing and mailing of this proxy statement.

MANAGEMENT OF UNISERVICE AFTER THE SHARE EXCHANGE

         Pursuant to the share exchange agreement, the officers and all directors of Uniservice, except Sergio Vivanco, will, as of the effective time of the share exchange, resign. Mr. Vivanco, as the remaining director of Uniservice, will appoint to the board of directors, Barry Tenzer and David Jacoby, each of whom is currently a director of AAG and who will serve as a director of Uniservice until the next annual meeting of Uniservice's shareholders. Biographical information concerning the new directors is set forth below:

Barry Tenzer - age 69, graduated from Cornell University with a Bachelors of Arts Degree in 1953 and from New York University with an LLB, in 1956. Mr. Tenzer was admitted to the New York Bar Association in 1957 and practiced law in private practice until 1961. Since 1961, Mr. Tenzer has been involved in several public and private corporations, serving in varying capacities, from founder to general partner and from treasurer to chairman and chief executive officer. Mr. Tenzer has been actively involved in the day-to-day activities and operations of each entity in which he had an interest, including Motorcars of South Florida, Inc., of which he was the founder, in 1994.

David Jacoby - age 37, graduated from Fairleigh Dickinson University in 1988 with a bachelors degree in Business Administration. Mr. Jacoby, who has specialized in the exotic and highline automotive market for ten years, joined Motorcars of South Florida, AAG's wholly-owned subsidiary, at its inception in 1994.

INTERESTS OF CERTAIN PERSONS IN THE SHARE EXCHANGE

         The following table sets forth certain information regarding the beneficial ownership of Uniservice's common stock as of the Record Date, and as adjusted to give effect to the share exchange as if such transaction had occurred on such date, by those individuals who will serve as directors and by the directors and executive management of Uniservice (as a group) following the share exchange. See "Management of Uniservice After the Share Exchange." The number of shares reflected under shares to be issued include the shares issuable upon exercise of the warrants issued in the share exchange. Shares of common stock subject to options and warrants currently exercisable or exercisable within 60 days from the date hereof are deemed outstanding for computing the percentage of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person:

                                           SHARES BENEFICIALLY OWNED             SHARES BENEFICIALLY OWNED FOLLOWING
                                            PRIOR TO SHARE EXCHANGE                         SHARE EXCHANGE
                                            -----------------------                         --------------
       Name                                Number         Percentage                   Number         Percentage
       ----                                ------         ----------                   ------         ----------
Ricardo Vilensky                            1,400,000          49%                       575,000         5.1%
Mauricio Aguirre                                2,000           *                          2,000           *
Sergio Vivanco                                  2,000           *                          2,000           *
Juan Carlos Cerda                                 -0-          -0-                           -0-          -0-
Fernando Abud                                     -0-          -0-                           -0-          -0-
Barry Tenzer                                      -0-          -0-                     7,535,461         66.3%
David Jacoby                                      -0-          -0-                     1,329,787         11.7%

-----------------
*  Less than 1%

(1) Assumes exchange of shares in connection with sale of assets, and conversion of Class B shares to Class A. In addition, immediately subsequent to the Effective Date, Mr. Vilensky has agreed to sell 500,000 shares to a party designated by AAG in consideration for $150,000 for accrued legal expenses of Uniservice. Mr. Vilensky has a put option to AAG for the balance of the 75,000 shares for a four month period.

FAIRNESS OPINION

         The Board of Directors of Uniservice has obtained a fairness opinion from Werbel-Roth Securities, Inc. ("Werbel-Roth") as to consideration to be received by Uniservice in connection with the share exchange. The fairness opinion is attached to this proxy statement as Appendix D.

         Werbel-Roth elected to apply various financial analyses in connection with its evaluation of the share exchange, including, but not limited to a comparison of the consideration and the implied valuation of AAG to the market capitalization of public companies with operating and financial characteristics comparable to those of AAG.

         In connection with its analysis, Werbel-Roth reviewed various corporate and public documents, including but not limited to, AAG's financial statements, and industry data, and performed such other financial studies, analyses, inquiries and investigations as Werbel-Roth deemed appropriate.

         As a result of their analysis, it is Werbel-Roth's opinion, subject to assumptions and limitations set forth in Appendix D, that the consideration to be received by Uniservice in connection with the share exchange is fair, from a financial point of view, to Uniservice and its shareholders. AAG has advised Werbel-Roth that operating under the constraints of a public company, thereby eliminating a variety of the owner's expenses and fees, AAG would have been profitable and AAG management would therefore value AAG trading as a public corporation at approximately $45,000,000. Werbel-Roth believes that if AAG management successfully implements its business plan, such a valuation is conservative.

         The consideration to be received by Uniservice as a result of the share exchange was determined as a result of arms length negotiations between Uniservice and AAG.

COMPENSATION OF FINANCIAL ADVISOR

         Except for a fee paid for the fairness opinion, no compensation was paid to any financial advisor.

REGULATORY APPROVAL

         Uniservice and AAG each believe that, excluding Nasdaq, no regulatory approvals are or will be required in connection with the share exchange.

ACCOUNTING TREATMENT

         The share exchange will be accounted for as a stock for stock exchange.

BOARD RECOMMENDATION

         The board of directors of Uniservice has determined that the terms and conditions of the share exchange are fair from a financial point of view to Uniservice's shareholders. The board of directors has approved the share exchange agreement.

VOTE REQUIRED

         The share exchange must be approved by the affirmative vote of the votes cast at the special meeting. Because the share exchange must be approved by an affirmative vote of the votes cast at the special meeting, a vote of "Abstain" has the same effect as a vote against the share exchange.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE SHARE EXCHANGE UNLESS A VOTE AGAINST THE SHARE EXCHANGE OR ABSTENTION IS SPECIFICALLY INDICATED.

IN THE EVENT THAT THE SHARE EXCHANGE AGREEMENT IS NOT APPROVED BY THE SHAREHOLDERS AT THE SPECIAL MEETING, THE SALE OF ASSETS AND AMENDMENTS TO OUR ARTICLES WILL BE ABANDONED. SIMILARLY, THE SHARE EXCHANGE AGREEMENT MAY BE TERMINATED IF THE SALE OF ASSETS OR AMENDMENTS TO THE ARTICLES OF INCORPORATION ARE NOT APPROVED AT THE SPECIAL MEETING.

                                 PROPOSAL THREE:
                    APPROVAL OF AMENDMENT TO THE ARTICLES OF
                      INCORPORATION TO INCREASE AUTHORIZED
                                  COMMON STOCK

GENERAL

         On October 1, 2001, the board of directors approved a proposal to amend Uniservice's articles of incorporation to increase the number of authorized shares of common stock from 30,000,000 shares to 87,000,000 shares, including increasing the number of authorized shares of class A common stock from 20,000,000 shares to 80,000,000 shares. The board further decreed that the proposal be submitted to the stockholders with the recommendation that the amendment be approved. If Proposal 3 is approved by Uniservice's stockholders, the newly authorized shares of common stock will have voting and other rights identical to the currently authorized shares of class A common stock. The text of the proposed amendment is set forth in Appendix C attached to this proxy statement.

         Of the 30,000,000 currently authorized shares of common stock, 20,000,000 shares were designated class A and 2,000,000 shares were designated class B. As of the date of this proxy statement, 2,850,000 common stock shares, consisting of 1,450,000 class A and 1,400,000 class B, were issued and outstanding. Uniservice has also reserved 200,000 shares of class A common stock for issuance under its stock option plan and 1,610,000 shares for common stock underlying common stock purchase warrants. In addition, if the share exchange disclosed in this proxy statement effectuated, an additional 9,333,667 shares of class A common stock will be issued, while an aggregate of 825,000 shares of class B common stock will be returned to treasury in accordance with the share exchange and sale of assets.

REASON FOR THE AMENDMENT

         The Amendment is a condition of the share exchange. If this proposal is approved by the stockholders, Uniservice proposes to utilize the additional shares of authorized common stock, from time to time, as the need may arise, in connection with future opportunities for expanding Uniservice's new business through investments or acquisitions, equity financing, management incentive and employee benefit plans, and for other purposes. As of this date Uniservice does not have any specific plans (excluding the transactions described in this proxy statement) for the issuance of additional shares of common stock that would result from the approval of this proposal.

         Authorized but unissued shares of the common stock may be issued at such times, for such purposes and for such consideration as the board of directors may determine to be appropriate without further authority from Uniservice's stockholders, except as otherwise required by applicable corporate law or stock exchange policies.

APPROVAL OF SHAREHOLDERS

         The amendment to the articles of incorporation must be approved by the affirmative vote of the votes cast by the Class A shareholders and Class B shareholders, voting as separate voting groups at the special meeting. Under Florida law, an amendment to increase the aggregate number of authorized shares of a class entitles that class to vote as a separate class. Because the articles of amendment must be approved by a majority of the votes cast at the special meeting, a vote of "Abstain" has the same effect as a vote against the amendment to the articles.

BOARD RECOMMENDATION

         The Board of Directors recommends a vote "For" the adoption of the amendment to Uniservice's articles of incorporation increasing Uniservice's authorized shares of common stock.

                                 PROPOSAL FOUR:
                    APPROVAL OF AMENDMENT TO THE ARTICLES OF
                    INCORPORATION TO CHANGE UNISERVICE'S NAME

GENERAL

         On October 1, 2001, the board of directors approved a proposal to amend Uniservice's articles of incorporation to change Uniservice's name to Associated Automotive Group Incorporated The board further decreed that the proposal be submitted to the stockholders with the recommendation that the amendment be approved. If Proposal 4 is approved by Uniservice's stockholders, Associated Automotive Group Incorporated will be our company's new name. The text of the proposed amendment is set forth in Appendix C attached to this proxy statement.

REASONS FOR THE AMENDMENT

         Our board of directors has proposed the articles of amendment to change our corporate name because it is a condition to the share exchange. In addition, Associated Automotive Group Incorporated more accurately represents the business of AAG.

APPROVAL OF SHAREHOLDERS

         The amendment to the articles of incorporation must be approved by a plurality of the votes cast at the special meeting.

BOARD RECOMMENDATION

         The Board of Directors recommends a vote "For" the adoption of the amendment to Uniservice's articles of incorporation changing Uniservice's name to Associated Automotive Group Incorporated.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Uniservice and AAG expect that the share exchange and sale of assets will be treated as a tax-free reorganization within the meaning of the Code, and that no income, gain or loss will be recognized by Uniservice or its shareholders as a result of the consummation of either transaction other than shareholders exercising dissenters' rights under the Florida Business Corporation Act (FBCA) with respect to the sale of assets. Such dissenting shareholders of Uniservice may be subject to state and federal taxation as described below.

         Under currently existing provisions of the Code, the Treasury Regulations promulgated thereunder, applicable judicial decisions and administrative rulings, all of which are subject to change, the federal income tax consequences described below are expected to arise in connection with the exercise of dissenters' rights. Due to the complexity of the Code, the following discussion is limited to the material federal income tax aspects of the proposed sale of assets for a Uniservice shareholder who properly exercises his or her dissenters' rights under the FBCA, who is a citizen or resident of the United States and who, on the date of disposition of such holder's shares of common stock, holds such shares as a capital asset. The general tax principles discussed below are subject to retroactive changes that may result from subsequent amendments to the Code. The following discussion does not address the material federal income tax aspects of the sale of assets for any dissenting shareholder who is not a citizen or resident of the United States. The following discussion does not address potential foreign, state, local and other tax consequences, nor does it address taxpayers subject to special treatment under the federal income tax laws, such as life insurance companies, tax-exempt organizations, S corporations, trusts, and taxpayers subject to the alternative minimum tax. In addition, the following discussion may not apply to dissenting shareholders who acquired their shares upon the exercise of employee stock options or otherwise as compensation. Uniservice has not requested the IRS to rule or issue an opinion on the federal income tax consequences of the share exchange or the sale of assets.

ALL SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, FOREIGN, STATE, AND LOCAL TAX CONSEQUENCES OF THE DISPOSITION OF THEIR SHARES IN THE SHARE EXCHANGE.

         For federal income tax purposes, the exchange of Uniservice common stock for cash pursuant to the proposed sale of assets will be treated as a distribution in redemption of common stock from each holder of Uniservice's common stock who properly exercises dissenter's rights, subject to the provisions of Section 302 of the Code. Under the rules of Section 302, the determination of whether the exchange of common stock for cash pursuant to the exercise of dissenters' rights has the effect of a distribution of a dividend will be made, on a shareholder by shareholder basis, by comparing the proportionate, percentage interest of a shareholder after the share exchange with the proportionate, percentage interest of such shareholder before such transaction. In making this comparison, there must be taken into account (a) any other shares of common stock actually owned by such shareholder, and (b) any such shares considered to be owned by such shareholder by reason of the constructive ownership rules set forth in Section 318 of the Code. These constructive ownership rules apply in certain specified circumstances to attribute ownership of shares of a corporation from the shareholder actually owning the shares, whether an individual, trust, partnership or corporation, to certain members of such individual's family or to certain other individuals, trusts, partnerships or corporations. Under these rules, a shareholder is also considered to own any shares with respect to which the shareholder holds stock options.

         Under applicable IRS guidelines, such a redemption involving a holder of a minority interest in Uniservice whose relative stock interest in Uniservice is minimal, who exercises no control over the affairs of Uniservice and who experiences a reduction in the shareholder's proportionate interest in Uniservice, both directly and by application of the foregoing constructive ownership rules, generally will not be deemed to have resulted in a distribution of a dividend under the rules set forth in Section 302(b)(1) of the Code. Accordingly, the federal income tax consequences to Uniservice's shareholders who exercise dissenters' rights will generally be as follows:

             (a) Assuming that the shares of common stock exchanged by a dissenting shareholder for cash in connection with the sale of assets are capital assets in the hands of the dissenting shareholder at the effective date of the share exchange (and the exchange does not result in a distribution of a dividend under Section 302 of the Code), such dissenting shareholder may recognize a capital gain or loss by reason of the consummation of the share exchange.

             (b) The capital gain or loss, if any, will be long-term with respect to shares of common stock held for more than twelve (12) months as of the effective date of the share exchange, and short-term with respect to such shares held for twelve (12) months or less.

             (c) The amount of capital gain or loss to be recognized by each dissenting shareholder will be measured by the difference between the amount of cash received by such dissenting shareholder in connection with the exercise of dissenters' rights and such dissenting shareholder's adjusted tax basis in the common stock at the effective date of the share exchange.

             (d) An individual's long-term capital gain is subject to federal income tax at a maximum rate of 20 percent, while any capital loss can be offset only against other capital gains plus $3,000 of other income in any tax year ($1,500 in the case of a married individual filing a separate return). Capital losses in excess of these limits can be carried forward to future years.

             (e) A corporation's long-term capital gain is subject to federal income tax at a maximum rate of 35%, while any capital loss can be offset only against other capital gains in any tax year, subject to the carryback and carryforward rules of the Code.

         Cash payments made pursuant to the sale of assets will be reported to the extent required by the Code to dissenting shareholders and the IRS. Such amounts will ordinarily not be subject to withholding of U.S. federal income tax. However, backup withholding of such tax at a rate of 31% may apply to certain dissenting shareholders by reason of the events specified in Section 3406 of the Code and the Treasury Regulations promulgated thereunder, which include failure of a dissenting shareholder to supply Uniservice or its agent with such dissenting shareholder's taxpayer identification number. Accordingly, Uniservice dissenting shareholders (or other payees) will be asked to provide the dissenting shareholder's taxpayer identification number (social security number in the case of an individual, or employer identification number in the case of other dissenting shareholders of Uniservice) on a Form W-9 and to certify that such number is correct. Withholding may also apply to Uniservice dissenting shareholders who are otherwise exempt from such withholding, such as a foreign person, if such person fails to properly document its status as an exempt recipient. Each dissenting shareholder of Uniservice, and, if applicable, each other payee, should complete and sign a Form W-9 to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is proved in a manner satisfactory to Uniservice.

THE FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE ARE FOR GENERAL INFORMATION ONLY. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO YOU AS A RESULT OF THE PROPOSED TRANSACTIONS (INCLUDING THE APPLICABILITY AND EFFECT OF FOREIGN, STATE, LOCAL AND OTHER TAX LAWS).

                    CERTAIN INFORMATION CONCERNING UNISERVICE

INCORPORATION BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you about Uniservice by referring you to documents that we have previously filed with the SEC. The information incorporated by reference is considered to be a part of this proxy statement. Any later information that we file with the SEC will automatically update and supersede the information contained in this proxy statement. If you desire a copy of any document incorporated by reference but not delivered to you as part of this proxy statement, upon written or oral request to Uniservice Corporation, 350 East Las Olas Boulevard, Suite 1700, Fort Lauderdale, Florida 33301, attention: Brian A. Pearlman, Corporate Counsel, telephone (954) 763-1200, a copy of such document(s) will be sent to you by first class mail or equally prompt means within one business day of receipt of such request. Additionally, the SEC maintains a Web site that contains all documents we have previously filed with the SEC. The address of the site is www.sec.gov.

         We incorporate by reference the documents listed below and any further filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

         -        Annual Report on Form 10-K for the year ended December 31,
                  2000;

         - Quarterly Reports on Form 10-Q for the quarters ending March 31, 2001 and June 30, 2001; and

         -        Current Report on Form 8-K/A filed with the SEC on
                  August 9, 2001.

MARKET PRICE DATA

         Prices for Uniservice common stock as quoted on the NASDAQ SmallCap Market System under the symbol UNSRA.

         BID PERIOD                                                     HIGH               LOW
         ----------                                                     ----               ---
         Quarter Ended March 31, 2000................................   $2.75             $2.00
         Quarter Ended June 30, 2000.................................   $2.90             $1.65
         Quarter Ended September 30, 2000............................   $2.75             $1.50
         Quarter Ended December 31, 2000.............................   $2.86             $1.38
         Quarter Ended March 31, 2001................................   $2.31             $1.75
         Quarter Ended June 30, 2001.................................   $1.75             $ .52
         Quarter Ended September 30, 2001............................   $2.60             $ .50

         There are approximately 200 holders of Uniservice's common stock, of which approximately 20 hold their shares in "street name."

DIVIDENDS

         Uniservice has paid no cash dividends on its common stock and has no present intention of paying cash dividends in the foreseeable future. It is the present policy of the board of directors to retain all earnings to provide for the growth of Uniservice. Payment of cash dividends in the future will depend, among other things, upon Uniservice's future earnings, requirements for capital improvements and financial condition.

           CERTAIN INFORMATION CONCERNING ASSOCIATED AUTOMOTIVE GROUP

OVERVIEW

         AAG was formed as a holding company in July 2001 to own and operate the various dealerships, accessory and other automotive businesses expected to be acquired or established. AAG believes it is the first business to focus nationally on the exotic and highline segment of the retail automotive industry and automotive finance business of luxury automobiles. AAG's strategy is to become the leading operator of dealerships in this segment through acquisitions in strategically identified markets and to develop and grow its luxury automotive finance business and other complementary business operations.

         Through its wholly-owned subsidiary, Motorcars of South Florida, Inc. ("Motorcars"), AAG currently operates a single dealership in Delray Beach, Florida. AAG's Business Plan contemplates that it will acquire a service and repair company that specializes in the maintenance and repair of exotic cars, and acquire or open additional dealerships in 2002 and 2003, although there can be no guarantees that it will successfully acquire such entities or otherwise execute its Business Plan.

         Motorcars began business in Florida in 1994. Since its inception, Motorcars has sought to differentiate itself by only offering the finest late model exotic and highline automobiles. In the past three years Motorcars' gross revenues have increased from $24.7 million in 1998 to $58.3 million in 2000. In addition, the company has an exclusive South Florida franchise for sale of vehicles manufactured by Panoz Auto Development Company. In addition, Motorcars has recently acquired the exclusive Palm Beach franchise for Vespa motor scooters and will be seeking to acquire other complementary businesses.

         AAG also established Associated Automotive Finance Group, Inc. ("Finance Group") through which it will offer competitive financing options to prospective luxury automobile buyers. Management is in the preliminary stages of developing its plans for the finance company's commencement of operations, which is expected to occur by the end of the year. As a result of these activities, AAG expects to operate in three Operating Segments: Vehicle Sales, Customer Service Centers and Financing.

INDUSTRY BACKGROUND

         The automobile retailing industry is highly competitive with respect to price, service, location and selection. With aggregate revenues in excess of $500 billion for franchised dealers alone, the industry is the largest retail market in the United States. Despite the recent consolidation trend, the industry remains highly fragmented. For example, the top five publicly traded automobile retailers control less than 5% of the new vehicle market. It is believed the highline vehicle market niche is even more fragmented, consisting principally of independent dealerships. It is also believed several economic and industry factors will lead to further consolidation of the automotive retailing industry, including increasing capital requirements necessary to operate an automotive dealership and the management succession planning concerns of many current dealers.

         Finance Group is developing plans that it believes will position it to become an industry leader in the field of automotive leasing in its market, due to the fact that its plan contemplates catering to financing in a niche market, namely Category B, C and D credits. With Motorcars' ability to finance sub-prime customers, it expects to be able to attain attractive, above average margins, with minimal risk. In connection with these leasing arrangements, Finance Group should be able to recognize significant tax benefits associated with vehicle ownership, including the ability to depreciate the vehicles under such leases.

COMPETITION

         Competition in automotive retailing includes franchises and independent automobile dealerships selling the same or similar makes of vehicles as offered by Motorcars in the same markets as those in which Motorcars operates and sometimes at lower prices. The market faces increasing competition from non-traditional outlets such as the Internet. Motorcars' strategic acquisition strategy, combined with its strategy to integrate other products and services, and its experienced management team, should give Motorcars a competitive advantage in achieving its goals.

OPERATING STRATEGY

         AAG is pursuing an operating strategy based on the following key elements:

         -        Offer a diverse range of automotive products and services;
         -        Implement decentralized marketing strategies
         -        Achieve high levels of customer satisfaction
         -        Centralize administrative functions

         AAG intends to implement a strategy of offering a diverse range of automotive products and services, replacement parts, maintenance and repair programs, vehicle financing and insurance programs. AAG may also integrate other product lines, as exemplified by the addition of the Vespa franchise at Motorcars. It is believed that brand and product diversity and complementary products and services will allow Motorcars to not only generate incremental revenue that will result in higher profitability but also enable it to achieve higher levels of customer satisfaction and brand loyalty to its group of companies.

         For the automobile dealerships, management intends to implement a formal training program and competitive incentive-based compensation program. Management believes that many customers purchase automobiles based on an established long-term business relationship. Therefore, it is intended to empower experienced local management - who have a better in-depth knowledge of local customer needs and preferences - to establish marketing, advertising and other policies that foster these relationships and provide superior customer service. AAG's strategy emphasizes the retention of local management, which it believes will help make it an attractive acquirer of other dealerships. AAG also intends to create incentives for entrepreneurial management teams at the dealer level through the use of stock options and other programs in order to align local management's' interests with those of its shareholders.

         It is believed that the consolidation of certain dealership functions and requirements will result in significant cost savings. AAG intends to consolidate the floor plan financing of all dealerships, which will result in a reduced interest rate on such financing. Furthermore, it is expected that significant cost savings will be achieved through the consolidation of administrative functions such as advertising, accounting functions, purchasing, insurance, risk management, employee benefits and employee training.

GROWTH STRATEGY

         AAG plans to continue to grow business using a strategy comprised of the following principal elements:

         -    Become industry leader in highline leases
         -    Acquire dealerships
         -    Expand complementary products and services

         AAG's goal is to become the leading operator of exotic and highline automotive dealerships in the United States. Generally, it will seek to retain the acquired dealerships' operational and financial management, and thereby benefit from their market knowledge, name recognition and local reputation.

LEASING OPERATIONS

         AAG's finance division has developed what it believes is a unique finance program whereby a customer who would not ordinarily qualify for a lease or purchase through a conventional lender may be able to qualify for an equity lease through us. Anticipated benefits from providing these equity leases, include:

         -    Increase in profit margins at the point of sale.
         -    Steady monthly cash flows to the leasing division
         - Retention and growth of automobile assets, used by the leasing company as rental units.
         - Use of depreciation on these assets to reduce corporate tax liability.

         All of the automobiles sold through the leasing division will be equipped with a "Page Track" system, which will allow Finance Group to pinpoint the last position of the vehicle within 60 seconds, and additionally allow Finance Group to instantly disable the vehicle, should the customer be in default of the leasing agreement.

INTERNET MARKETING

         AAG plans to strategically locate highline/midline automotive retail centers to enable AAG to access customers on a nationwide basis. These locations will consist of both traditional retail stores, with automobiles on-lot and in-showroom, as well as new "Internet Only" retail stores. The Internet Only stores will have access to our entire inventory of highline/midline automobiles through the use of "webcams", the Internet, and a large projection screen in the Internet Only showroom. Traditional automotive retail stores will also be equipped with projection screens to allow a potential buyer, at any retail location, to view any automobile within the AAG inventory from any of the other locations, across the entire United States. In addition, a customer will be able to view any highline automobile within Motorcars' inventory through the Internet, and may contact a local retail store to complete the purchase and delivery process, whether delivery is to the store itself or the customer's home, at the customer's convenience.

         Additionally, AAG currently operates a website through Motorcars of South Florida, Inc., located at www.motorcarsautogroup.com which, through links with eBay.com and autotrader.com, generate approximately one-third of Motorcars' sales, through purchases, auctions, and sales leads, leading to in-store sales. The website generates additional benefits to us, such as supplier/buyer contacts, and the international buyers market of individuals looking to purchase automobiles in the United States.

AUTOMOBILE EXPORT

         AAG intends to seek and develop strategic alliances with automobile dealerships and automobile importers in other countries due to the fact that significant bargains exist in the United States highline automobile market for end-users and collectors in this segment of the automobile market. In addition, should there be a material decline in the value of the United States dollar against the currencies of other foreign countries, it is believed that there may be a significant opportunity to export of all types of automobiles, including those in which we specialize. There are no assurances that any of the foregoing strategic alliances will be developed, or that such currency differentials will occur.

PERSONNEL

         At July 31, 2001, AAG had 17 full-time employees. No personnel are covered by a collective bargaining agreement. AAG's relationship with its employees is believed to be good.


PROPERTIES

         AAG's executive offices are located at 2600 South Federal Highway, Delray Beach, Florida 33483, where we lease approximately 1.75 acres at a base rental rate of $19,000 per month under a lease which expires in 2003. AAG intends to seek to renegotiate this lease to obtain an additional approximate
1.23 acres for expansion of our service and repair capabilities and to build additional administrative offices. In addition, AAG may consider an outright acquisition of this property if such an acquisition can be effected on favorable terms.

LEGAL PROCEEDINGS

         We are not a party to any material litigation.


           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                        AND RESULTS OF OPERATIONS OF AAG

General

         This discussion has been prepared by Motorcars of South Florida, Inc. ("Motorcars"), which, effective July 6, 2001, became a wholly-owned subsidiary of AAG. The discussion and analysis of the results of operations of the year ended December 31, 2000 as compared with the year ended December 31, 1999, has been prepared from the audited financial statements of Motorcars of South Florida. The discussion and analysis of the results of operations of the six months ended June 30, 2001 as compared with the six months ended June 30, 2000, has been prepared from an internal management review of the financial statements of Motorcars of South Florida.

         This report contains various "forward looking statements." Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "expect," "anticipate," "estimate" or "continue" or use of negative or other variations or comparable terminology. Motorcars cautions that these statements are further qualified by important factors that could cause actual results to differ materially from those contained in the forward-looking statements, that these forward-looking statements are necessarily speculative, and there are certain risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements.

SIX MONTHS ENDED JUNE 30, 2001 COMPARED TO SIX MONTHS ENDED JUNE 30, 2000

Results of Operations

         Gross revenues decreased from $31,336,256 for the six months ended June 30, 2000 to $21,377,358 for the six months ended June 30, 2001, a decrease of $9,958,898, or approximately 31.8%. The decrease in sales for the six months ended June 30, 2001 is due primarily to general economic and market conditions in the United States. Recessionary pressures in the United States generally, and in the financial markets specifically, have historically tended to reduce the demand for high-line automobiles.

         Cost of sales decreased from $30,199,394 for the six months ended June 30, 2000 to $20,863,327 for the six months ended June 30, 2001, a decrease of $9,336,067, or approximately 30.9%. The decrease in cost of sales for the six months ended June 30, 2001 is due primarily to lower sales caused by the general economic and market conditions in the United States.

         Gross profit percentage decreased from 3.6% to 2.4% due to selling pressures from general economic conditions, which tend to reduce profit margins as revenues decrease. To combat the reduced gross profit percentage, Motorcars has implemented an internal cost add-on plan whereby it is expected that margins will be protected and increased by $500 to $1,500 per vehicle, which will be in addition to existing margins on vehicle sales.

         Revenues from the sale of finance, insurance, and warranty contracts, or other similar revenue streams, decreased from $255,620 for the six months ended June 30, 2000 to $142,995 for the six months ended June 30, 2001, a decrease of $112,625, or approximately 44.1%. The decrease in this revenue stream is directly due to the decreased sales volume in general, which reduces opportunities to sell these ancillary products. To combat these reduced revenues, Motorcars has implemented plans to increase the sales price of processing and bank fees by $100 per each transaction, and to implement sales of maintenance plans for $1,295, which plans Motorcars did not previously offer or sell.

         Payroll and employee benefits decreased from $535,701 for the six months ended June 30, 2000 to $404,914 for the six months ended June 30, 2001, a decrease of $130,787, or approximately 24.4%. This decrease was due to maintaining an appropriate personnel level to sales volume, and to much lower commission payouts, due primarily to lower sales volumes, which lower sales volumes were the result of the general economic and market conditions prevalent in the United States.

         Occupancy costs increased from $93,000 for the six months ended June 30, 2000 to $103,500 for the six months ended June 30, 2001, an increase of $10,500, or approximately 11.3%. This increase was due to a scheduled increase in base rent in accordance with Motorcars' lease agreement.

         Selling, general, and administrative costs, not including payroll and benefit expenses or occupancy costs, decreased from $513,080 for the six months ended June 30, 2000 to $451,015 for the six months ended June 30, 2001, a decrease of $62,065, or approximately 12.1%. This decrease was due primarily to a reduction in such expenses to match the level of reduced sales volume. However, management intends to maintain these expenses at reduced levels, circumstances permitting. To meet this goal, Motorcars' management has implemented cost reductions in several areas, including an approximate $89,000 savings in annual insurance costs, a reduction in average monthly advertising expenditures of approximately $16,500 to $13,000, and a salary restructuring, resulting in a reduction of approximately $70,000 in annual wage expenses to $20,000. These savings were introduced beginning in July, 2001.

         Interest expense decreased from $246,281 for the six months ended June 30, 2000 to $97,797 for the six months ended June 30, 2001, a decrease of $148,484, or approximately 60.2%. This decrease was due to a sharp reduction of notes payable to related parties, which at June 30, 2000 was in the amount of $2,651,942, and at June 30, 2001 was $0. AAG's management intends to keep interest expense at a reduced level.

         Net income decreased from $4,420 for the six months ended June 30, 2000 to a loss of $400,199 for the six months ended June 30, 2001, due primarily from lower sales caused by the general economic and market conditions in the United States.

Liquidity and Capital Resources

         At June 30, 2001, gross accounts receivable decreased by $305,965 from $1,458,309 on June 30, 2000, to $1,152,344 on June 30, 2001, a decrease of 21%.
The decrease in receivables is due primarily to lower sales volume.

         At June 30, 2001, cash and cash equivalents decreased by $55,496 from $196,380 on June 30, 2000, to $140,884 on June 30, 2001, a decrease of 28.3%.
The decrease in cash is due primarily to a normal cash flows in the annual business cycle.

         At June 30, 2001, all other current assets increased by $116,193 from $170,861 on June 30, 2000, to $287,054 on June 30, 2001, a decrease of 68%. The increase is due primarily to an increase in notes receivable due from related parties and various prepaid operating expenses.

         At June 30, 2001, vehicle inventory decreased by $741,730 from $3,317,767 on June 30, 2000, to $2,576,037 on June 30, 2001, a decrease of
22.4%. The decrease in inventory is due to management's determination to reduce inventory to account for lower sales volume.

         Effective January 1, 2001, Motorcars' sole stockholder consented to having all debt owed to him converted to contributed capital. As noted in the interest expense section above, notes receivable to related party was reduced from $2,651,942 on June 30, 2000 to $0 on June 30, 2001 as a result of the foregoing.

         Effective July 6, 2001, 100% of Motorcars' common stock was acquired by AAG. AAG subsequently completed a private placement of its common stock raising additional working capital in the net amount of $950,000, and intends to pursue additional sources of capital from a variety of sources.

TWELVE MONTHS ENDED DECEMBER 31, 2000 COMPARED TO TWELVE MONTHS ENDED DECEMBER 31, 1999

Results of Operations

         Gross revenues increased from $42,793,501 for the year ended December 31, 1999 to $58,325,452 for the year ended December 31, 2000, an increase of $15,531,951, or approximately 36.3%. The increase in sales for the year ended December 31, 2000 was due primarily to two factors: (i) at the end of 1999, Motorcars' sole stockholder infused capital which generated additional inventory, translating into additional revenues in 2000; and (ii) general economic and market conditions were conducive to higher demand for high-line automobiles until near the end of 2000.

         Cost of sales increased from $41,277,583 for the year ended December 31, 1999 to $56,608,731 for the year ended December 31, 2000, an increase of $15,331,148, or approximately 37.1%. The increase in cost of sales for the year ended December 31, 2000 is due to related higher sales.

         Gross profit percentage decreased from 3.5% to 2.9% due primarily to selling pressures from end of year sales, which, due to a deterioration in the financial markets throughout the year, led to a sharp reduction of revenues in the last half of the year and a corresponding reduction in gross profits per vehicle. To combat the reduced gross profit percentage, AAG's management implemented an internal cost add-on plan whereby it is expected that margins will be protected and increased by $500 to $1,500 per vehicle, which will be in addition to existing margins on vehicle sales. The cost add-on plan went into effect September 1, 2001.

         Revenues from the sale of finance, insurance, and warranty contracts, or other similar revenue streams, increased from $182,760 for the year ended December 31, 1999 to $266,878 for the year ended December 31, 2000, an increase of $84,118, or approximately 46.0%. The increase in these sales is directly due to a management determination to increase focus on the sale of ancillary vehicle sales products. To further increase these revenues, effective September 1, 2001, management implemented plans to increase the sales price of processing and bank fees by $100 per each transaction, and to implement sales of maintenance plans for $1,295, which plans we did not previously offer or sell.

         Payroll and employee benefits increased from $789,943 for the year ended December 31, 1999 to $919,124 for the year ended December 31, 2000, an increase of $129,181, or approximately 16.4%. This increase was due to maintaining proper personnel level to sales volume.

         Occupancy costs increased from $144,083 for the year ended December 31, 1999 to $186,000 for the year ended December 31, 2000, an increase of $41,917, or approximately 29.1%. This increase was due to a scheduled increase in our base rent in accordance with Motorcars' lease agreement.

         Selling, general, and administrative costs, not including payroll and benefit expenses or occupancy costs, increased from $852,419 for the year ended December 31, 1999 to $1,031,363 for the year ended December 31, 2000, an increase of $178,944, or approximately 21.0%. This increase was primarily due to an additional expense not incurred in 1999 for a bad debt reserve of $156,000 (see ALiquidity and Capital Resources@ below). Management plans to reduce these expenses on a go forward basis.

         Interest expense decreased from $401,139 for the year ended December 31, 1999 to $171,577 for the year ended December 31, 2000, a decrease of $229,562, or approximately 57.2%. This decrease was due to a sharp reduction of notes payable to related parties in the amount of $3,830,000, which at December 31, 1999 was in the amount of $3,930,000, and at December 31, 2000 was $100,000;
and which offset an increase in notes payable - floor plan of $1,076,254, which at December 31, 1999 was in the amount of $855,839, and at December 31, 2000 was $1,932,093. Management intends to keep interest expense at a permanently reduced level.

         Net loss decreased from $488,906 for the year ended December 31, 1999 to $324,465 for the year ended December 31, 2000, due primarily to the reduction in interest expense.

RISK FACTORS

         You are urged to read and carefully consider the following risk factors in deciding whether to approve the share exchange.

RISKS RELATING TO THE SHARE EXCHANGE

Uniservice may not realize the anticipated benefits of the share exchange and is selling its operating assets to a related party.

         As a condition of the share exchange, Uniservice is selling all of its assets which includes its KFC restaurant operations. Ricardo Vilensky, the purchaser, is also Uniservice's majority shareholder, chairman and chief executive officer. Mr. Vilensky is not withdrawing from the restaurant business. Uniservice's decision to withdraw from the KFC restaurant business may be premature. Economic conditions change quickly, and AAG's business plan may never be realized. It is possible that Uniservice has decided to sell its assets to a related party at the bottom of the economic cycle for fast food restaurants in Chile while investing an automotive company at the top of the market.

         Nevertheless, Uniservice's board of directors believes that selling Uniservice's current business operations and implementing AAG's business will permit the combined companies to achieve a greater level of success than is possible with Uniservice's current business. However, there can be no assurance that, following the share exchange, Uniservice will ever achieve a greater level of success.

The share exchange will dilute your percentage ownership of Uniservice's common stock.

         The share exchange will dilute the percentage ownership held by Uniservice's shareholders when compared to their ownership prior to the share exchange. Based upon the estimated capitalization of both Uniservice and AAG, at the effective time of the share exchange Uniservice's shareholders will hold approximately 18% of Uniservice's outstanding capital stock following the share exchange.

The aggregate number of shares of Uniservice's common stock issued to AAG shareholders in the share exchange is fixed and will not be adjusted in the event of any change in the stock price.

         Under the share exchange agreement, each outstanding share of AAG common stock will be exchanged for 1.772 shares of Uniservice's common stock. The number of shares issued to AAG shareholders in the share exchange is fixed and will not be adjusted for any fluctuation in the market price of Uniservice's common stock.

Even following the share exchange Uniservice may be exposed to liabilities resulting from its current business operations.

         As a condition to the proposed share exchange with AAG, Uniservice must dispose of all of its assets. Even though Uniservice will have disposed of all such KFC operations, there can be no assurance that Tricon Restaurants International or other third party will not make claims against Uniservice for actions taken by Kentucky Foods Chile.

Uniservice's common stock could be delisted from the Nasdaq Small Cap Market System.

         As a result of our proposal to dispose of all of our assets, the share exchange with AAG and the change in our business operations, we may be delisted from the Nasdaq SmallCap Market upon completion of the sale of assets and share exchange and informed by Nasdaq that we must reapply for listing on the SmallCap Market. If we are required to reapply for Nasdaq listing, there is no assurance that we will be able to meet all of Nasdaq's initial listing requirements. Although continued listing on Nasdaq is a condition to our and AAG's obligations to consummate the share exchange, both parties may agree to waive this condition and complete the share exchange anyway.

         In that event our common stock is delisted from the Nasdaq SmallCap Market and we and AAG nevertheless agree to proceed with the share exchange, trading, if any, in our common stock would be conducted in the National Association of Securities Dealers' "Electronic Bulletin Board." Consequently, the liquidity of our common stock would likely be significantly impaired, not only in the number of shares which could be bought and sold, but also through delays in the timing of the transactions, reduction in coverage by securities analysts and the news media, and lower prices for our common stock that might otherwise prevail. In addition, our common stock would likely become subject to the SEC's rules relating to "penny stocks." These rules require broker-dealers to make special suitability determinations for purchasers other than established customers and certain institutional investors and to receive the purchasers' prior written consent for a purchase transaction prior to sale. These "penny stock rules" may therefore adversely affect the ability of broker-dealers to sell our common stock and may adversely affect your ability to sell shares of our common stock in the secondary market.

RISK FACTORS RELATING TO AAG'S BUSINESS

AAG may be unable to successfully complete the expansion of its business that it is currently contemplating.

         AAG's business plan contemplates a significant expansion of the scope of its activities and the services it offers by acquiring additional automotive dealerships and complementary products. In addition, AAG intends to expand the services it offers to its existing clients. There can be no assurance that AAG will be able to expand its operations successfully. Expansion of AAG's operations will be dependent upon, among other things, its ability to hire and retain additional skilled management and qualified sales representatives and other personnel, successfully manage growth (including monitoring operations, controlling costs and implementing effective operating procedures) and the availability of additional financing, if required.

The automobile industry is highly susceptible to industry, economic and market factors.

         The automotive industry is subject to numerous risks, the incurrence of losses from depreciation of the value of owned assets, customer inability to satisfy commitments (such as lease or other purchase obligations), customer fraud, employee misconduct and errors, and litigation. AAG is directly affected by national and international economic and political conditions generally and in particular those affecting the automobile and exotic car industry, such as recession, inflation, the level of interest rates, discretionary income available for investment and the availability of credit. Any or all of these conditions could have a significant impact on AAG's operations and exacerbate the risks inherent in its business. There can be no assurance that industry, economic, market or other factors, over which AAG has no control, will not result in significant fluctuations in operating results from period to period or otherwise have a material adverse effect.

         In addition to the foregoing, as a result of the recent acts of terrorism in New York, Washington and Pennsylvania, significant uncertainty exists with respect to the overall economy and our business, in particular. Further, these acts have placed the worldwide financial markets under enormous pressure and scrutiny.

The automotive industry is characterized by intense competition.

         AAG faces competition in all aspects of its business and competes directly with numerous other automotive firms, a significant number of which offer their customers a broader range of products and services, have substantially greater financial, personnel, marketing, research and other resources, have greater operating efficiencies, and have established reputations relating to product offerings and customer service. There can be no assurance that AAG will be able to compete successfully.

PRO FORMA UNAUDITED CONSOLIDATED FINANCIAL INFORMATION

         The following pro forma unaudited consolidated financial information gives effect to the sale of assets and the share exchange as if they occurred on June 30, 2001. The pro forma unaudited consolidated financial information is presented for illustrative purposes only. It is not necessarily indicative of the operating results or financial position that would have occurred if the asset sale and share exchange had been consummated at the beginning of the period indicated, nor is such information indicative of the future operating results or financial position of Uniservice after the asset sale and share exchange.

                                                             Sale of       Book value of   Book value of   Effect of
                                                           Uniservice &  Uniservice prior    Associated   exchange of  Post merger
                                               Uniservice  subsidiaries  to reverse merger   Automotive     shares       balances
                                               ----------  ------------  ----------------- -------------    ------       --------
                      ASSETS
Current Assets
    Cash and cash equivalents                $    171,047  $   (171,047)       $     -      $    240,884   $     -    $   240,884
    Accounts receivable, net                       71,191       (71,191)             -           996,344         -        996,344
    Related parties receivables                   415,960      (415,960)             -           218,884         -        218,884
    Inventories                                   592,547      (592,547)             -         2,576,037         -      2,576,037
    Recoverable Income Taxes                       23,769       (23,769)             -                 -         -              -
    Other receivables                             250,388      (250,388)             -                 -                        -
    Stock subscription receivable                                                                700,000                  700,000
    Investments in Marketable securities                                                         390,000                  390,000
    Other current assets                           30,833       (30,833)             -            68,170         -         68,170
                                             ------------------------------------------------------------------------------------
Total Current Assets                            1,555,735    (1,555,735)             -         5,190,319         -      5,190,319

Property, machinery and equipment               9,666,950    (9,666,950)             -           283,890         -        283,890
Other assets                                      701,042      (701,042)             -            15,764         -         15,764
                                             ------------------------------------------------------------------------------------
                                             $ 11,923,727  $(11,923,727)       $     -      $  5,489,973   $     -    $ 5,489,973
                                             ====================================================================================
     LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
    Accounts payable and Accrued expenses    $  2,529,026  $ (2,529,026)       $     -      $    129,297   $     -    $   129,297
    Note Payable, Floor Plan                            -                                      1,967,953                1,967,953
    Lines-of-credit                               871,429      (871,429)             -                           -              -
    Current portion of long term debt             247,799      (247,799)             -                           -              -
    Current portion of Capital Lease
     Obligation                                                                                    8,002                    8,002
    Customer Deposits                                                                             35,712                   35,712
    Current portion of deferred revenue           195,144      (195,144)             -                           -              -
                                             ------------------------------------------------------------------------------------
Total Current Liabilities                       3,843,398    (3,843,398)             -         2,140,964         -      2,140,964

Long-Term Liabilities:
    Obligations under Capital Leases, net of
    current portion                               646,410      (646,410)             -            10,745         -         10,745
    Long-term debt                                738,062      (738,062)             -                 -         -              -
                                             ------------------------------------------------------------------------------------
Total Long-Term Liabilities                     1,384,472    (1,384,472)             -            10,745         -         10,745

Minority Interest                                                     -              -                           -              -
Stockholders' Equity:
ORIGINAL CAPITAL STRUCTURE
    Class A non-voting common stock, $.0001
    par value; 20,000,000 shares
    authorized, 1,450,000 shares issued
    and outstanding at June 30, 2001.                 145          (145)             -                 -                        -
    Class B common stock, $.0001 par value;
    2,000,000 shares authorized, 1,400,000
    shares issued and outstanding at
    June 30, 2001.                                    140          (140)             -                 -                        -
    Preferred stock, $.0001 par value;
    5,000,000 shares authorized; no shares
    issued and outstanding
    Common Stock; $.001 par value, 50,000,000
    shares authorized, 5,266,667 shares
    issued and outstanding                                                                           367      (367)             -
AMENDED CAPITAL STRUCTURE
    Class A common stock, $.0001 par value;
    80,000,000 shares authorized,
    11,358,334 shares issued and
    outstanding at EXCHANGE DATE                        -             -              -                 -     1,136          1,136
Additional paid-in capital                      8,707,155    (8,707,155)             -         6,143,874      (769)     6,143,105
Retained earnings (accumulated deficit)           316,991      (316,991)             -                                          -
Accumulated other comprehensive loss           (2,328,574)    2,328,574              -        (2,805,977)        -     (2,805,977)
                                             ------------------------------------------------------------------------------------
Total Stockholders' Equity                      6,695,857    (6,695,857)             -         3,338,264         -      3,338,264
                                             ------------------------------------------------------------------------------------
                                             $ 11,923,727  $(11,923,727)       $     -      $  5,489,973   $     -    $ 5,489,973
                                             ====================================================================================
Total Stockholders' Equity                     25,315,296   (25,315,296)             -        12,166,501         -     12,166,501
                                             ------------------------------------------------------------------------------------
                                             $ 25,315,296  $(25,315,296)       $     -      $ 12,166,501   $     -    $12,166,501
                                             ====================================================================================

                        RIGHTS OF DISSENTING SHAREHOLDERS

         Set forth below is a summary of dissenters' rights available to Uniservice's shareholders relating to the sale of assets to be considered at the special meeting. This summary is not intended to be a complete statement of applicable Florida law and is qualified in its entirety by reference to Chapter 607 of the FBCA, set forth in its entirety as Appendix E.

         Right to Dissent. Shareholders of Uniservice are entitled to dissent from the sale of assets (Proposal 1) discussed in this proxy statement and obtain payment of the fair value of their shares if and when the sale of assets is effectuated. A shareholder entitled to dissent and to obtain payment for the shareholder's shares under Chapter 607 of the FBCA may not challenge the corporate action (i.e. the sale of assets) creating the right to dissent unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

         Under Section 607.1302 of the FBCA, a record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name.

         Procedure for Exercise of Dissenters' Rights. The notice accompanying the proxy statement states that shareholders are entitled to assert dissenters' rights under Chapter 607 of the FBCA. A Uniservice shareholder who wishes to assert dissenters' rights must (a) cause Uniservice to receive, before the vote is taken on the sale of assets, written notice of the shareholder's intention to demand payment for the shareholder's shares if the sale of assets is effectuated; and (b) not vote the shares in favor of the sale of assets.

A SHAREHOLDER WHO DOES NOT SATISFY THE FOREGOING REQUIREMENTS WILL NOT BE ENTITLED TO DEMAND PAYMENT FOR HIS OR HER SHARES UNDER CHAPTER 607 OF THE FBCA.

         If the sale of assets is authorized, Uniservice must give a written notice to dissenters who are entitled to demand payment for their shares. The notice required to be given by Uniservice must be given no later than 10 days after the effective date of the sale of assets.

         A shareholder who is given a dissenters' notice to assert dissenters' rights and who wishes to exercise dissenters' rights must, in accordance with the terms of the dissenters' notice, within 20 days cause Uniservice to receive a payment demand and simultaneously deposits his share certificates with Uniservice. Any shareholder that fails to file such election to dissent within the 20 day period will be bound by the terms of the sale of assets. Upon filing a notice of election to dissent, a shareholder shall only be entitled to payment as provided under Chapter 607 of the FBCA and shall not be entitled to vote or to exercise any other rights of a shareholder. A notice of election may be withdrawn in writing by a shareholder at any time before an offer is made by Uniservice to pay for his shares. After Uniservice makes an offer to purchase, no notice of election may be withdrawn unless Uniservice consents thereto.

A SHAREHOLDER WHO DOES NOT DEMAND PAYMENT AS REQUIRED BY THE DATE OR DATES SET IN THE DISSENTERS' NOTICE IS NOT ENTITLED TO PAYMENT FOR HIS OR HER SHARES.

         Within 10 days after the expiration of the period in which shareholders may file their notices of election to dissent, or within 10 days after the sale of assets is effected, whichever is later (but in no case later than 90 days from the shareholders' authorization date), Uniservice shall make a written offer to each dissenting shareholder who has made demand as provided in Chapter 607 of the FBCA to pay an amount the corporation estimates to be the fair value for the shares. If the corporation has not been consummated before the expiration of the 90 day period after the shareholders' authorization date, the offer may be made conditional upon consummation of the sale of assets. The notice and offer shall be accompanied by:

         (1) A balance sheet of Uniservice and of the latest available date; and

         (2) A profit and loss statement of Uniservice for the 12 month period ended on the date of the balance sheet.

         Upon payment of the agreed value for the shares, the dissenting shareholder shall cease to have any interest in the shares of Uniservice. If Uniservice fails to make an offer within the period specified above or if Uniservice makes an offer that any dissenting shareholder fails to accept, then Uniservice, within 30 days after receipt of written demand from any dissenting shareholder, will file an action in any court of competent jurisdiction in Broward County, Florida, requesting that the fair value of such shares be determined.

A DISSENTER MAY LOSE THE RIGHT TO DEMAND PAYMENT UNDER THIS PARAGRAPH UNLESS THE DISSENTER CAUSES UNISERVICE TO RECEIVE THE NOTICE REQUIRED WITHIN 30 DAYS AFTER UNISERVICE MADE OR OFFERED PAYMENT FOR THE SHARES OF THE DISSENTER.

         Judicial Appraisal of Shares. If a demand for payment made by a dissatisfied dissenter as set forth above is unresolved, Uniservice may, within 60 days after receiving the payment demand, commence a proceeding and petition a court to determine the fair value of the shares. Uniservice must commence the proceeding described above in any court of competent jurisdiction in Broward County, Florida. Uniservice must make all dissenters whose demands remain unresolved parties to the proceeding as in an action against their shares, and all parties must be served with a copy of the petition. The jurisdiction of the court in which the proceeding is commenced is plenary and exclusive. One or more persons may be appointed by the court as appraisers to receive evidence and recommend a decision on the question of fair value. The proceeding will be entitled to the same discovery rights as parties in other civil proceedings. Each dissenter made a party to the proceeding will be entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter's shares exceeds the amount paid by Uniservice, or the fair value of a dissenters' shares for which Uniservice elected to withhold payment.

         The court in an appraisal proceeding will determine the costs and expenses of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court will assess the costs against Uniservice, but all or any part of such costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding, to whom Uniservice has made an offer to pay for the shares, if the court finds that the action of such shareholders in failing to accept such offer was arbitrary, vexatious, or not in good faith. Such expenses shall include reasonable compensation for, and reasonable expenses of, the appraisers, but shall exclude the fees and expenses of counsel for, and experts employed by, any party. If the fair value of the shares, as determined, materially exceeds the amount which Uniservice offered to pay therefor or if no offer was made the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court determines to be reasonable compensation to any attorney or expert employed by the shareholder in the proceeding.

                                  OTHER MATTERS

         Management and the board of directors of Uniservice know of no matters to be brought before the special meeting other than as set forth in this proxy statement. However, if any other matters properly are presented to the shareholders for action at the meeting and any adjournments or postponements thereof, it is the intention of the proxy holder named in the enclosed proxy to vote in his discretion on all matters on which the shares represented by such proxy are entitled to vote.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Representatives of Spear, Safer, Harmon & Company, our independent public accountants, are not expected to be present at the meeting. Representatives of Spear, Safer, Harmon & Company will, however, have the opportunity to make a statement to be read at the meeting if they desire to do so and will be available to respond to appropriate questions submitted to them.


                                          By Order of the Board of Directors


                                          Uniservice Corporation

                                          /s/ Ricardo Vilensky
                                          --------------------
                                          Ricardo Vilensky
                                          Chief Executive Officer

                             UNISERVICE CORPORATION
                         SPECIAL MEETING OF SHAREHOLDERS
                                  [MEETNG DATE]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UNISERVICE CORPORATION.

         The undersigned hereby appoints Ricardo Vilensky proxy with power of substitution and hereby authorizes him to represent and to vote, as designated below, all of the shares of common stock of Uniservice Corporation held of record by the undersigned on [RECORD DATE] at the Special Meeting of Shareholders to be held at 350 East Las Olas Boulevard, Fort Lauderdale, Florida 33301 on [MEETING DATE], at __ _.m., local time, and at all adjournments thereof, with all powers the undersigned would possess if personally present. In his or her discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

1. Proposal for the sale of substantially all the assets of Uniservice Corporation.

         [  ] FOR                   [  ] AGAINST                    [  ] ABSTAIN

2. Proposal to approve the possible issuance of in excess of 19.99% of the presently issued and outstanding common stock of Uniservice Corporation in connection with the acquisition of Associated Automotive Group, Inc.

         [  ] FOR                   [  ] AGAINST                    [  ] ABSTAIN

3. Proposal to amend the articles of incorporation of Uniservice Corporation to increase the authorized capital stock to 87,000,000 shares and the authorized class A common stock to 80,000,000 shares.

         [  ] FOR                   [  ] AGAINST                    [  ] ABSTAIN

4. Proposal to amend the articles of incorporation of Uniservice Corporation to change Uniservice Corporation's name to Associated Automotive Group Incorporated.

         [  ] FOR                   [  ] AGAINST                    [  ] ABSTAIN


         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3, AND 4.

         THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF Special Meeting AND PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH.


DATED:
       -----------------                          ------------------------------
                                                  (Signature)

                                                  ------------------------------
                                                  (Signature if jointly held)

                                                  ------------------------------
                                                  (Printed name(s))

Please sign exactly as name appears herein. When shares are held by Joint Tenants, both should sign, and for signing as attorney, as executor, as administrator, trustee or guardian, please give full title as such. If held by a corporation, please sign in the full corporate name by the president or other authorized officer. If held by a partnership, please sign in the partnership name by an authorized person.

                  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                      IN THE ENCLOSED ENVELOPE. THANK YOU.

                        MOTORCARS of SOUTH FLORIDA, INC.

                         UNAUDITED FINANCIAL STATEMENTS

                                  JUNE 30, 2001

                        Motorcars of South Florida, Inc.
                               (an S Corporation)
                                 Balance Sheet
                              as of June 30, 2001

                                     ASSETS

CURRENT ASSETS
    Cash and Cash Equivalents                                       $   140,884
    Accounts Receivable, net of allowances for
        doubtful accounts                                               996,344
    Accounts Receivable, Related Party                                  218,884
    Inventories                                                       2,576,037
    Prepaids                                                             68,170
                                                                    -----------
        Total Current Assets                                          4,000,319

PROPERTY AND EQUIPMENT, net
    Leased Vehicles                                                          --
    Office Property & Equipment                                         594,018
    Less: Accumulated Depreciation                                     (310,128)
                                                                    -----------
        Total Property & Equipment, net                                 283,890

OTHER ASSETS
    Other Assets                                                        105,764
    Less: Accumulated Amortization                                           --
                                                                    -----------
        Total Other Assets, net                                         105,764


        TOTAL ASSETS                                                $ 4,389,973
                                                                    ===========

                      LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
    Accounts Payable                                                $   129,297
    Accounts Payable - Related Party                                         --
    Accrued Expenses                                                         --
    Sales Tax Payable                                                        --
    Customer Deposits                                                    35,712
    Other Current Liabilities                                            18,747
                                                                    -----------
        Total Current Liabilities                                       183,756

NOTES PAYABLE
    Note Payable, Bank                                                1,967,953
    Note Payable, Related Party                                              --
                                                                    -----------
        Total Notes Payable                                           1,967,953

        TOTAL LIABILITIES                                             2,151,709

STOCKHOLDER'S EQUITY
    Common Stock; $1 par value, 5,000,000 shares
        authorized, 5,000,000 shares issued and outstanding               5,000
    Additional Paid-in-Capital                                        5,039,241
    Accumulated Earnings                                             (2,805,977)
                                                                    -----------
        Total Stockholder's Equity                                    2,238,264
                                                                    -----------

        TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                  $ 4,389,973
                                                                    ===========

                        Motorcars of South Florida, Inc.
                               (an S Corporation)
                            Statement of Operations
                     for the six months ended June 30, 2001

REVENUE
      Sales Revenue - Vehicles                                     $ 21,377,358
      Gain/Loss on Sale of Leased Assets                                     --
      Lease Income                                                           --
      Other Income                                                      142,995
                                                                   ------------
                                                                     21,520,353
                                                                   ------------

COST OF SALES:
      Cost of Goods Sold                                             20,863,326
                                                                   ------------
                                                                     20,863,326
                                                                   ------------

GROSS PROFIT                                                            657,027

SELLING, GENERAL, and ADMINISTRATIVE EXPENSES                          (907,929)
                                                                   ------------

INCOME BEFORE DEPRECIATION, INTEREST, and TAXES                        (250,902)

      Depreciation Expense                                               51,500
      Interest Expense                                                   97,797
                                                                   ------------

INCOME BEFORE EXTRAORDINARY ITEMS                                  $   (400,199)
                                                                   ============

EXTRAORDINARY ITEMS                                                          --
                                                                   ------------

NET INCOME (LOSS)                                                  $   (400,199)
                                                                   ============

                        Motorcars of South Florida, Inc.
                               (an S Corporation)
                            Statement of Cash Flows
                     for the six months ended June 30, 2001

CASH FLOWS FROM OPERATING ACTIVITIES:
      Net Income (Loss)                                                             $  (400,199)
                                                                                   ------------
      Adjustments to reconcile net loss to net cash
        used in operating activities:
          Amortization and depreciation                                                  51,500
      Changes in operating assets and liabilities:
          Accounts receivable                                                           288,659
          Accounts receivable - Related Party                                          (111,000)
          Inventories                                                                 1,243,675
          Prepaid expenses                                                              (23,926)
          Accounts Payable                                                             (794,039)
          Accounts Payable - Related Party                                                   --
          Accrued Expenses                                                                   --
          Sales Tax Payable                                                                  --
          Customer Deposits                                                             (22,382)
          Other Current Liabilities                                                     (71,367)
          Other Assets                                                                    5,365
                                                                                   ------------
NET CASH USED IN OPERATING ACTIVITIES:                                                  166,286
                                                                                   ------------


CASH FLOWS FROM INVESTING ACTIVITIES:
      Purchase of property and equipment                                                 (7,367)
                                                                                   ------------
NET CASH USED IN INVESTING ACTIVITIES:                                                   (7,367)
                                                                                   ------------


CASH FLOWS FROM FINANCING ACTIVITIES:
      Note Payable, Bank                                                                 35,860
      Note Payable, Related Party                                                      (100,000)
      Capital contributions - common stock                                                4,900
      Capital contributions - paid in capital                                           (69,025)
      Retained Earnings Adjustments                                                           1
                                                                                   ------------
NET CASH USED IN FINANCING ACTIVITIES:                                                 (128,264)
                                                                                   ------------


NET INCREASE IN CASH AND CASH EQUIVALENTS                                                30,655


CASH AND CASH EQUIVALENTS
      Beginning of year                                                                 110,229
                                                                                   ------------

      End of year                                                                   $   140,884
                                                                                   ============

                        Motorcars of South Florida, Inc.
                               (an S Corporation)
                 Statement of Changes in Stockholder's Equity,
                     for the six months ended June 30, 2001



                                                                                     TOTAL
                                                       ADDITIONAL                 STOCKHOLDER'S
                                            COMMON      PAID-IN     ACCUMULATED      EQUITY
                                             STOCK      CAPITAL       EARNINGS      (DEFICIT)
                                             -----      -------       --------      ---------
BALANCE,  January 1, 2000                 $     100   $ 5,108,266    $(2,405,778)   $ 2,702,588

CAPITAL ADJUSTMENTS                           4,900       (69,025)            --        (64,125)

CAPITAL REPAYMENT                                --            --             --             --

NET INCOME (LOSS)                                --            --       (400,199)      (400,199)
                                          ---------   -----------    -----------    -----------


BALANCE, December 31, 2000                $   5,000   $ 5,039,241    $(2,805,977)   $ 2,238,264
                                          =========   ===========    ===========    ===========

                        MOTORCARS OF SOUTH FLORIDA, INC.
                               (An S corporation)
                          NOTES TO FINANCIAL STATEMENTS
                                  June 30, 2001



NOTE 1 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                  Operations - Motorcars of South Florida, Inc. (the "Company") operates an automobile dealership located in South Florida. The Company's principal business is the retail and wholesale sales of pre-owned luxury automobiles.

                  Cash and Cash Equivalents - The Company considers all highly liquid investments with a remaining maturity of three months or less at the time of purchase to be cash equivalents. Cash equivalents are carried at cost, which approximates fair value. The Company maintains their cash in bank deposit accounts which, at times, exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company's management believes the Company is not exposed to any significant credit risk on their cash balances.

                  Restricted Cash - Proceeds from sales of vehicles financed under the Company's floor plan agreement are held in trust by the Company until they can be remitted to the bank in accordance with its floor plan agreement. These proceeds are reflected as restricted cash for financial reporting purposes.

                  Inventories - Automobiles are valued at the lower of cost or market. The cost of automobiles is determined on a specific unit basis.

                  Property and Equipment - Property and equipment are stated at cost. Depreciation is computed on the straight-line method over the assets estimated useful lives ranging from 3 to 7 years. Leasehold improvements are amortized over the shorter of their useful lives or the term of the lease. The cost of repairs and maintenance is charged to expense as incurred. Significant renewals and betterments are capitalized.

                  Investment - In 2000, the Company purchased shares of common stock in a non-public company for $90,000. The Company classifies this investment as a nonmarketable security carried at historical cost and is included in other assets on the accompanying balance sheet. Management periodically reassesses the fair value of this investment and makes adjustments for any permanent impairment in value. Management believes that no such adjustment was necessary as of June 30, 2001.

                  Revenue Recognition - The Company recognizes revenue from vehicle sales upon transfer of title to the customer. Finance, insurance, and warranty revenues are recognized upon the sale of the finance, insurance or warranty contract. The Company believes however, that no material misstatement will occur on June 30, 2001 by recording revenues from vehicle sales upon transfer of vehicle to customer.

                  Advertising - Advertising costs are charged to operations in the year incurred. Total advertising costs for the six months ended June 30, 2001 was $98,438.

                        MOTORCARS OF SOUTH FLORIDA, INC.
                               (An S corporation)
                          NOTES TO FINANCIAL STATEMENTS
                                  June 30, 2001
                                   (continued)



NOTE 1 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  - continued

                  Income Taxes - The Company has elected to be treated as an S corporation whereby the profits and losses of the Company are passed directly to the stockholder for inclusion in his individual tax return. Therefore, no tax provision is required until subsequent to July 6, 2001, pursuant to the acquisition of the Company by Associated Automotive Group, Inc. See "Subsequent Events".

                  Management Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. This affects the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates are used for, but not limited to, the accounting for doubtful accounts and amortization and depreciation. Actual results could differ from those estimates.

NOTE 2 -          PROPERTY AND EQUIPMENT

                  At June 30, 2001, property and equipment consisted of the following:

                  Buildings and improvements                                    $         1,900
                  Furniture and equipment                                               219,985
                  Capitalized Lease Equipment                                            35,434
                  Company Vehicle                                                         2,500
                  Leasehold Improvements                                                334,199
                                                                                ---------------
                                                                                        594,018
                  Less accumulated depreciation                                        (310,128)
                                                                                ---------------
                                                                                $       283,890
                                                                                ===============

                  Depreciation expense for the six months ended June 30, 2001 was $51,500.

NOTE 3 -          NOTE PAYABLE - FLOOR PLAN

                  The Company has $2,000,000 of available financing under a revolving floor plan line of credit due on demand, expiring August 9, 2005 to finance the purchase of inventory. As of June 30, 2001, the balance due on the note payable - floor plan was $1,574,849. The note is collateralized by a lien on the Company's inventory and is personally quarante by the Company's stockholder. Interest is payable monthly on the outstanding balance of 2.5% over the bank's prime rate (6.75% at June 30, 2001). The note payments are due within 5 business days from the sale of the related inventory items.

                        MOTORCARS OF SOUTH FLORIDA, INC.
                               (An S corporation)
                          NOTES TO FINANCIAL STATEMENTS
                                  June 30, 2001
                                   (continued)


NOTE 4 -          DUE FROM OFFICER

                  At June 30, 2001, the amount due from officer arises from non-interest bearing short-term cash advances from the Company.


NOTE 5 -          RELATED PARTY TRANSACTIONS

                  Note payable, related party - In July 2001, a company related through common ownership, South Nassau, converted an unsecured note receivable due from the Company in the amount of $100,000 into equity, effective June 30, 2001.

                  Capital Contributions - Effective January 1, 2000, the Company's sole stockholder consented to having debt owed to him by the Company amounting to $4,314,869 converted into contributed capital, including 6 months of interest due him, $164,125, earned through June 30, 2001.

NOTE 6 -          OBLIGATIONS UNDER CAPITAL LEASES

                  The Company acquired office equipment under the provisions of long-term leasing arrangements classified as capitalized leases which expire on various dates through 2003. The assets securing the capitalized leases have an original costs of $35,434 and accumulated depreciation of $19,835 at June 30, 2001. Depreciation expense on these assets was $3,543 for the six months ended June 30, 2001.

                  Present value of future minimum payments under these leases are as follows:

                  2001                                                          $         4,760
                  2002                                                                    8,892
                  2003                                                                    6,612
                                                                                ---------------
                                                                                         20,264
                  Less amount representing
                    Interest (7% - 12%)                                                   2,128
                                                                                ---------------
                                                                                         18,136
                  Less current portion                                                    8,002
                                                                                ---------------
                                                                                $        10,134
                                                                                ===============

                        MOTORCARS OF SOUTH FLORIDA, INC.
                               (An S corporation)
                          NOTES TO FINANCIAL STATEMENTS
                                  June 30, 2001
                                   (continued)



NOTE 7 -          COMMITMENTS AND CONTINGENCIES

                  Operating Leases - The Company leases showroom and office space under operating leases expiring at various dates through August 31, 2003. Rent expense for the six months ended June 30, 2001 was $103,500.

                  2001                                                          $        93,000
                  2002                                                                  186,000
                  2003                                                                  124,000
                  ----                                                          ---------------
                                                                                $       403,000
                                                                                ===============

                  Litigation - The Company is involved in various legal proceedings arising in its ordinary course of business. Management, after consulting with legal counsel, is of the opinion that the ultimate outcome of these legal proceedings will not have a material effect on the Company's financial position or results of operations.

NOTE 8 -          SUBSEQUENT EVENT

                  Sale of Company - Effective July 6, 2001, 100% of the Company's common stock was acquired by Associated Automotive Group, Inc. Also effective July 6 , 2001, the Company will convert from an S corporation to a C corporation.

                        MOTORCARS OF SOUTH FLORIDA, INC.

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 2000

                                 August 17, 2001




The Board of Directors
Motorcars of South Florida, Inc.


                          INDEPENDENT AUDITORS' REPORT


We have audited the accompanying balance sheet of Motorcars of South Florida, Inc. (an S corporation) as of December 31, 2000 and the related statements of operations, changes in stockholder's equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Motorcars of South Florida, Inc. as of December 31, 2000 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 9 to the financial statements, an error was made resulting in an overstatement of previously reported additional paid-in capital and accumulated deficit as of December 31, 1999. Accordingly, an adjustment was made to additional paid-in capital and accumulated deficit as of December 31, 1999 to correct the error.



Goldstein Schechter Price Lucas Horwitz & Co., P.A.

                        MOTORCARS OF SOUTH FLORIDA, INC.
                               (an S corporation)
                                  BALANCE SHEET
                                DECEMBER 31, 2000

                                     ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                        $    73,699
   Restricted cash                                                       36,530
   Accounts receivable, net of allowance for doubtful
     accounts of $156,000                                             1,285,003
   Inventories                                                        3,819,712
   Due from officer                                                     107,884
   Prepaid expenses                                                      44,244
                                                                    -----------
     Total Current Assets                                             5,367,072

PROPERTY AND EQUIPMENT, net                                             328,023

OTHER ASSETS                                                            111,129
                                                                    -----------

     TOTAL ASSETS                                                   $ 5,806,224
                                                                    ===========

   LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
   Bank overdraft                                                   $    67,718
   Accounts payable and accrued expenses                                923,336
   Note payable, floor plan                                           1,932,093
   Current portion of capital lease obligations                           8,002
   Note payable, related party                                          100,000
   Customer deposits                                                     58,094
                                                                    -----------
     Total Current Liabilities                                        3,089,243

OBLIGATIONS UNDER CAPITAL LEASE, net of current portion                  14,394
                                                                    -----------
     Total Liabilities                                                3,103,637
                                                                    -----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY:
   Common stock; $1 par value, 100 shares authorized,
     issued and outstanding                                                 100
   Additional paid-in capital                                         5,108,266
   Accumulated deficit                                               (2,405,779)
                                                                    -----------
     Total Stockholder's Equity                                       2,702,587
                                                                    -----------

     TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                     $ 5,806,224
                                                                    ===========




See Accompanying Notes to Financial Statements

                        MOTORCARS OF SOUTH FLORIDA, INC.
                               (an S corporation)
                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000


SALES:
   Wholesale                                                       $ 33,294,627
   Retail                                                            25,030,825
                                                                   ------------
                                                                     58,325,452
                                                                   ------------

COST OF SALES:
   Wholesale                                                         32,693,541
   Retail                                                            23,915,190
                                                                   ------------
                                                                     56,608,731
                                                                   ------------

GROSS PROFIT                                                          1,716,721


FINANCE, INSURANCE, WARRANTY
   AND OTHER INCOME                                                     266,878
                                                                   ------------


INCOME FROM OPERATIONS BEFORE OPERATING
   EXPENSES AND INTEREST EXPENSE                                      1,983,599


OPERATING EXPENSES                                                   (2,136,487)
                                                                   ------------


LOSS BEFORE INTEREST EXPENSE                                           (152,888)


INTEREST EXPENSE                                                       (171,577)
                                                                   ------------

NET LOSS                                                           $   (324,465)
                                                                   ============




See Accompanying Notes to Financial Statements

                        MOTORCARS OF SOUTH FLORIDA, INC.
                               (an S corporation)
             STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY (DEFICIT)
                      FOR THE YEAR ENDED DECEMBER 31, 2000


                                                                                 TOTAL
                                                ADDITIONAL                   STOCKHOLDER'S
                                   COMMON        PAID-IN      ACCUMULATED       EQUITY
                                    STOCK        CAPITAL        DEFICIT        (DEFICIT)
                                    -----        -------        -------        ---------
BALANCE, December 31,
   1999 as previously
   reported                       $       100   $ 1,063,579    $(2,187,671)   $(1,123,992)


ADJUSTMENT FOR
   MISCLASSIFICATION
   OF CAPITAL
   REPAYMENT                               --      (106,357)       106,357             --
                                  -----------   -----------    -----------    -----------


BALANCE, December 31,
   1999 as restated                       100       957,222     (2,081,314)    (1,123,992)


CAPITAL
   CONTRIBUTIONS                           --     4,652,947             --      4,652,947



CAPITAL
   REPAYMENT                               --      (501,903)            --       (501,903)



NET LOSS                                   --            --       (324,465)      (324,465)
                                  -----------   -----------    -----------    -----------



BALANCE, December
   31, 2000                       $       100   $ 5,108,266    $(2,405,779)   $ 2,702,587
                                  ===========   ===========    ===========    ===========




See Accompanying Notes to the Financial Statements
                                       -4-

                        MOTORCARS OF SOUTH FLORIDA, INC.
                               (an S corporation)
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2000

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                      $  (324,465)
                                                                                 -----------
   Adjustments to reconcile net loss to net cash
     used in operating activities:
     Amortization and depreciation                                                   101,723
     Bad debt expense                                                                156,000
   Changes in operating assets and liabilities:
     Restricted cash                                                                 (36,530)
     Accounts receivable                                                            (287,496)
     Inventories                                                                  (1,308,316)
     Prepaid expenses                                                                (10,106)
     Accounts payable and accrued expenses                                           317,357
     Customer deposits                                                               (68,899)
     Other assets                                                                     40,596
                                                                                 -----------
       Total Adjustments                                                          (1,095,671)
                                                                                 -----------

NET CASH USED IN OPERATING ACTIVITIES                                             (1,420,136)
                                                                                 -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Investment in nonmarketable securities                                            (90,000)
   Purchase of property and equipment                                               (152,845)
   Repayment of note receivable                                                      160,580
                                                                                 -----------
     Net Cash Used in Investing Activities                                           (82,265)
                                                                                 -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Bank overdraft                                                                     67,718
   Note payable, floor plan, net                                                   1,076,254
   Repayment of long-term debt                                                      (130,000)
   Principal payments on obligations under capital leases                            (13,482)
   Repayment of stockholder loans                                                     (5,777)
   Capital contributions                                                             600,000
   Capital repayment                                                                (501,903)
                                                                                 -----------
     Net Cash Provided By Financing Activities                                     1,092,810
                                                                                 -----------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                           (409,591)

CASH AND CASH EQUIVALENTS:
   Beginning of year                                                                 483,290
                                                                                 -----------

   End of year                                                                   $    73,699
                                                                                 ===========

SUPPLEMENTAL CASH FLOW DISCLOSURE:

   Interest paid                                                                 $   171,577
                                                                                 ===========

SUPPLEMENTAL DISCLOSURES OF NON CASH INVESTING AND
   FINANCING ACTIVITIES:
   Stockholder loans converted to additional paid-in capital                     $ 4,052,947
                                                                                 ===========




See Accompanying Notes to Financial Statements

                        MOTORCARS OF SOUTH FLORIDA, INC.
                               (an S corporation)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000




NOTE 1 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                  Operations - Motorcars of South Florida, Inc. (the "Company") operates an automobile dealership located in South Florida. The Company's principal business is the retail and wholesale sales of pre-owned luxury automobiles.

                  Cash and Cash Equivalents - The Company considers all highly liquid investments with a remaining maturity of three months or less at the time of purchase to be cash equivalents. Cash equivalents are carried at cost, which approximates fair value. The Company maintains their cash in bank deposit accounts which, at times, exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company's management believes the Company is not exposed to any significant credit risk on their cash balances.

                  Restricted Cash - Proceeds from sales of vehicles financed under the Company's floor plan agreement are held in trust by the Company until they can be remitted to the bank in accordance with its floor plan agreement. These proceeds are reflected as restricted cash for financial reporting purposes.

                  Inventories - Automobiles are valued at the lower of cost or market. The cost of automobiles is determined on a specific unit basis.

                  Property and Equipment - Property and equipment are stated at cost. Depreciation is computed on the straight-line method over the assets estimated useful lives ranging from 3 to 7 years. Leasehold improvements are amortized over the shorter of their useful lives or the term of the lease. The cost of repairs and maintenance is charged to expense as incurred. Significant renewals and betterments are capitalized.

                  Investment - In 2000, the Company purchased shares of common stock in a non-public company for $90,000. The Company classifies this investment as a nonmarketable security carried at historical cost and is included in other assets on the accompanying balance sheet. Management periodically reassesses the fair value of this investment and makes adjustments for any permanent impairment in value. Management believes that no such adjustment was necessary in 2000.

                  Revenue Recognition - The Company recognizes revenue from vehicle sales upon transfer of title to the customer. Finance, insurance and warranty revenues are recognized upon the sale of the finance, insurance or warranty contract.

                  Advertising - Advertising costs are charged to operations in the year incurred. Total advertising costs for the year ended December 31, 2000 was $197,647.

                        MOTORCARS OF SOUTH FLORIDA, INC.
                               (an S corporation)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000
                                   (continued)




NOTE 1 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

                  Income Taxes - The Company has elected to be treated as an S corporation whereby the profits and losses of the Company are passed directly to the stockholder for inclusion in his individual tax return. Therefore, no provision for income taxes is reflected in the accompanying financial statement.

                  Management Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. This affects the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates are used for, but not limited to, the accounting for doubtful accounts and amortization and depreciation. Actual results could differ from those estimates.

NOTE 2 -          PROPERTY AND EQUIPMENT

                  At December 31, 2000, property and equipment consisted of the following:
                  Furniture and equipment                                       $    214,517
                  Capitalized leased equipment                                        35,434
                  Company vehicle                                                      2,500
                  Leasehold improvements                                             334,199
                                                                                ------------
                                                                                     586,650
                  Less accumulated depreciation                                     (258,627)
                                                                                ------------
                                                                                $    328,023
                                                                                ============

                  Amortization and depreciation expense for the year ended December 31, 2000 was $101,723.

NOTE 3 -          NOTE PAYABLE - FLOOR PLAN

                  The Company has $2,000,000 of available financing under a revolving floor plan line of credit due on demand, expiring August 9, 2005 to finance the purchase of inventory. As of December 31, 2000 the balance due on the note payable - floor plan was $1,932,093. The note is collateralized by a lien on the Company's inventory and is personally guaranteed by the Company's stockholder. Interest is payable monthly on the outstanding balance at 2.5% over the bank's prime rate (12% at December 31, 2000). The note payments are due within 5 business days from the sale of the related inventory items.

                        MOTORCARS OF SOUTH FLORIDA, INC.
                               (an S corporation)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000
                                   (continued)



NOTE 4 -          DUE FROM OFFICER

                  At December 31, 2000, the amount due from officer arises from non-interest bearing short-term cash advances from the Company.

NOTE 5 -          RELATED PARTY TRANSACTIONS

                  Note payable, related party - In March 1999, a company related through common ownership loaned the Company $100,000. The note is unsecured and due on demand with monthly interest payments at a rate of 10%. Total interest expense on this note was approximately $10,000 for the year ended December 31, 2000.

                  Capital contributions - Effective January 1, 2000, the Company's sole stockholder consented to having debt owed to him by the Company amounting to $4,052,947 converted into contributed capital.

NOTE 6 -          OBLIGATIONS UNDER CAPITAL LEASES

                  The Company acquired office equipment under the provisions of long-term leasing arrangements classified as capitalized leases which expire on various dates through 2003. The assets securing the capitalized leases have an original costs of $35,434 and accumulated depreciation of $16,292 at December 31, 2000. Depreciation expense on these assets was $7,164 for the year ended December 31, 2000.

                  Present value of future minimum payments under these leases are as follows:

                           2001                                                 $            9,520
                           2002                                                              8,892
                           2003                                                              6,612
                                                                                ------------------
                                                                                            25,024
                           Less amount representing
                             interest (7% - 12%)                                             2,628
                                                                                ------------------
                                                                                            22,396
                           Less: current portion                                             8,002
                                                                                ------------------
                                                                                $           14,394
                                                                                ==================

                        MOTORCARS OF SOUTH FLORIDA, INC.
                               (an S corporation)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000
                                   (continued)



NOTE 7 -          COMMITMENTS AND CONTINGENCIES

                  Operating Leases - The Company leases showroom and office space under operating leases expiring at various dates through August 31, 2003. Rent expense for the year ended December 31, 2000 was $186,000.

                  Future minimum rental payments under non-cancelable operating leases as of December 31, 2000 are as follows:

                                    2001                                        $          186,000
                                    2002                                                   186,000
                                    2003                                                   124,000
                                                                                ------------------
                                                                                $          496,000
                                                                                ==================

                  Litigation - The Company is involved in various legal proceedings arising in its ordinary course of business. Management, after consulting with legal counsel, is of the opinion that the ultimate outcome of these legal proceedings will not have a material effect on the Company's financial position or results of operations.

NOTE 8 -          SUBSEQUENT EVENT

                  Sale of Company - Effective July 6, 2001, 100% of the Company's common stock was acquired by Associated Automotive Group, Inc.

NOTE 9 -          PRIOR PERIOD ADJUSTMENT

                  Additional paid-in capital and accumulated deficit at the beginning of 2000 have been adjusted to correct a misclassification of a capital repayment made in 1999. The error had no effect on net income for the year ended December 31, 1999.

                                 August 17, 2001





                   INDEPENDENT AUDITORS' REPORT ON INFORMATION
                   ACCOMPANYING THE BASIC FINANCIAL STATEMENTS




The Board of Directors
Motorcars of South Florida, Inc.


Our report on our audit of the basic financial statements of Motorcars of South Florida, Inc. appears on page 1. This audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying schedule of operating expenses is presented for the purpose of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.




Goldstein Schechter Price Lucas Horwitz & Co., P.A.

                        MOTORCARS OF SOUTH FLORIDA, INC.
                               (an S corporation)
                         SCHEDULE OF OPERATING EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 2000



Amortization and depreciation                   $  101,723
Advertising                                        197,647
Automobile                                          30,743
Bad debts                                          156,000

Bank charges and fees                               13,720
Commissions                                        195,986
Delivery expense                                    10,303
Employee benefits                                   51,365

Insurance                                           60,033
Legal and accounting                                98,559
Meals, travel and entertainment                     34,610
Miscellaneous                                       57,855

Office expense                                      14,471
Outside services                                    84,116
Payroll                                            622,683
Payroll taxes                                       49,090

Rent                                               186,000
Repairs and maintenance                             22,977
Shop supplies                                       16,529
Taxes and licenses                                  54,450

Telephone                                           53,794
Utilities                                           23,833
                                                ----------
                                                $2,136,487
                                                ==========


                        MOTORCARS OF SOUTH FLORIDA, INC.

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 1999

                                 March 24, 2000





The Stockholders and
Board of Directors
Motorcars of South Florida, Inc.


                          INDEPENDENT AUDITORS' REPORT


We have audited the accompanying balance sheet of Motorcars of South Florida, Inc. (an S corporation) as of December 31, 1999 and the related statements of operations and accumulated deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Motorcars of South Florida, Inc. as of December 31, 1999 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



GOLDSTEIN SCHECHTER PRICE LUCAS HORWITZ & CO., P.A.

                        MOTORCARS OF SOUTH FLORIDA, INC.
                               (an S corporation)
                                  BALANCE SHEET
                                DECEMBER 31, 1999

CURRENT ASSETS:
   Cash                                                           $   483,290
   Accounts receivable                                              1,153,507
   Inventories                                                      2,511,396
   Note receivable                                                    160,500
   Prepaid expenses                                                    34,076
                                                                  -----------
     Total Current Assets                                           4,342,769

PROPERTY AND EQUIPMENT, net of accumulated
   depreciation of $156,905                                           276,901

OTHER ASSETS                                                           61,805
                                                                  -----------

     TOTAL ASSETS                                                 $ 4,681,475
                                                                  ===========

   LIABILITIES AND STOCKHOLDER'S DEFICIT

CURRENT LIABILITIES:
   Accounts payable and accrued expenses                          $   800,667
   Note payable - floor plan                                          855,839
   Current portion of capital lease obligations                        14,110
   Note payable                                                       130,000
   Note payable, related party                                        100,000
   Customer deposits                                                  126,933
                                                                  -----------
     Total Current Liabilities                                      2,027,549

OBLIGATIONS UNDER CAPITAL LEASE, net of current portion                21,768

DUE TO STOCKHOLDER                                                  3,700,000

DUE TO OFFICER                                                         56,150
                                                                  -----------
     Total Liabilities                                              5,805,467
                                                                  -----------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S DEFICIT:
   Common stock; $1 par value, 100 shares authorized,
     issued and outstanding                                               100
   Additional paid-in capital                                       1,063,579
   Accumulated deficit                                             (2,187,671)
                                                                  -----------
     Total Stockholder's Deficit                                   (1,123,992)
                                                                  -----------

     TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIT                  $ 4,681,475
                                                                  ===========




See Accompanying Notes to Financial Statements

                        MOTORCARS OF SOUTH FLORIDA, INC.
                               (an S corporation)
                 STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
                      FOR THE YEAR ENDED DECEMBER 31, 1999



SALES:
   Wholesale                              $ 24,361,684
   Retail                                   18,431,817
                                          ------------
                                            42,793,501
                                          ------------

COST OF SALES:
   Wholesale                                23,970,765
   Retail                                   17,306,818
                                          ------------
                                            41,277,583
                                          ------------

GROSS PROFIT                                 1,515,918

FINANCE, INSURANCE AND WARRANTY
   INCOME                                      182,760
                                          ------------


INCOME FROM OPERATIONS BEFORE OPERATING
   EXPENSES AND INTEREST EXPENSE             1,698,678


OPERATING EXPENSES                          (1,786,445)
                                          ------------


LOSS BEFORE INTEREST EXPENSE                   (87,767)


INTEREST EXPENSE                              (401,139)
                                          ------------


NET LOSS                                      (488,906)

ACCUMULATED DEFICIT:
   Beginning of year                        (1,592,408)

   Distributions                              (106,357)
                                          ------------

   End of year                            $ (2,187,671)
                                          ============




See Accompanying Notes to Financial Statements

                        MOTORCARS OF SOUTH FLORIDA, INC.
                               (an S corporation)
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                      $  (488,906)
                                                                                 -----------
   Adjustments to reconcile net loss to net cash
     used in operating activities:
     Depreciation and amortization                                                    63,477
   Change in operating assets and liabilities:
     Accounts receivable                                                             268,178
     Inventory                                                                      (422,163)
     Prepaid expenses                                                                (27,890)
     Accounts payable and accrued expenses                                          (773,277)
     Customer deposits                                                               (18,303)
     Other assets                                                                   (176,070)
     Disbursements in excess of cash on deposit                                     (495,859)
                                                                                 -----------

       NET CASH USED IN OPERATING ACTIVITIES                                      (2,070,813)
                                                                                 -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                                                (98,230)
                                                                                 -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Note payable, floor plan                                                         (137,774)
   Proceeds from stockholder loan                                                  3,200,000
   Proceeds from note payable, related party                                         100,000
   Repayment of long-term debt                                                      (333,011)
   Principal payments on obligations under capital leases                             (5,758)
   Repayments of amount due to officer                                               (84,416)
   Distributions                                                                    (106,357)
                                                                                 -----------
     Net Cash Provided By Financing Activities                                     2,632,684
                                                                                 -----------

NET INCREASE IN CASH                                                                 463,641

CASH:
   Beginning of year                                                                  19,649
                                                                                 -----------

   End of year                                                                       483,290
                                                                                 -----------

SUPPLEMENTAL CASH FLOW DISCLOSURE:

   Interest paid                                                                 $   345,913
                                                                                 ===========





See Accompanying Notes to Financial Statements
                                       -4-

                        MOTORCARS OF SOUTH FLORIDA, INC.
                               (an S corporation)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999




NOTE 1 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                  Operations - Motorcars of South Florida, Inc. (the "Company") operates an automobile dealership located in South Florida. The Company's principal business is the retail and wholesale sales of pre-owned luxury automobiles.

                  Cash and cash equivalents - The Company considers all highly liquid investments with a remaining maturity of three months or less at the time of purchase to be cash equivalents. Cash equivalents are carried at cost, which approximates fair value.

                  Inventories - Pre-owned automobiles are valued at the lower of cost or market. The cost of pre-owned automobiles is determined on a specific unit basis.

                  Property and Equipment - Property and equipment are stated at cost. Depreciation is computed on the straight-line method over the assets estimated useful lives ranging from 3 to 7 years. Leasehold improvements are amortized over the shorter of their useful lives or the term of the lease. The cost of repairs and maintenance is charged to expense as incurred. Significant renewals and betterments are capitalized.

                  Advertising - Advertising costs are charged to operations in the year incurred. Total advertising costs for the year ended December 31, 1999 was $221,076.

                  Management Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. Those estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at December 31, 1999 and the reported amounts of revenues and expenses during the year then ended. Actual results could differ from those estimates.

                  Income Taxes - The Company has elected to be treated as an S corporation whereby the profits and losses of the Company is passed directly to the stockholders for inclusion in their individual tax returns. Therefore, no provision for income taxes is reflected in the accompanying financial statement.

                  Fair Values of Financial Instruments - At December 31, 1999, the carrying value of financial instruments such as cash, trade receivables, payables, short-term debt and stockholders' and officers' notes payable approximates their fair market values based on the short-term maturities of these instruments. The carrying amount of long-term debt is a reasonable estimate of fair value as the notes bear interest based on the market rate currently available for debt with similar terms.

                        MOTORCARS OF SOUTH FLORIDA, INC.
                               (an S corporation)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999
                                   (continued)



NOTE 2 -          PROPERTY AND EQUIPMENT

                  At December 31, 1999, property and equipment consisted of the following:

                  Furniture and equipment                                       $          162,973
                  Capitalized leased equipment                                              55,414
                  Company vehicle                                                            2,500
                  Leasehold improvements                                                   212,919
                                                                                ------------------
                                                                                           433,806
                  Less accumulated depreciation                                           (156,905)
                                                                                ------------------
                                                                                $          276,901
                                                                                ==================

NOTE 3 -          NOTE PAYABLE - FLOOR PLAN

$1,000,000 available financing under a revolving floor plan line of credit due on demand, expiring May 31, 2000 (management expects to renegotiate the floor plan for an additional year) to finance the purchase of inventory. The note is collateralized by a lien on the Company's inventory and is personally guaranteed by the Company's stockholder. Interest is payable monthly on the outstanding balance at 2.5% over the bank's prime rate (8.5% at December 31, 1999). The note payments are due within 5 business days from the sale of the related inventory items. Total related interest expense for the year ended December 31, 1999 was
$73,972                                                                         $          855,839
                                                                                ==================

NOTE 4 -          DUE TO/FROM OFFICER

                  At December 31, 1999, the Company was indebted to an officer in the amount of $56,150. This note bears interest at the prime rate, (7.75% at December 31, 1999). The officer has agreed not to receive any repayments on this loan until after December 31, 2000. Therefore, the loan is classified as noncurrent.

                  At December 31, 1999, a note receivable for $160,500 is due from an officer. The note is non-interest bearing and due on demand.

NOTE 5 -          DUE TO STOCKHOLDER

                  At December 31, 1999, the Company was indebted to a stockholder for advances aggregating $3,700,000 bearing interest at 10%. There are no terms specified for repayment of these advances and for financial reporting purposes, they have been reported as long-term obligations as it is not anticipated that they will be repaid within one year.

                        MOTORCARS OF SOUTH FLORIDA, INC.
                               (an S corporation)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999
                                   (continued)


NOTE 6 -          NOTE PAYABLE

                  At December 31, 1999, note payable debt consisted of the following:

                  An unsecured note payable due on demand with monthly
                  interest payments at a rate of 12%.                           $          130,000
                                                                                ==================

                  Total related interest expense on this note for the year ended December 31, 1999 was approximately $15,600.

NOTE 7 -          NOTE PAYABLE, RELATED PARTY

                  In March, 1999, a company related through common ownership loaned the Company $100,000. The note is unsecured and due on demand with monthly interest payments at a rate of 12%. Total interest expense on this note was approximately $7,500 for the year ended December 31, 1999.

NOTE 8 -          OBLIGATIONS UNDER CAPITAL LEASES

                  The Company acquired office equipment under the provisions of long-term leasing arrangements classified as capitalized leases which expire on various dates through 2003. The assets securing the capitalized leases have an original costs of $55,414 and net book value of $32,490 at December 31, 1999. Depreciation expense on these assets was $13,824 for the year ended December 31, 1999. The capitalized lease obligations are payable in monthly installments of approximately $1,300 including interest at rates ranging from approximately 7% to 12%.

                  Present value of future minimum payments under these leases are as follows:
                           2000                                                 $           16,391
                           2001                                                              8,892
                           2002                                                              8,892
                           2003                                                              6,612
                                                                                ------------------
                                                                                            40,787
                           Interest                                                          4,909
                                                                                ------------------
                                                                                            35,878
                           Less: current portion                                            14,110
                                                                                ------------------

                           Present value of future minimum lease payments       $           21,768
                                                                                ==================

                        MOTORCARS OF SOUTH FLORIDA, INC.
                               (an S corporation)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999
                                   (continued)



NOTE 9 -          COMMITMENTS AND CONTINGENCIES

                  Operating Leases

                  The Company leases showroom and office space under operating leases expiring at various dates through August 31, 2003. Rent expense for the year ended December 31, 1999 was approximately $144,100.

                  Future minimum rental payments under non-cancelable operating leases as of December 31, 1999 are as follows:

                                    2000                                        $          186,000
                                    2001                                                   186,000
                                    2002                                                   186,000
                                    2003                                                   124,000
                                                                                ------------------
                                                                                $          682,000
                                                                                ==================

                  Litigation

                  The Company is involved in various legal proceedings arising in its ordinary course of business. Management, after consulting with legal counsel, is of the opinion that the ultimate outcome of these legal proceedings will not have a material effect on the Company's financial position or results of operations.

                   INDEPENDENT AUDITORS' REPORT ON INFORMATION
                   ACCOMPANYING THE BASIC FINANCIAL STATEMENTS





Our audit of the basic financial statements presented in the preceding section of this report was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying schedule of operating expenses is presented for the purpose of additional analysis and is not a required part of the basic financial statement. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.





GOLDSTEIN SCHECHTER PRICE LUCAS HORWITZ & CO., P.A.
March 24, 2000

                        MOTORCARS OF SOUTH FLORIDA, INC.
                               (an S corporation)
                         SCHEDULE OF OPERATING EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1999




Amortization and depreciation                 $   63,477
Advertising                                      221,076
Automobile                                        48,525
Bank charges and fees                             13,460

Commissions                                      193,210
Delivery expense                                  10,968
Employee benefits                                 34,718
Insurance                                         42,522

Legal and accounting                              65,511
Meals, travel and entertainment                   76,918
Miscellaneous                                     46,990
Office expense                                    21,236

Outside services                                  76,707
Payroll                                          522,779
Payroll taxes                                     39,236
Rent                                             144,083

Repairs and maintenance                           33,679
Shop supplies                                     14,743
Taxes and licenses                                40,414
Telephone                                         56,813
Utilities                                         19,380
                                              ----------
                                              $1,786,445
                                              ==========

                                                                      APPENDIX A

                            STOCK PURCHASE AGREEMENT
                                 BY AND BETWEEN
             INVERSIONES HUILLIMAPU S.A. AND UNISERVICE CORPORATION

                               ____________, 2001

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT ("Agreement"), is made as of __________, 2001 between Inversiones Huillimapu S.A., a Chilean company ("Purchaser") and Uniservice Corporation, a Florida corporation ("Seller").

         WHEREAS, Seller is a holding company which owns a 99.9% interest in the following companies: Kentucky Foods Chile Ltda.; Administradora de Equipos, Maquinarias y Rentas Inmobiliarias Ltda.; and Administradora de Servicios de Personal Millantue Ltda. (collectively, the "Subsidiaries") which are further described in Exhibit A;

         WHEREAS, the Subsidiaries own and operate approximately 30 KFC restaurants throughout Chile under franchise agreements with Tricon Restaurants International (the "Business");

         WHEREAS, Purchaser desires to acquire and Seller desires to sell its 99.9% ownership interest in the Subsidiaries (the "Equity Interest") in exchange for the consideration and upon the terms described herein (the "Purchase"); and

         WHEREAS, Purchaser and Seller desire to make certain representations, warranties, covenants and agreements in connection with the Purchase;

         NOW THEREFORE, in consideration of the mutual promises, covenants, provisions and representations contained herein, the parties hereto agree as follows:

                                    ARTICLE I
                                  THE PURCHASE

         1.1 SALE AND DELIVERY OF EQUITY INTEREST. Subject to all the terms and conditions of this Agreement, Seller shall sell, transfer, convey, assign and deliver to Purchaser at the Closing (as defined in paragraph 1.2 hereof) and Purchaser shall purchase, acquire and accept from the Seller certificates for the Equity Interest duly endorsed by Seller, or accompanied by duly executed stock powers.

         1.2 EFFECTIVE DATE AND CLOSING. The effective date (the "Effective Date") of this transaction shall be simultaneous with the closing of the share exchange agreement (the "Share Exchange") between Associated Automotive Group, Inc. ("AAG") and the Seller. The closing of the transaction contemplated herein (the "Closing") shall occur at a mutually agreeable time and place, on the earliest practicable date following the day on which all of the obligations and conditions precedent herein are complied with but in no event later than the date of the Share Exchange. [It is expected that the Closing shall be on or about December 31, 2001 or as soon thereafter as reasonably practicable.]

         1.3 PURCHASE PRICE. Subject to all of the terms and conditions set forth in the Agreement and in reliance on the representations, warranties and covenants hereinafter set forth, Purchaser shall deliver to Seller 825,000 shares of Uniservice Corporation class B common stock held by Purchaser (hereinafter referred to as the "Purchase Price").

         1.4 PAYMENT OF PURCHASE PRICE. Purchaser shall assign, transfer, pledge and deliver to Seller the Purchase Price. Purchaser agrees and acknowledges that it shall do all things necessary to perfect Seller's interest in the Purchase Price within ten (10) days of the date of the execution of this Agreement.

                                   ARTICLE II
                            REPRESENTATIONS OF SELLER

         As an inducement to Purchaser to enter into this Agreement, Seller represents and warrants to Purchaser as of the Closing the following:

         2.1 ORGANIZATION. Each of Seller and the Subsidiaries is a company duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, has all necessary corporate powers to own properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification. To the best of Seller's knowledge and belief, each of the Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, has all necessary corporate powers to own properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification. Other than the Subsidiaries, Seller has no material equity or other material ownership interest in any corporation, limited liability company, partnership, association or other business entity.

         2.2 AUTHORITY. The execution of this Agreement and the consummation of the transactions contemplated herein have been authorized by the directors subject to Seller and the officers and directors of its Subsidiaries and Seller has the full power and authority to execute, deliver and perform this Agreement and this Agreement is a legal, valid and binding obligation of the Seller, and is enforceable in accordance with its terms and conditions, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium or other laws generally effecting the rights of creditors and general principles of equity.

         2.3 TITLE TO THE EQUITY INTEREST. Seller owns a 99.9% Equity Interest in each of the Subsidiaries, which Equity Interest is duly and validly issued, fully paid and non-assessable. Seller has good and marketable title to the Equity Interest, free and clear of all debts, liens and encumbrances and, by virtue of the grant, conveyance, sale, transfer, and assignment of the Equity Interest hereunder, Purchaser shall receive good and marketable title to the Equity Interest, free and clear of all debts, liens and encumbrances. As of the Closing, there shall be no outstanding options, contracts, warrants, appreciation rights, redemption rights or subscription rights of any nature relating to the issuance, sale or acquisition of the Equity Interest or the Subsidiaries.

         2.4 ABILITY TO CARRY OUT OBLIGATIONS. The execution and delivery of this Agreement by Seller and the performance by Seller of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, certificate of incorporation, bylaw, or other agreement or instrument to which Seller is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Seller, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of Seller.

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         As an inducement to Seller to enter into this Agreement, the Purchaser represents and warrants to the Seller as of the date hereof and as of the Closing the following:

         3.1 ORGANIZATION. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of Chile, has all necessary corporate powers to own properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

         3.2 AUTHORITY. The Board of Directors of Purchaser has authorized the execution of this Agreement and the transactions contemplated herein, and Purchaser has full power and authority to execute, deliver and perform this Agreement and this Agreement is the legal, valid and binding obligation of Purchaser, and is enforceable in accordance with its terms and conditions, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium or other laws generally effecting the rights of creditors and general principles of equity.

         3.3 TITLE TO THE PURCHASE PRICE. Purchaser owns all of the issued and outstanding shares of Seller as defined in the Purchase Price ("Purchase Stock"), which shares are duly and validly issued, fully paid and non-assessable. Purchaser has good and marketable title to the Purchase Stock, free and clear of all debts, liens and encumbrances and, by virtue of the grant, conveyance, sale, transfer, and assignment of the Purchase Stock hereunder, Seller shall receive good and marketable title to the Purchase Stock, free and clear of all debts, liens and encumbrances. As of the Closing, there shall be no outstanding options, contracts, warrants, appreciation rights, redemption rights or subscription rights of any nature relating to the issuance, sale or acquisition of the Purchase Stock.

         3.4 ABILITY TO CARRY OUT OBLIGATIONS. The execution and delivery of this Agreement by Purchaser and the performance by Purchaser of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, certificate of incorporation, bylaw, or other agreement or instrument to which Purchaser is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Purchaser, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of Purchaser.

                                   ARTICLE IV
                                    COVENANTS

         4.1 RELEASE OF GUARANTIES. Purchaser shall have released Seller of all obligations, contingent or otherwise, relating to or in any way connected to or with the Equity Interest or Subsidiaries, including but not limited to any and all bank guarantees or other guarantees.

         4.2 SELLER'S COOPERATION AFTER THE CLOSING; FURTHER ACTION. At any time, and from time to time after the Closing, the Seller shall execute and deliver to the Purchaser such other instruments and take such other actions as the Purchaser may reasonably request more effectively to vest title of the Equity Interest in the Purchaser and, to the full extent permitted by law, to put the Purchaser in actual possession and operating control of the Subsidiaries, the Equity Interest and the Business. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done, all things necessary, proper or advisable under applicable laws, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and to consummate and make effective the transactions contemplated hereby.

         4.3 REGULAR COURSE OF BUSINESS. Except as otherwise consented to or approved by Purchaser in writing, until the Closing, Seller covenants and agrees (and will cause each of the Subsidiaries to act or refrain from acting where required hereinafter) that each of the Subsidiaries will operate its respective business in the ordinary course, diligently and in good faith, consistent with past management practices.

         4.4 TERM OF POWERS-OF-ATTORNEY. The Seller agrees and acknowledges that the power-of-attorney conferred to Ricardo Vilensky Cohen, by resolution of the Board of Directors of Uniservice Corporation dated June 17, 1998, notarized in the presence of Santiago Notary , Raul Undurraga Laso , continues in full force and effect for as long as it is necessary for the Seller to legally and validly transfer under Chilean law the Equity Interests held by the Seller in the Subsidiaries to the Purchaser has consummated.

                                    ARTICLE V
                                    INDEMNITY

         5.1 INDEMNIFICATION BY PURCHASER. Purchaser and each Subsidiary, jointly and severally, agree to indemnify, defend and hold harmless Seller, and the respective officers, representatives, agents, employees of the Subsidiaries and successors and assigns of the Seller from and against:

                  (1) Any and all losses resulting from any misrepresentation or breach of any representation or warranty or non-fulfillment of any covenant or agreement on the part of Purchaser under the terms of this Agreement;

                  (2) Any liability or assessment relating to any losses (including tax liability or assessment) related to Seller, the Subsidiaries, the Equity Interest or this Agreement or the transactions contemplated hereby;

                  (3) All actions, suits, proceedings, arbitration's, demands, assessments, judgments, costs and expenses, including attorney's fees and disbursements, incident to the foregoing; and

                  (4) All claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that they shall incur or suffer, which result from or relate to any activities of the Subsidiaries or Purchaser prior to, on or subsequent to the Closing Date or which result from or relate to any breach of, or failure by Purchaser to perform any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Purchaser under this Agreement.


         5.2 INDEMNIFICATION BY SELLER.Seller agrees to indemnify, defend and hold harmless Purchaser, and the respective officers, representatives, agents, employees of the Purchaser from and against:

                  (1) Any and all losses resulting from any misrepresentation or breach of any representation or warranty or non-fulfillment of any covenant or agreement on the part of Seller under the terms of this Agreement; and

                  (2) All claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that they shall incur or suffer, which result from or relate to any activities of the Seller subsequent to the Closing Date or which result from or relate to any breach of, or failure by Seller to perform any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Seller under this Agreement.

                                   ARTICLE VI
                  CONDITIONS PRECEDENT TO SELLER'S PERFORMANCE

         The Seller's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this
Article VI. The Seller may waive any or all of these conditions in whole or in part without prior notice; so long as such waiver is in writing; and provided, however, that no such waiver of a condition shall constitute a waiver by the Seller of any other condition of or any of the Seller's rights or remedies at law or in equity, if Purchaser shall be in default of any of its representations, warranties, or covenants under this Agreement.

         6.1 PERFORMANCE. Purchaser shall have performed, satisfied, and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date, and the Representations and Warranties contained in Article III shall be true and correct as of the Closing.

         6.2 ABSENCE OF LITIGATION. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted against any party hereto on or before the Closing Date.

         6.3 FAIRNESS OPINION. The Seller shall have received a written opinion acceptable to the Seller, in its sole discretion, stating that the consideration to be received by the Seller pursuant to this Agreement is fair to the Seller and its shareholders from a financial point of view.

         6.4 APPROVAL AND CONSUMMATION OF AGREEMENT AND SHARE EXCHANGE. The Agreement and Share Exchange shall have been adopted by the affirmative vote of a majority of all the votes cast of the Seller at a special meeting of the Seller's shareholders, or as otherwise required and in accordance with the Articles of Incorporation of the Seller and the Florida Business Corporation Law.

         6.5 APPROVAL OF AAG. The Board of Directors of AAG shall have approved of this Agreement and made a determination that the directors of the Seller acted in good faith and in the best interest of Seller in all ways related to or in connection with the transaction contemplated by this Agreement.

         6.6 RELEASE OF SELLER. Purchaser and the Subsidiaries shall have released Seller for all claims of the Subsidiaries and shall have executed a release substantially in a form approved by the Seller.

                                   ARTICLE VII
                 CONDITIONS PRECEDENT TO PURCHASER'S PERFORMANCE

         The Purchaser's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this
Article VII. The Purchaser may waive any or all of these conditions in whole or in part without prior notice; so long as such waiver is in writing; and provided, however, that no such waiver of a condition shall constitute a waiver by the Purchaser of any other condition of or any of the Purchaser's rights or remedies at law or in equity, if Seller shall be in default of any of its representations, warranties, or covenants under this Agreement.

         7.1 PERFORMANCE. Seller shall have performed, satisfied, and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it, on or before the closing Date, and the Representations and Warranties contained in Article II shall be true and correct as of the Closing.

         7.2 ABSENCE OF LITIGATION. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted against any party hereto on or before the Closing Date.


                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.1 CAPTIONS AND HEADINGS. The Articles and paragraph/section headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit or add to the meaning of any provisions of this Agreement.

         8.2 NO ORAL CHANGE. This Agreement and any provision hereof, may not be waived, changed, modified or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

         8.3 WAIVER. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other subsequent breach.

         8.4 ENTIRE AGREEMENT. This Agreement contains the entire Agreement and understandings between the parties hereto, and supersedes all prior agreements and understandings with respect to the subject matter hereof.

         8.5 CHOICE OF LAW, JURISDICTION AND VENUE. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Florida without regard to conflict of laws principles. Any action at law or in equity directly or indirectly in connection with, related to or in any way connected to this Agreement or any provisions hereof, shall be litigated exclusively in the state or federal courts located in the City of Fort Lauderdale and County of Broward, Florida. The parties hereto irrevocably waive any rights such party may otherwise have to transfer or change the venue of any litigation brought or arising in connection with this Agreement.

         8.6 COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         8.7 NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of receipt if served personally on the party to whom notice is to be given, by telecopy or telegram, or mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

         PURCHASER:  Inversiones Huillimapu S.A.
         Carmencita 25, Oficina 102
         Las Condes - Santiago - Chile
         Attention: Ricardo Vilensky, President

         SELLER:  Uniservice Corporation
         350 East Las Olas, Suite 1700
         Fort Lauderdale, FL 33301

         8.8 BINDING EFFECT. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

         8.9 MUTUAL COOPERATION. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

         8.10 ANNOUNCEMENTS. Purchaser and Seller will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers. Except to the extent that the parties consent in writing otherwise, no party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media. Nevertheless, the parties agree that the Seller and the Purchaser or any affiliate thereof may make such disclosure (on Form 8-K, by press release or otherwise) regarding the terms of this Agreement and the transactions contemplated hereby as it deems necessary to comply with the applicable securities laws or the rules and regulations of the NASDAQ.

         8.11 EXPENSES. Except as specifically provided in this Agreement, all direct costs and expenses including legal, and any other out-of-pocket expense incurred by Seller, in connection with this transaction, shall be paid by AAG. All costs and expenses including legal, accounting and any other out-of-pocket expenses incurred by the Purchaser, in connection with this Agreement or Chilean operations, shall be paid by the Purchaser.

         8.12 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties set forth in Articles II and III shall not survive the Closing. The covenants, agreements and indemnities set forth in Articles IV, V, and VII shall survive the Closing.

         8.13 ASSIGNMENT. This Agreement may not be assigned by operation of law or otherwise by the Seller or the Purchaser; provided, however, that Purchaser may assign its rights and obligations to any subsidiary or affiliate of Purchaser, provided however that such assignment shall not release the Purchaser of it's obligations hereunder and Purchaser shall guarantee the obligation of any assignee.

         8.14 TERMINATION. This Agreement may be terminated prior to the Effective Date; (a) by mutual consent of the Seller and the Purchaser if the Boards of Directors of each so determines; or (b) by Seller if the Share Exchange is not consummated.

         AGREED TO AND ACCEPTED as of the date first above written.

                                               PURCHASER: HUILLIMAPU S.A.



                                               By:
                                               ---------------------------
                                               Ricardo Vilensky
                                               Title: President

                                               SELLER:  UNSERVICE CORPORATION



                                               By:
                                               ---------------------------
                                               Maurico Aguirre
                                               Title: Chief Financial Officer

                                    Exhibit A

     Kentucky Foods Chile Limitada, a limited liability company organized under the laws of Chile. Its original bylaws, under the original name of Alimentos Merced S.A. care evidenced in a notarized instrument executed in the presence of Santiago Notary Patricio Zaldivar Mackenna dated November 6, 1986, registered in folio 21303 No. 11533 with the Commerce Registry kept by the Santiago Real Estate Registrar for 1986. The company's present registration under the name of Kentucky Foods Chile Limitada is in folio 9,521 No. 7579 with the same Registry and Registrar for the year 2000.

     Administradora de Equipos, Maquinarias y Rentas Inmobiliarias Limitada, a limited liability company organized under the laws of Chile, the organization of which is evidenced in a notarized instrument dated June 5, 2000 in the presence of Santiago Notary, Raul Undurraga Laso, registered in folio 16,370 No. 13202 with the Commerce Registry kept by the Santiago Real Estate Registrar for 2000.

     Administradora de Servicios de Personal Millantue Limitada; a limited liability company organized under the laws of Chile, the organization of which is evidenced in a notarized instrument dated June 5, 2000 in the presence of Santiago Notary Raul Undurraga Laso, registered in folio 16,372 No. 13,203 with the Commerce Registry kept by the Santiago Real Estate Registrar for 2000.

                                                                      APPENDIX B

                            SHARE EXCHANGE AGREEMENT



         THIS SHARE EXCHANGE AGREEMENT ("Agreement"), dated as of __________, 2001 is by and among Uniservice Corporation, a Florida corporation (the "Company") and Associated Automotive Group, Inc., a Nevada corporation ("AAG"); and Barry Tenzer, principal shareholder of AAG ("Principal"); and the shareholders of AAG identified on Schedule 1.1, constituting all of the shareholders of AAG (hereinafter collectively with Principal referred to as the "Shareholders").

                              W I T N E S S E T H:

         WHEREAS, the Shareholders own 100% of the issued and outstanding capital stock of AAG ( the "Equity Interests");

         WHEREAS, AAG currently operates an automobile dealership through its wholly-owned subsidiary, Motorcars of South Florida, Inc.;

         WHEREAS, the Company desires to acquire from the Shareholders, and the Shareholders desire to sell to the Company, all of the Equity Interests in exchange (the "Exchange") for the issuance by the Company of an aggregate of not less than 9,333,334 shares (the "Company Shares") of the Company's class A common stock, par value $.0001 per share (the "Company Common Stock") making AAG a wholly-owned subsidiary of the Company, on the terms and conditions set forth below;

         NOW, THEREFORE, in consideration of the promises and of the mutual representations, warranties and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                                    EXCHANGE

         1.1 Exchange. Subject to (i) the terms and conditions of this Agreement, and (ii) any rights of Tricon Restaurants International ("Tricon") to the extent that this Agreement conflicts with the franchise agreement(s) by and between Tricon and the Company's subsidiaries, on the Closing Date (as hereinafter defined):

             (a) The Company shall issue and deliver the Company Shares to the Shareholders allocated in the amounts designated on Schedule 1.1, which Shares shall constitute approximately 82% of the Company's issued and outstanding capital stock on a fully diluted basis after giving effect to the Exchange.

             (b) As the consideration, the Shareholders shall transfer to the Company the Equity Interests in AAG.

         1.2 Time and Place of Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Atlas Pearlman, P.A., 350 East Las Olas Blvd., Suite 1700, Fort Lauderdale, Florida

33301 on _________, 2001 (the "Closing Date") or at such other place as the Company and AAG may agree.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to AAG and the Shareholders that as of the Closing of this Agreement and the closing of the Stock Purchase Agreement by and between Inversiones Huillimapu S.A. and the Company ("Stock Purchase Agreement") attached hereto:

         2.1 Due Organization and Qualification; Due Authorization.

             (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation, with full corporate power and authority to own, lease and operate its respective business and properties and to carry on its respective business in the places and in the manner as presently conducted or proposed to be conducted. The Company is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except for any such failure, which when taken together with all other failures, is not likely to have a material adverse effect on the business of the Company taken as a whole.

             (b) The Company does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity.

             (c) The Company has all requisite corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby. The Company has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

         2.2 No Conflicts or Defaults. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the Articles of Incorporation or Bylaws of the Company or (b) with or without the giving of notice or the passage of time (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which the Company is a party or by which the Company is bound, or any judgment, order or decree, or any law, rule or regulation to which the Company is subject, (ii) result in the creation of, or give any party the right to create, any lien, charge, encumbrance or any other right or adverse interest ("Liens") upon any of the assets of the Company, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment to which the Company is a party or by which the Company's assets are bound, or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, the Company is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

         2.3 Capitalization. Except as set forth on Schedule 2.3, the authorized capital stock of the Company immediately prior to giving effect to the transactions contemplated hereby consists of 20,000,000 shares of Class A Common Stock par value $.0001 per share, of which 1,450,000 shares are issued and outstanding; 2,000,000 shares of Class B Common Stock par value $.0001 per share, of which 1,400,000 shares are issued and outstanding; and 5,000,000 shares of Preferred Stock, none of which are outstanding. All of the outstanding shares of capital stock are, and the Company Shares when issued in accordance with the terms hereof will be, duly authorized, validly issued, fully paid and non-assessable, and have not been or, with respect to the Company Shares, will not be, issued in violation of any preemptive right of stockholders. The Company Shares are not subject to any preemptive or subscription right, any voting trust agreement or other contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling the Company to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for Common Stock. The Company has not granted registration rights to any person.

         2.4 Financial Statements. Schedule 2.4 contains copies of the consolidated balance sheet of the Company at December 31, 2000 and the related statements of operations, stockholders' equity and cash flows for the fiscal year then ended, including the notes thereto, as audited by Spear, Safer, Harmon & Co., certified public accountants and the unaudited balance sheet of the Company at June 30, 2001, and the related consolidated statements of operations, stockholders' equity and cash flows for the six month period then ended prepared by the Company's management (collectively, the "Company Financial Statements"). The Company Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles applied on a basis consistent throughout all periods presented, subject to, in the case of the interim statements, audit adjustments, which are not expected to be material. Such statements present fairly the financial position of the Company as of the dates and for the periods indicated. The books of account and other financial records of the Company have been maintained in accordance with good business practices.

         2.5 Further Financial Matters. The Company does not have any liabilities or obligations, whether secured or unsecured, accrued, determined, absolute or contingent, asserted or unasserted or otherwise, which are required to be reflected or reserved in a balance sheet or the notes thereto under generally accepted accounting principles, but which are not reflected in the Company Financial Statements.

         2.6 Taxes. The Company and each subsidiary of the Company has filed all United States federal, state, county, local and foreign national, provincial and local returns and reports which were required to be filed on or prior to the date hereof in respect of all income, withholding, franchise, payroll, excise, property, sales, use, value added or other taxes or levies, imposts, duties, license and registration fees, charges, assessments or withholdings of any nature whatsoever (together, "Taxes"), and has paid all Taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the books and records of the Company or such subsidiary and adequate reserves therefore have been established. All such returns and reports filed on or prior to the date hereof have been properly prepared and are true, correct (and to the extent such returns reflect judgments made by the Company, as the case may be, such judgments were reasonable under the circumstances) and complete in all material respects. No tax return or tax return liability of the Company or such subsidiary has been audited or, presently under audit. The Company has not given or been requested to give waivers of any statute of limitations relating to the payment of any Taxes (or any related penalties, fines and interest). There are no claims pending or, to the knowledge of the Company, threatened, against the Company or such subsidiary for past due Taxes. All payments for withholding taxes, unemployment insurance and other amounts required to be paid for periods prior to the date hereof to any governmental authority in respect of employment obligations of the Company or such subsidiary, including, without limitation, amounts payable pursuant to the Federal Insurance Contributions Act, have been paid or shall be paid prior to the Closing and have been duly provided for on the books and records of the Company and in the Company Financial Statements.

         2.7 Indebtedness; Contracts; No Defaults.

             (a) There are no material instruments, agreements, indentures, mortgages, guarantees, notes, commitments, accommodations, letters of credit or other arrangements or understandings, whether written or oral, to which the Company or any subsidiary of the Company is a party (collectively, the "Company Agreements").

             (b) Neither the Company or any subsidiary of the Company nor, to the Company's knowledge, any other person or entity is in breach in any material respect of, or in default in any material respect under, any material contract, agreement, arrangement, commitment or plan to which the Company or any subsidiary of the Company is a party, and no event or action has occurred, is pending or is threatened, which, after the giving of notice, passage of time or otherwise, would constitute or result in such a material breach or material default by the Company or any subsidiary of the Company or, to the knowledge of the Company, any other person or entity. Neither the Company nor any subsidiary of the Company has received any notice of default under any contract, agreement, arrangement, commitment or plan to which it is a party, which default has not been cured to the satisfaction of, or duly waived by, the party claiming such default on or before the date hereof.

         2.8 Personal Property. The Company has good and marketable title to all of its tangible personal property and assets, including, without limitation, all of the assets reflected in the Company Financial Statements that have not been disposed of in the ordinary course of business or pursuant to the Stock Purchase Agreement and such property is free and clear of all Liens or mortgages.

         2.9 Real Property. Neither the Company or any subsidiary of the Company owns or leases or sublease real property.

         2.10 Compliance with Law. The Company is not conducting its business or affairs in violation of any applicable foreign, federal, state or local law, ordinance, rule, regulation, court or administrative order, decree or process, or any requirement of insurance carriers. The Company has not received any notice of violation or claimed violation of any such law, ordinance, rule, regulation, order, decree, process or requirement.

         2.11 No Adverse Changes. There have not been (a) any material adverse change in the business, prospects, the financial or other condition, or the respective assets or liabilities of the Company or any subsidiary of the Company as reflected in the Company Financial Statements, (b) any material loss sustained by the Company or any subsidiary of the Company, including, but not limited to any loss on account of theft, fire, flood, explosion, accident or other calamity, whether or not insured, which has materially and adversely interfered, or may materially and adversely interfere, with the operation of the Company's or such subsidiary's business, or (c) any event, condition or state of facts, including, without limitation, the enactment, adoption or promulgation of any law, rule or regulation, the occurrence of which materially and adversely does or would affect the results of operations or the business or financial condition of the Company or any subsidiary of the Company.

         2.12 Litigation. There is no claim, dispute, action, suit, proceeding or investigation pending or, to the knowledge of the Company, threatened, against or affecting the business of the Company or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor to the knowledge of the Company, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the 12-month period preceding the date hereof; (b) there is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting the business of the Company and (c) the Company has not received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

         2.13 Insurance. The Company currently maintains no insurance.

         2.14 Articles of Incorporation and By-laws; Minute Books. The copies of the Articles of Incorporation and Bylaws (or similar governing documents) of the Company and all amendments to each are true, correct and complete. The minute books of the Company and each subsidiary of the Company contain true and complete records of all meetings and consents in lieu of meetings of their respective Board of Directors (and any committees thereof), or similar governing bodies, since the time of their respective organization.

         2.15 Employee Benefit Plans. The Company does not maintain, nor has the Company maintained in the past, any employee benefit plans ("as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or any plans, programs, policies, practices, arrangements or contracts (whether group or individual) providing for payments, benefits or reimbursements to employees of the Company, former employees, their beneficiaries and dependents under which such employees, former employees, their beneficiaries and dependents are covered through an employment relationship with the Company, any entity required to be aggregated in a controlled group or affiliated service group with the Company for purposes of ERISA or the Internal

Revenue Code of 1986 (the "Code") (including, without limitation, under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA, at any relevant time ("Benefit Plans").

         2.16 Patents; Trademarks and Intellectual Property Rights. The Company does not own or possesses any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, Internet web site(s) or proprietary rights of any nature.

         2.17 Affiliate Transactions. Except as disclosed in the Stock Purchase Agreement or periodic and annual reports filed with the SEC pursuant to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), neither the Company nor any officer, director or employee of the Company (or any of the relatives or Affiliates of any of the aforementioned Persons) is a party to any agreement, contract, commitment or transaction with the Company or affecting the business of the Company, or has any interest in any property, whether real, personal or mixed, or tangible or intangible, used in or necessary to the Company which will subject the Sellers to any liability or obligation from and after the Closing Date.

         2.18 Trading. The Company's Common Stock is currently listed for trading on the Nasdaq SmallCap Market ("Nasdaq"), and the Company has received no notice that its Common Stock is subject to being delisted therefrom. However, the Company has received a notice from Nasdaq dated July 9, 2001 notifying the Company that it has failed to meet the minimum bid requirement of $1.00.

         2.19 Compliance. The Company has complied in all material respects with all applicable foreign, federal and state laws, rules and regulations, including, without limitation, the requirements of the Exchange Act and the Securities Act of 1933, as amended, (the "Securities Act") and is current in its filings.

         2.20 Filings. None of the filings made by the Company under the Securities Act or the Exchange Act make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                                  ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF AAG AND THE PRINCIPAL

         AAG and the Principal jointly and severally represent and warrant to the Company that now and/or as of the Closing:

         3.1 Due Organization and Qualification; Subsidiaries; Due
Authorization.

             (a) AAG and each subsidiary of AAG is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, with full power and authority to own, lease and operate its business and properties and to carry on its business in the places and in the manner as presently conducted or proposed to be conducted. AAG and each subsidiary of AAG is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except for any such failure, which when taken together with all other failures, is not likely to have a material adverse effect on the business of AAG taken as a whole.

             (b) AAG and each subsidiary of AAG does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity, except as set forth on Schedule 3.1.

             (c) AAG has requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby. AAG has taken all action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of AAG, enforceable against AAG in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

         3.2 Information Supplied for Proxy. The information supplied by AAG for inclusion in the proxy statement at the time the proxy statement is declared effective by the SEC shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by AAG for inclusion in the proxy statement to be sent to the shareholders of the Company in connection with the solicitation of proxies for the Company shareholder vote shall not, on the date the proxy statement is first mailed to the shareholders of the Company, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company shareholder vote which has become false or misleading. If at any time prior to the Company's special meeting of shareholders any event or information should be discovered by the Company which should be set forth in a supplement to the proxy statement, AAG shall promptly inform the shareholders of the Company.

         3.3 No Conflicts or Defaults. The execution and delivery of this Agreement by AAG and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the organizational documents of AAG or any subsidiary, or (b) with or without the giving of notice or the passage of time,
(i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which AAG or such subsidiary is a party or by which AAG or such subsidiary or any of their respective assets are bound, or any judgment, order or decree, or any law, rule or regulation to which AAG, such subsidiary or any of their respective assets are subject, (ii) result in the creation of, or give any party the right to create, any Lien upon any of the assets of any subsidiary, or (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment to which any subsidiary is a party or by which any subsidiary or any of its assets are bound, or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which any subsidiary is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

         3.4 Capitalization. Set forth on Schedule 3.4 is a list of all Shareholder Equity Interests, setting forth the names, addresses and number of shares owned. All of the Equity Interests are, and when transferred in accordance with the terms hereof, will be, duly authorized, validly issued, fully paid and nonassessable, and have not been or will not be transferred in violation of any rights of third parties. The shares are not subject to any preemptive or subscription right, any voting trust agreement or other contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling any Shareholder to issue, sell, redeem or repurchase any Equity Interest, and there is no outstanding security of any kind convertible into or exchangeable for shares.

         3.5 Financial Statements. Schedule 3.5 contains copies of the consolidated balance sheet of AAG and its subsidiaries at December 31, 2000 and the related statements of operations, stockholders' equity and cash flows for the fiscal year then ended, including the notes thereto, as audited by Goldstein Schechter Price Lucas Horwitz & Co., P.A., certified public accountants and the unaudited balance sheet of AAG and its subsidiaries at June 30, 2001, and the related consolidated statements of operations, stockholders' equity and cash flows for the six month period then ended prepared by the Company's management (collectively, the "AAG Financial Statements").

         3.6 Further Financial Matters. Except as set forth on Schedule 3.6, AAG has no material liabilities or obligations, whether secured or unsecured, accrued, determined, absolute or contingent, asserted or unasserted or otherwise, which are required to be reflected or reserved in a balance sheet or the notes thereto under generally accepted accounting principles, but which are not reflected in the AAG Financial Statements.

         3.7 Taxes. Except as indicated on Schedule 3.7, AAG has complied with all relevant legal requirements relating to registration or notification for taxation purposes. All tax returns and reports filed on or prior to the date hereof have been properly prepared and are true, correct (and to the extent such returns reflect judgments made by the subsidiaries, such judgments were reasonable under the circumstances) and complete in all material respects. Except as indicated on Schedule 3.7, no extension for the filing of any such return or report is currently in effect. Except as indicated on Schedule 3.7, no tax return or tax return liability of AAG has been audited or, presently under audit. All taxes which have been asserted to be payable as a result of any audits have been paid or have been provided for in the AAG Financial Statements. Except as indicated on Schedule 3.7, AAG has not given or been requested to give waivers of any statute of limitations relating to the payment of any Taxes (or any related penalties, fines and interest). Except as indicated on Schedule 3.7, all payments for withholding taxes, unemployment insurance and other amounts required to be paid for periods prior to the date hereof to any governmental authority in respect of employment obligations of the subsidiaries have been paid or shall be paid prior to the Closing and have been duly provided for on the books and records of AAG and in the AAG Financial Statements.

         3.8 Indebtedness; Contracts; No Defaults.

             (a) Schedule 3.8 sets forth a true, complete and correct list of all material instruments, agreements, indentures, mortgages, guarantees, notes, commitments, accommodations, letters of credit or other arrangements or understandings, whether written or oral, to which the subsidiaries are a party (collectively, the "AAG Operating Agreements"). An agreement shall not be considered material for the purposes of this Section 3.8(a) if it provides for expenditures or receipts of less than US $100,000 and has been entered into by any subsidiary in the ordinary course of business. The AAG Operating Agreements constitute all of the contracts, agreements, understandings and arrangements required for the operation of the business of AAG or which have a material effect thereon. Copies of all such material written AAG Operating Agreements have previously been delivered or otherwise made available to the Company and such copies are true, complete and correct as of the date hereof.

             (b) Except as disclosed on Schedule 3.8, neither AAG or any subsidiary of AAG nor, to AAG's knowledge, any other person or entity, is not in breach in any material respect of, or in default in any material respect under, any material contract, agreement, arrangement, commitment or plan to which AAG or any subsidiary of AAG is a party, and no event or action has occurred, is pending or is threatened, which, after the giving of notice, passage of time or otherwise, would constitute or result in such a material breach or material default by such subsidiary to the knowledge of any other person or entity. No subsidiary has received any notice of default under any contract, agreement, arrangement, commitment or plan to which it is a party, which default has not been cured to the satisfaction of, or duly waived by, the party claiming such default on or before the date hereof.

         3.9 Personal Property. Except as set forth on Schedule 3.9, AAG has good and marketable title to all of its tangible personal property and assets, including, without limitation, all of the assets reflected in the AAG Financial Statements that have not been disposed of in the ordinary course of business since December 31, 2000, free and clear of all Liens or mortgages, except for any Lien for current taxes not yet due and payable and such restrictions, if any, on the disposition of securities as may be imposed by federal or applicable state securities laws.

         3.10 Real Property.

             (a) Schedule 3.10 sets forth a true and complete list of all real property owned by, or leased or subleased by or to, AAG or its subsidiaries.

             (b) Except as set forth on Schedule 3.10, each lease to which AAG or its subsidiaries are a party is valid, binding and in full force and effect with respect to AAG or such subsidiary and, to the knowledge of AAG, all other parties thereto; no notice of default or termination under any such lease is outstanding.

         3.11 Compliance with Law. Except as set forth on Schedule 3.11, AAG and each subsidiary is conducting its respective business or affairs in material compliance with applicable law, ordinance, rule, regulation, court or administrative order, decree or process, or any requirement of insurance carriers. Neither AAG nor any subsidiary has received any notice of violation or claimed violation of any such law, ordinance, rule, regulation, order, decree, process or requirement.

         3.12 No Adverse Changes. Except as set forth on Schedule 3.12, since December 31, 2000, there has not been (a) any material adverse change in the business, prospects, the financial or other condition, or the respective assets or liabilities of AAG and its subsidiaries as reflected in the AAG Financial Statements, (b) any material loss sustained by AAG and its subsidiaries, including, but not limited to any loss on account of theft, fire, flood, explosion, accident or other calamity, whether or not insured, which has materially and adversely interfered, or may materially and adversely interfere, with the operation of AAG's business, or (c) to the best knowledge of AAG, any event, condition or state of facts, including, without limitation, the enactment, adoption or promulgation of any law, rule or regulation, the occurrence of which materially and adversely does or would affect the results of operations or the business or financial condition of AAG.

         3.13 Litigation. (a) Except as set forth on Schedule 3.13, there is no claim, dispute, action, suit, proceeding or investigation pending or, to the knowledge of AAG threatened, against or affecting the business of AAG or any of its subsidiaries, or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any authority, board, agency, commission or instrumentality, nor to the knowledge of AAG, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the 12-month period preceding the date hereof; (b) there is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting the business of AAG or any of its subsidiaries; and (c) AAG has not received nor has any subsidiary received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

         3.14 Insurance. AAG and its subsidiaries maintain insurance against all risks customarily insured against by companies in its industry. All such policies are in full force and effect, and no subsidiary has received any notice from any insurance company suspending, revoking, modifying or canceling (or threatening such action) any insurance policy issued to AAG or subsidiary.

         3.15 Articles of Incorporation; Minute Books. The copies of the Articles of Incorporation of AAG, and all amendments to each are true, correct and complete. The minute books of AAG contain true and complete records of all meetings and consents in lieu of meetings of their Board of Directors (and any committees thereof), or similar governing bodies, since the time of their respective organization. The stock records of AAG are true, correct and complete.

         3.16 Employee Benefit Plans. Except as set forth on Schedule 3.16, AAG does not have in existence any share incentive, share option scheme or profit sharing bonus or other such incentive scheme for any of its directors or employees. Except as set forth in Item 3.17 or required under the applicable laws, there are no arrangements, schemes, customs or practices (whether legally enforceable or not) in operation for the payment of or contributions towards any provident fund, pensions, allowances, lump sums or other like benefits on retirement or on death or during periods of sickness or disablement for the benefit of any director or former director or employee or former employee or for the benefit of the dependents of any such persons nor has any proposal been announced to establish any such agreement or agreements.

         3.17 Patents; Trademarks and Intellectual Property Rights. AAG and each subsidiary owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, internet web site(s) proprietary rights and processes necessary for its business as now conducted without any conflict with or infringement of the rights of others. Except as set forth on Schedule 3.17, there are no outstanding options, licenses or agreements of any kind relating to the foregoing, and no subsidiary is bound by, or a party to, any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity.

         3.18 Brokers. Except as set forth on Schedule 3.18, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried without the intervention of any Person in such a manner as to give rise to any valid claim by any Person against any Shareholder for a finder's fee, brokerage commission or similar payment.

         3.19 Purchase for Investment.

             (a) The Shareholders are acquiring the Company Shares for investment for their own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Shareholders have no present intention of selling, granting any participation in, or otherwise distributing the same. The Shareholders further represent that they do not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Company Shares.

             (b) AAG and the Shareholders understand that the Company Shares are not registered under the Securities Act on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that the Company's reliance on such exemption is predicated on AAG's and the Shareholders' representations set forth herein. Each Shareholder is deemed to be an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

         3.20 Investment Experience. Each Shareholder acknowledges that it can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Company Shares.

         3.21 Information. AAG and the Shareholders have carefully reviewed such information as AAG and the Shareholders deemed necessary to evaluate an investment in the Company Shares. To the full satisfaction of AAG and the Shareholders, it has been furnished all materials that it has requested relating to the Company and the issuance of the Company Shares hereunder, and AAG and each Shareholder has been afforded the opportunity to ask questions of representatives of the Company to obtain any information necessary to verify the accuracy of any representations or information made or given to AAG and the Shareholders. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of the Company set forth in this Agreement, on which AAG and each Shareholder has relied in making an Exchange of the Equity Interests of the Company Shares.

         3.22 Restricted Securities. AAG and each Shareholder understands that the Company Shares may not be sold, transferred, or otherwise disposed of without registration under the Act or an exemption there from, and that in the absence of an effective registration statement covering the Company Shares or any available exemption from registration under the Securities Act, the Company Shares must be held indefinitely. AAG and each Shareholder is aware that the Company Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about the Company.

                                   ARTICLE IV

                                 INDEMNIFICATION

         4.1 Indemnity of AAG and the Shareholders. The Company agrees to jointly and severally defend, indemnify and hold harmless AAG and the Shareholders from and against, and to reimburse AAG and the Shareholders with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, asserted against or incurred by AAG by reason of, arising out of, or in connection with any material breach of any representation or warranty contained in this Agreement made by the Company or in any document or certificate delivered by the Company pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby.

         4.2 Indemnity of the Company. AAG and the Principal jointly and severally agree to defend, indemnify and hold harmless the Company from and against, and to reimburse the Company with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, asserted against or incurred by the Company by reason of, arising out of, or in connection with any material breach of any representation or warranty contained in this Agreement and made by AAG or any Shareholder or in any document or certificate delivered by AAG or any Shareholder pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby.

         4.3 Indemnification Procedure. A party (an "Indemnified Party") seeking indemnification shall give prompt notice to the other party (the "Indemnifying Party") of any claim for indemnification arising under this Article 4. The Indemnifying Party shall have the right to assume and to control the defense of any such claim with counsel reasonably acceptable to such Indemnified Party, at the Indemnifying Party's own cost and expense, including the cost and expense of reasonable attorneys' fees and disbursements in connection with such defense, in which event the Indemnifying Party shall not be obligated to pay the fees and disbursements of separate counsel for such in such action. In the event, however, that such Indemnified Party's legal counsel shall determine that defenses may be available to such Indemnified Party that are different from or in addition to those available to the Indemnifying Party, in that there could reasonably be expected to be a conflict of interest if such Indemnifying Party and the Indemnified Party have common counsel in any such proceeding, or if the Indemnified Party has not assumed the defense of the action or proceedings, then such Indemnifying Party may employ separate counsel to represent or defend such Indemnified Party, and the Indemnifying Party shall pay the reasonable fees and disbursements of counsel for such Indemnified Party. No settlement of any such claim or payment in connection with any such settlement shall be made without the prior consent of the Indemnifying Party which consent shall not be unreasonably withheld.

                                   ARTICLE V

                                   DELIVERIES

         5.1 Items to be delivered to AAG and the Shareholders prior to or at Closing by the Company.

             (a) articles of incorporation and amendments thereto, bylaws and amendments thereto, certificate of good standing in the Company's state of incorporation;

             (b) all applicable schedules hereto;

             (c) all minutes and resolutions of board of director and shareholder meetings in possession of the Company;

             (d) shareholder list;

             (e) all financial statements and tax returns in possession of the Company;

             (f) resolution from the Company's current directors appointing designees of AAG to the Company's Board of Directors;

             (g) letters of resignation from the Company's current officers and directors to be effective upon Closing and after the appointments described in this section;

             (h) certificates representing Company Shares issued in the denominations as set forth opposite the respective names of the Shareholders as set forth on Schedule 1.1 on or before the Closing, duly authorized, validly issued, fully paid for and non-assessable;

             (i) copies of board, and if applicable, shareholder resolutions approving this transaction and authorizing the issuances of the shares hereto;

             (j) any other document reasonably requested by AAG that it deems necessary for the consummation of this transaction.

         5.2 Items to be delivered to the Company prior to or at Closing by AAG.

             (a) articles of incorporation and amendments thereto and amendments thereto with respect to AAG and each subsidiary;

             (b) all applicable schedules hereto;

             (c) all minutes and resolutions of board of director and shareholder meetings of AAG and each subsidiary in possession of AAG;

             (d) shareholder list;

             (e) all financial statements and tax returns in possession of AAG;

             (f) resolution from AAG's current directors appointing designees of AAG to the Company's Board of Directors;

             (g) copies of board and shareholder resolutions approving the Exchange; and

             (h) any other document reasonably requested by the Company that it deems necessary for the consummation of this transaction.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         6.1 Conditions Precedent to Closing. The obligations of the parties under this Agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions any of which may be waived by the parties:

             (a) The SEC and Nasdaq shall have consented to this Agreement and the transactions disclosed in the proxy statement.

             (b) That each of the representations and warranties of the parties contained herein shall be true and correct at the time of the Closing Date as if such representations and warranties were made at such time.

             (c) That the parties shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of the Closing.

             (d) No material adverse change shall have occurred in the financial, business or trading conditions of the Company (excluding disposal of its subsidiaries) or AAG from the date hereof up to and including the Closing Date.

         6.2 Conditions to Obligations of the Company. The obligations of the Company shall be subject to fulfillment by AAG and/or the Shareholders prior to or at the Closing of each of the following conditions, any of which may be waived by the Company:

             (a) AAG shall have paid the costs and expenses of the Company as provided on Schedule 6.2(a)

             (b) AAG shall have no more than 5,700,000 shares of its common stock outstanding.

         6.3 Conditions to Obligations of AAG. The obligations of AAG shall be subject to fulfillment by the Company prior to or at the Closing of each of the following conditions, any of which may be waived by AAG:

             (a) The Company shall have delivered evidence reasonably satisfactory to AAG regarding the approval of the shareholders of the Company for this Agreement and the sale of the Company's assets referred to in Section 6.2(b) (the "Transferred Assets").

             (b) As of the Closing, the Company shall have transferred all of its assets (including equity interests in its subsidiaries) and assigned all of its liabilities whatsoever, contingent or otherwise, to the effect that immediately prior to the Exchange, the Company will have no assets nor liabilities exceeding $______. All such transfers shall be made under the Stock Purchase Agreement.

             (c) The Company shall not have received notification from Nasdaq that the Company's Common Stock has been delisted from trading on Nasdaq.

             (d) The Company shall have increased the authorized shares of Class A Common Stock to 87,000,000 (the "Share Increase").

             (e) All of the shareholders holding shares of Class B Common Stock shall have converted, sold or cancelled so that, at or prior to the Closing, the Company shall have no shares of Class B Common Stock outstanding.

                                  ARTICLE VII

                              ADDITIONAL AGREEMENTS

         7.1 Company Special Meeting. The Company shall (i) in accordance with the Florida Business Corporation Act, its Articles of Incorporation and Bylaws, duly call, give notice of, convene and hold a special meeting of the Company shareholders (the "Company Shareholders' Meeting") for the purpose of voting upon the approval of this Agreement, (a) the Stock Purchase Agreement, (b) an amendment to its Articles of Incorporation increasing the number of authorized shares of Company Class A common stock, (c) an amendment to its Articles of Incorporation changing the Company's corporate name, and (d) any related proposals; and (ii) recommend that the Company shareholders vote in favor of all such maters.

         7.2 Further Action; Consents; Filings. Upon the terms and subject to the conditions hereof, each of the parties hereto shall (i) use all commercially reasonable efforts to take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective the Exchange and this Agreement, (ii) use all reasonable efforts to obtain from third parties any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by AAG or the Company or any AAG subsidiary, in connection with the authorization, execution and delivery of this Agreement and the consummation of the Exchange and the other transactions contemplated by this Agreement and (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement, the asset sale and the other transactions contemplated by this Agreement that are required under any applicable law.

                                  ARTICLE VIII

                                    COVENANTS

         8.1 Shareholders Vote; Proxy. As soon as practicable after the date hereof, the Company shall (a) cause the preparation and filing with the Securities and Exchange Commission a proxy statement with respect to this Agreement, the sale of all current assets of the Company, the amendments to the articles of incorporation changing the Company's name and increasing the authorized capital stock and class A common stock and (b) call a special meeting of the Shareholders (the "Special Meeting") to approve such matters.

         8.2 NASDAQ Application. AAG shall provide such information as may be reasonably requested by Nasdaq relating to the continued listing of the Company's Common Stock on Nasdaq.

         8.3 Shareholders Consent. Each of the Shareholders agree to the Exchange of their Equity Interest for the Company Shares.

                                   ARTICLE IX

                              NO PUBLIC DISCLOSURE

         9.1 No Public Disclosure. Without the prior written consent of the others, none of the Company or AAG will, and will each cause their respective representatives not to, make any release to the press or other public disclosure with respect to either the fact that discussions or negotiations have taken place concerning the transactions contemplated by this Agreement, the existence or contents of this Agreement or any prior correspondence relating to this transactions contemplated by this Agreement, except for such public disclosure as may be necessary, in the written opinion of outside counsel (reasonably satisfactory to the other parties) for the party proposing to make the disclosure not to be in violation of or default under any applicable law, regulation or governmental order. If either party proposes to make any disclosure based upon such an opinion, that party will deliver a copy of such opinion to the other party, together with the text of the proposed disclosure, as far in advance of its disclosure as is practicable, and will in good faith consult with and consider the suggestions of the other party concerning the nature and scope of the information it proposes to disclose.

                                   ARTICLE X

                            CONFIDENTIAL INFORMATION

         10.1 Confidential Information. In connection with the negotiation of this Agreement and the consummation of the transactions contemplated hereby, each party hereto will have access to data and confidential information relating to the other party. Each party hereto shall treat such data and information as confidential, preserve the confidentiality thereof and not duplicate or use such data or information, except in connection with the transactions contemplated hereby, and in the event of the termination of this Agreement for any reason whatsoever, each party hereto shall return to the other all documents, work papers and other material (including all copies thereof) obtained in connection with the transactions contemplated hereby and will use reasonable efforts, including instructing its employees who have had access to such information, to keep confidential and not to use any such data or information; provided, however, that such obligations shall not apply to any data and information (i) which at the time of disclosure, is available publicly, (ii) which, after disclosure, becomes available publicly through no fault of the receiving party,
(iii) which the receiving party knew or to which the receiving party had access prior to disclosure by the disclosing party, (iv) which is required by law, regulation or exchange rule, or in connection with legal process, to be disclosed, (v) which is disclosed by a receiving party to its attorneys or accountants, who shall respect the above restrictions, or (vi) which is obtained in connection with any Tax matters and is disclosed in connection with the filing of Tax returns or claims for refund or in conducting an audit or other proceeding.

                                   ARTICLE XI

                                   TERMINATION

         11.1 Termination. This Agreement may be terminated at any time before or, at Closing, by:

             (a) The mutual agreement of the constituent parties;

             (b) Any party if:

                 (i) Any provision of this Agreement applicable to a party shall be materially untrue or fail to be accomplished;

                 (ii) Any legal proceeding shall have been instituted or shall be imminently threatening to delay, restrain or prevent the consummation of this Agreement; or

                 (iii) If by December 31, 2001, the conditions precedents to Closing are not satisfied.

         11.2 Effect of Termination. In the event of termination of this Agreement pursuant to Section 8.1, this Agreement shall become void, there shall be no liability under this Agreement on the part of the Company or AAG or any of their respective officers or directors, and all rights and obligations of each party hereto shall cease.

                                  ARTICLE XII

                                  MISCELLANEOUS

         12.1 Survival of Representations, Warranties and Agreements. All representations and warranties and statements made by a party to in this Agreement or in any document or certificate delivered pursuant hereto shall survive the Closing Date for so long as the applicable statute of limitations shall remain open. Each of the parties hereto is executing and carrying out the provisions of this agreement in reliance upon the representations, warranties and covenants and agreements contained in this agreement or at the closing of the transactions herein provided for and not upon any investigation which it might have made or any representations, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

         12.2 Access to Books and Records. During the course of this transaction through Closing, each party agrees to make available for inspection all corporate books, records and assets, and otherwise afford to each other and their respective representatives, reasonable access to all documentation and other information concerning the business, financial and legal conditions of each other for the purpose of conducting a due diligence investigation thereof. Such due diligence investigation shall be for the purpose of satisfying each party as to the business, financial and legal condition of each other for the purpose of determining the desirability of consummating the proposed transaction. The Parties further agree to keep confidential and not use for their own benefit, except in accordance with this Agreement any information or documentation obtained in connection with any such investigation.

         12.3 Further Assurances. If, at any time after the Closing, the parties shall consider or be advised that any further deeds, assignments or assurances in law or that any other things are necessary, desirable or proper to complete the merger in accordance with the terms of this agreement or to vest, perfect or confirm, of record or otherwise, the title to any property or rights of the parties hereto, the Parties agree that their proper officers and directors shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors the parties are fully authorized to take any and all such action.

         12.4 Notice. All communications, notices, requests, consents or demands given or required under this Agreement shall be in writing and shall be deemed to have been duly given when delivered to, or received by prepaid registered or certified mail or recognized overnight courier addressed to, or upon receipt of a facsimile sent to, the party for whom intended, as follows, or to such other address or facsimile number as may be furnished by such party by notice in the manner provided herein:

                  If to the Company:

                  Uniservice Corporation
                  350 East Las Olas Blvd., Suite 1700
                  Fort Lauderdale, Florida, 33301
                  Attention: President
                  Tel:  954-766-7879
                  Fax: 954-766-7800

                  If to AAG:

                  c/o Motorcars of South Florida
                  2600 South Federal Highway
                  Delray Beach, Florida, 33483
                  Attention: David Jacoby
                  Tel:  561-279-8700
                  Fax: 561-330-9993

                  Dreier, Baritz & Colman
                  150 East Palmetto Park Road, Suite 401
                  Boca Raton, Florida, 33432
                  Attention: Neil Baritz
                  Tel:  561-750-0910
                  Fax: 561-750-5045

                  If to the Shareholders:

                  c/o Motorcars of South Florida
                  2600 South Federal Highway
                  Delray Beach, Florida, 33483
                  Attention: David Jacoby
                  Tel:  561-279-8700
                  Fax: 561-330-9993

                  Or such other as AAG may notify to the other parties to the Agreement by not less than five (5) Business Day's notice.

         12.5 Entire Agreement. This Agreement, the Schedules and any instruments and agreements to be executed pursuant to this Agreement, sets forth the entire understanding of the parties hereto with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the parties hereto. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

         12.6 Successors and Assigns. This Agreement shall be binding upon, enforceable against and inure to the benefit of, the parties hereto and their respective heirs, administrators, executors, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person. This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties, which consent shall not be unreasonably withheld.

         12.7 Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Florida are applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles.

         12.8 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         12.9 Construction. Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. References herein to Articles, Sections and Exhibits are to the articles, sections and exhibits, respectively, of this Agreement. The Disclosure Schedules are hereby incorporated herein by reference and made a part of this Agreement. As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates.

         12.10 Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable.

         12.11 Costs and Expenses. AAG shall pay all costs and expenses as scheduled.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.


UNISERVICE CORPORATION


By:
     _____________________________



ASSOCIATED AUTOMATIVE GROUP, INC.


By:
     _____________________________
Its:______________________________


Principal:


__________________________________




Shareholders:


__________________________________

                               DISCLOSURE SCHEDULE

                                                                      APPENDIX C


                              ARTICLES OF AMENDMENT
                                     TO THE
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                             UNISERVICE CORPORATION

         Pursuant to Section 607.1006 of the Business Corporation Act of the State of Florida, the undersigned President of Uniservice Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the Business Corporation Act of the State of Florida, bearing document number P97000099628, does hereby certify:

         First: That in accordance with the Written Consent of the Board of Directors dated _____, 2001and approval by a majority of the Corporation's shareholders pursuant to a special meeting of the shareholders held on ______, 2001, in accordance with Section 607.0820 and Section 607.0705 of the Florida Business Corporation Act, all the directors and a majority of the shareholders of said Corporation approved the amendment to the Corporation's Amended and Restated Articles of Incorporation as follows:

         Article I and Article IV of the Corporation's Articles of Incorporation shall be deleted in their entirety and substituted by the following:

                                    ARTICLE I
                                 CORPORATE NAME
                                 --------------

         The name of the Corporation shall be Associated Automotive Group Incorporated.

                                   ARTICLE IV
                                  CAPITAL STOCK
                                  -------------

         The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be (i) eighty seven million (87,000,000) shares of common stock, par value $.0001 per share, of which 80,000,000 shares have been designated as Class A Common Stock and 2,000,000 shares have been designated as Class B Common Stock, and (ii) five million (5,000,000) shares of Preferred Stock having a par value of $.0001 per share.

         The Class A Common Stock shall be designated as follows:

         1. Designation and Number of Shares. The Class A Common Stock shall be designated as "Class A Common Stock" with a par value of $.0001 each, and the number of shares constituting the Class A Common Stock shall be 80,000,000 shares.

         2. Voting Rights. Holders of Class A Common Stock shall be entitled to one (1) vote for each share of Class A Common Stock held.

Brian A. Pearlman, Esq. - Fla. Bar No. 0157023
Atlas Pearlman, P.A.
350 East Las Olas Boulevard, Suite 1700
Fort Lauderdale, FL 33301
(954) 763-1200


         3. Dividends. Holders of Class A Common Stock shall be entitled to dividends as shall be designated by the Company's Board of Directors from time to time.

         The Class B Common Stock shall be designated as follows:

         1. Designation and Number of Shares. The Class B Common Stock shall be designated "Class B Common Stock" with a par value of $.0001 each, and the number of shares constituting the Class B Common Stock shall be 2,000,000 shares.

         2. Voting Rights. Holders of Class B Common Stock shall be entitled to ten (10) votes for each share of Class B Common Stock held.

         3. Dividends. Holders of Class B Common Stock shall be entitled to dividends as shall be designated by the Company's Board of Directors from time to time.

         4. Conversion. Holders of Class B Common Stock may convert any shares of Class B Common Stock held by any of them into shares of Class A Common Stock, provided that upon conversion, the voting rights of such converted shares shall be on a one vote for one share basis; and provided that such Class A Common Stock are unencumbered or are not subject to any escrow agreement or otherwise.

         5. Sale or Transfer of Class B Common Stock. Holders of Class B Common Stock may sell or transfer any or all of their shares of Class B Common Stock to any party, who will have the same rights, privileges, and restrictions, if applicable, of any other holder of Class B Common Stock.

         Classes and series of the Common Stock and Preferred Stock may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such classes of Common Stock as adopted by the Board of Directors.

         The foregoing amendment was adopted by the Board of Directors and a majority of the shareholders of the Corporation pursuant to the Florida Business Corporation Act; therefore, the number of votes cast by the shareholders of the Corporation for the amendment to the Corporation's Articles of Incorporation was sufficient for approval.

         IN WITNESS WHEREOF, the undersigned being the President of this Corporation has executed these Articles of Amendment to the Amended and Restated Articles of Incorporation as of __________, 2001.



                                                     /s/ Mauricio Aguirre
                                                     ---------------------------
                                                     Mauricio Aguirre, President

                                                                      APPENDIX D


                  [letterhead of Werbel-Roth Securities, Inc.]

                                October 12, 2001


Board of Directors
Uniservice Corporation
Camencita 25, Office 102
Las Condes-Santiago, Chile

Gentlemen:

         We have been asked by the Associated Automotive Group, Inc. ("AAG") to render an opinion for the shareholders of Uniservice Corporation ("UC") as to the fairness of a proposed merger between AAG and UC. Werbel-Roth Securities, Inc. ("WRS") was the managing underwriter of UC's initial public offering in August 1998. We have been in constant touch with the management of UC and attempted to provide additional financing for UC with a secondary offering filed in October 2000. Market conditions and the continuing deterioration of its finances, due in substantial part to a severe economic recession in Chile, prevented us from successfully completing the latter offering.

         AAG has paid WR a fee of $15,000 for the preparation and delivery of this fairness opinion and has agreed to indemnify WRS against certain liabilities under the federal securities laws relating to or arising out of the engagement of WRS.

         In reviewing the proposed transaction, and in arriving at its opinion, WRS among other things:

         1. Reviewed the available financial statements of MotorCars of South Florida, Inc., the sole wholly owned subsidiary of AAG, for recent years and interim periods to date and certain other relevant financial and operating data of AAG made available to WRS;

         2. Discussed the business, financial condition and prospects of AAG with certain members of its senior management;

         3. Reviewed the publicly available consolidated financial statements of UC for recent years and interim periods to date and certain other relevant financial and operating data of UC made available to WRS from published sources;

         4. Reviewed certain internal financial and operating information relating to UC prepared by senior management of UC.

Board of Directors                                              October 12, 2001
Uniservice Corporation                                          Page 2



         5. Discussed the business, financial condition and prospects of UC with certain members of its senior management;

         6. Reviewed the recent reported prices and trading activity for the common stock of UC;

         7. Reviewed the terms of the proposed merger as well as all other relevant documentation;

         8. Performed such other analyses and examinations and considered such other information, financial studies, analyses and investigations and financial, economic and market data as WRS, deemed relevant.

         WRS did not independently verify any of the information concerning UC or AAG in connection with its review of the proposed transaction, and for purposes of its opinion, WRS assumed and relied upon the accuracy and completeness of all such information. In connection with its opinion, WRS did not prepare or obtain any independent valuation or appraisal of any of the assets or liabilities of UC or AAG. With respect to the financial forecasts and projections used in its analysis, WRS assumed that they reflected the best currently available estimates and judgments of the expected future financial performance of UC and AAG.

         WRS' opinion is necessarily based upon market, economic, financial, and other conditions as they existed and were evaluated as of the date of the opinion, and any subsequent change in conditions would require a re-evaluation of the opinion.

         The following is a brief summary of certain factors considered by WRS in connection with providing its opinion to UC's Board of Directors. The summary set forth below does not purport to be a complete description of the information made available regarding UC or the presentation to WRS by AAG's management:

o Clients, officers and associates of WRS currently own in excess of 50% of the Class A common stock of UC. In analyzing the value of UC common stock, it must be viewed in two parts: its tangible assets, Kentucky Foods Chile, and its intangible value, a public corporation with a listing on NASDAQ Small Cap market. Although the year-end audit of December 31, 2000 did not contain a qualified opinion, as evidenced by UC most recent SEC filings, it has become clear that the prospects for the company continuing as a going concern in the fast food business is severely in doubt.

Board of Directors                                              October 12, 2001
Uniservice Corporation                                          Page 3



o On June 12, 2001 UC filed a Form 8K with the SEC stating that Kentucky Foods Chile received a "Notice of Default" from Tricon Restaurants International. The Notice of Default states, in relevant part, that Kentucky Foods Chile has breached the franchise agreements in several respects, including but not limited to the following:

         a. Failure to pay monthly franchise fees due pursuant to the Franchise Agreements for the month of March 2001 in the amount of approximately $46,600;

         b. Failure to pay the monthly franchise fee due pursuant to the Franchise Agreements for the month of April 2001 in the amount of approximately $42,500;

         c. Failure to pay the monthly franchise fee due pursuant to the Franchise Agreements for the month of May 2001 in the amount of approximately $41,000;

         d. Failure to pay past due interest and administrative charges due pursuant to the Franchise Agreements for each of the above defaults in the total amount of approximately $8,900.

o In the Form 10Q filed by UC on August 20, 2001, for the period which ended June 30, 2001, UC reported current assets of $1,555,735 and current liabilities of $3,843,398. The long-term assets ($9,666,950) of UC consisted primarily of property and equipment installed in its restaurants; this amount would be severely impaired in the event of liquidation.

o Management has advised WR that the revenues that the Kentucky Foods Chile operations have generated, and the revenues that management believes the Kentucky Foods Chile operations will generate in the future, when coupled with the costs and requirements of a publicly reporting company, are not adequate to generate profits.

o The Chilean peso, the currency in which UC conducts business is currently trading at approximately 700 pesos to the US dollar, a 69% decline from the price of the peso at the time of its initial public offering.

o The funds necessary to prepare the proxy statement and this opinion letter have been advanced by AAG.

o On August 9, 2001 UC filed a Form 8-K with the SEC announcing the decision of its Board of Directors to sell its Kentucky Foods Chile operations to Ricardo Vilensky, its chairman and chief operating officer. Upon consummation of the

Board of Directors                                              October 12, 2001
Uniservice Corporation                                          Page 4



         transaction, Mr. Vilensky will resign from his position as chief executive officer and chairman of UC. The stock purchase agreement governing the terms and conditions of the sale of assets provides for the sale of all of UC's stock interest in Kentucky Foods Chile for 825,000 shares of Ricardo Vilensky's Class B common stock.

o The term sheet by and between AAG, UC, and Ricardo Vilensky, provides that Mr. Vilensky shall agree to sell 500,000 shares of Class B common stock held by him in consideration for $150,000 to a party to be designated by AAG We have been advised by AAG that Mr. Vilensky will satisfy the obligations of UC for accrued legal expenses from the proceeds of sale of 500,000 shares of Class B Uniservice Stock.

o Assuming payment of all outstanding legal fees and the disposition of Kentucky Foods Chile, the obligation of UC (not to exceed $75,000) shall be assumed by AAG. After the completion of the merger, Mr. Vilensky will own a maximum of 75,000 shares of Uniservice Class B common stock. In connection with such remaining shares of Class B common stock, AAG has provided Mr. Vilensky with a put option whereby he may, for a four month period from and after the closing of the proposed merger, require AAG or its designee to acquire 37,500 of such shares at $1.00 per share and 37,500 shares at $2.00 per share. After the expiration of the four month period, Mr. Vilensky may sell such shares without restriction, but subject to the limitations of Rule 144.

o We have interviewed the officers of AAG and have examined their audited financial statements for fiscal years ending December 31, 1999 and 2000, and its internally reviewed financial statements for the six months ended June 30, 2001. As of December 31, 2000, AAG had a net worth of $2,702,587, current assets of $5,806,244, current liabilities of $3,089,243, and sales of $58,325,452. AAG, through its wholly owned subsidiary, MotorCars of South Florida, Inc., operates an exotic auto dealership. Prior to the purchase of Motorcars of South Florida by AAG, the corporation was an S Corporation. For the year ended December 31, 1999 the company had a net loss of $488,906 on sales of $42,793,501. For the year ended December 31, 2000 the company had a net loss of $324,465 on sales of $58,325,452. For the six months ended June 30, 2001, the Company had a net loss of $400,199 on sales of $21,377,358. Management of AAG has advised us that operating under the constraints of a public company, thereby eliminating a variety of the owners expenses and fees, Motorcars of South Florida would have been profitable and management would therefore value the company trading as a public corporation at approximately $45 million. We believe that if management successfully implements its business plan, such valuation is conservative.

Board of Directors                                              October 12, 2001
Uniservice Corporation                                          Page 5



o We were further advised by management of AAG that the purchasers of exotic motor cars are a wealthier group of individuals and consequently the sales of these vehicles are less effected by economic downturns. Management has also advised us that they believe that the tragic events of September 11, 2001 will only have a temporary effect on sales. We have not independently verified this representation. Management's business plan calls for the expansion of their business through acquisition as well as internal growth.

o UC, after its disposal of Kentucky Foods Chile, will be a US Corporation with limited assets and liabilities. It will be what is commonly termed a "clean shell" with a listing on the Nasdaq SmallCap market. This listed public shell is the intangible asset that makes UC valuable to AAG and fits into their future business plan.

o After the merger is completed there will be 11,358,334 shares outstanding with current UC shareholders owning 2,025,000 shares or approximately 18% of the corporation.

o Prior to the announced proposed merger of UC and AAG the price of UC common stock was under $1.00 per share. After the announcement of the proposed merger between UC and AAG, the price of UC common stock rose to a price in excess of $1.00 per share. If subsequent events did not cause the price of the common shares of UC to rise over $1.00 per share there existed the possibility that UC's shares would have been delisted from Nasdaq.

o Nasdaq has recently announced the suspension of its rules on the minimum bid and public float requirements for continued listing on Nasdaq until Jan 2, 2002.

o Prices for Uniservice common stock as quoted on the NASDAQ SmallCap Market System under the symbol UNSRA.

         BID PERIOD                                    HIGH              LOW
         ----------                                    ----              ---

         Quarter Ended March 31, 2000                 $2.75             $2.00
         Quarter Ended June 30, 2000                   2.90              1.65
         Quarter Ended September 30, 2000              2.75              1.50
         Quarter Ended December 31, 2000               2.86              1.38
         Quarter Ended March 31, 2001                  2.31              1.75
         Quarter Ended June 30, 2001                   1.75               .52
         July 1, 2001 thru Sept. 20,2001               2.60               .50

Board of Directors                                              October 12, 2001
Uniservice Corporation                                          Page 6



In conclusion:

         Based on the foregoing, it is the opinion of WRS that:

         1. UC, as currently constituted, does not have the ability to survive.

         2. AAG has the net worth and business plan to allow the shareholders of UC to possibly realize a real value to their investment.

         3. Time is of the essence. The value of UC to AAG depends on realizing its value as a publicly listed NASDAQ Corporation.

         4. The business plan of AAG has set forth an optimistic projection for the future of their operation which if only partially realized could yield a substantial return to UC stockholders.

         Accordingly, based on all of the above as well as our historical knowledge of UC and its operations, WRS is of the opinion that:

         1. The terms of the sale of Kentucky Foods Chile to Ricardo Vilensky from a financial point of view is fair to UC and its shareholders.

         2. The terms of the proposed merger with AAG and UC is fair to the shareholders of UC.

                                                    Very truly yours,


                                                    Werbel-Roth Securities, Inc.

                                                                      APPENDIX E


            Dissenters' Rights Under Florida Business Corporation Act

607.1301 Dissenters' rights; definitions.--The following definitions apply to ss. 607.1302 and 607.1320:

(1) "Corporation" means the issuer of the shares held by a dissenting shareholder before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

(2) "Fair value," with respect to a dissenter's shares, means the value of the shares as of the close of business on the day prior to the shareholders' authorization date, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

(3) "Shareholders' authorization date" means the date on which the shareholders' vote authorizing the proposed action was taken, the date on which the corporation received written consents without a meeting from the requisite number of shareholders in order to authorize the action, or, in the case of a merger pursuant to s. 607.1104, the day prior to the date on which a copy of the plan of merger was mailed to each shareholder of record of the subsidiary corporation.

607.1302 Right of shareholders to dissent.--

(1) Any shareholder of a corporation has the right to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

(a) Consummation of a plan of merger to which the corporation is a party:

1. If the shareholder is entitled to vote on the merger, or

2. If the corporation is a subsidiary that is merged with its parent under s. 607.1104, and the shareholders would have been entitled to vote on action taken, except for the applicability of s. 607.1104;

(b) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation, other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange pursuant to s. 607.1202, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

(c) As provided in s. 607.0902(11), the approval of a control-share acquisition;

(d) Consummation of a plan of share exchange to which the corporation is a party as the corporation the shares of which will be acquired, if the shareholder is entitled to vote on the plan;

(e) Any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

1. Altering or abolishing any preemptive rights attached to any of his or her shares;

2. Altering or abolishing the voting rights pertaining to any of his or her shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

3. Effecting an exchange, cancellation, or reclassification of any of his or her shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder's voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

4. Reducing the stated redemption price of any of the shareholder's redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of his or her shares subject to redemption when they are not otherwise redeemable;

5. Making noncumulative, in whole or in part, dividends of any of the shareholder's preferred shares which had theretofore been cumulative;

6. Reducing the stated dividend preference of any of the shareholder's preferred shares; or

7. Reducing any stated preferential amount payable on any of the shareholder's preferred shares upon voluntary or involuntary liquidation; or

(f) Any corporate action taken, to the extent the articles of incorporation provide that a voting or nonvoting shareholder is entitled to dissent and obtain payment for his or her shares.

(2) A shareholder dissenting from any amendment specified in paragraph (1)(e) has the right to dissent only as to those of his or her shares which are adversely affected by the amendment.

(3) A shareholder may dissent as to less than all the shares registered in his or her name. In that event, the shareholder's rights shall be determined as if the shares as to which he or she has dissented and his or her other shares were registered in the names of different shareholders.

(4) Unless the articles of incorporation otherwise provide, this section does not apply with respect to a plan of merger or share exchange or a proposed sale or exchange of property, to the holders of shares of any class or series which, on the record date fixed to determine the shareholders entitled to vote at the meeting of shareholders at which such action is to be acted upon or to consent to any such action without a meeting, were either registered on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by not fewer than 2,000 shareholders.

(5) A shareholder entitled to dissent and obtain payment for his or her shares under this section may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

607.1320 Procedure for exercise of dissenters' rights.-

(1) (a) If a proposed corporate action creating dissenters' rights under s.
607.1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights and be accompanied by a copy of ss. 607.1301, 607.1302, and 607.1320. A shareholder who wishes to assert dissenters' rights shall:

1. Deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for his or her shares if the proposed action is effectuated, and

2. Not vote his or her shares in favor of the proposed action. A proxy or vote against the proposed action does not constitute such a notice of intent to demand payment.

(b) If proposed corporate action creating dissenters' rights under s. 607.1302 is effectuated by written consent without a meeting, the corporation shall deliver a copy of ss. 607.1301, 607.1302, and 607.1320 to each shareholder simultaneously with any request for the shareholder's written consent or, if such a request is not made, within 10 days after the date the corporation received written consents without a meeting from the requisite number of shareholders necessary to authorize the action.

(2) Within 10 days after the shareholders' authorization date, the corporation shall give written notice of such authorization or consent or adoption of the plan of merger, as the case may be, to each shareholder who filed a notice of intent to demand payment for his or her shares pursuant to paragraph (1)(a) or, in the case of action authorized by written consent, to each shareholder, excepting any who voted for, or consented in writing to, the proposed action.

(3) Within 20 days after the giving of notice to him or her, any shareholder who elects to dissent shall file with the corporation a notice of such election, stating the shareholder's name and address, the number, classes, and series of shares as to which he or she dissents, and a demand for payment of the fair value of his or her shares. Any shareholder failing to file such election to dissent within the period set forth shall be bound by the terms of the proposed corporate action. Any shareholder filing an election to dissent shall deposit his or her certificates for certificated shares with the corporation simultaneously with the filing of the election to dissent. The corporation may restrict the transfer of uncertificated shares from the date the shareholder's election to dissent is filed with the corporation.

(4) Upon filing a notice of election to dissent, the shareholder shall thereafter be entitled only to payment as provided in this section and shall not be entitled to vote or to exercise any other rights of a shareholder. A notice of election may be withdrawn in writing by the shareholder at any time before an offer is made by the corporation, as provided in subsection (5), to pay for his or her shares. After such offer, no such notice of election may be withdrawn unless the corporation consents thereto. However, the right of such shareholder to be paid the fair value of his or her shares shall cease, and the shareholder shall be reinstated to have all his or her rights as a shareholder as of the filing of his or her notice of election, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim, if:

(a) Such demand is withdrawn as provided in this section;

(b) The proposed corporate action is abandoned or rescinded or the shareholders revoke the authority to effect such action;

(c) No demand or petition for the determination of fair value by a court has been made or filed within the time provided in this section; or

(d) A court of competent jurisdiction determines that such shareholder is not entitled to the relief provided by this section.

(5) Within 10 days after the expiration of the period in which shareholders may file their notices of election to dissent, or within 10 days after such corporate action is effected, whichever is later (but in no case later than 90 days from the shareholders' authorization date), the corporation shall make a written offer to each dissenting shareholder who has made demand as provided in this section to pay an amount the corporation estimates to be the fair value for such shares. If the corporate action has not been consummated before the expiration of the 90-day period after the shareholders' authorization date, the offer may be made conditional upon the consummation of such action. Such notice and offer shall be accompanied by:

(a) A balance sheet of the corporation, the shares of which the dissenting shareholder holds, as of the latest available date and not more than 12 months prior to the making of such offer; and

(b) A profit and loss statement of such corporation for the 12-month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such 12-month period, for the portion thereof during which it was in existence.

(6) If within 30 days after the making of such offer any shareholder accepts the same, payment for his or her shares shall be made within 90 days after the making of such offer or the consummation of the proposed action, whichever is later. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in such shares.

(7) If the corporation fails to make such offer within the period specified therefor in subsection (5) or if it makes the offer and any dissenting shareholder or shareholders fail to accept the same within the period of 30 days thereafter, then the corporation, within 30 days after receipt of written demand from any dissenting shareholder given within 60 days after the date on which such corporate action was effected, shall, or at its election at any time within such period of 60 days may, file an action in any court of competent jurisdiction in the county in this state where the registered office of the corporation is located requesting that the fair value of such shares be determined. The court shall also determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his or her shares. If the corporation fails to institute the proceeding as herein provided, any dissenting shareholder may do so in the name of the corporation. All dissenting shareholders (whether or not residents of this state), other than shareholders who have agreed with the corporation as to the value of their shares, shall be made parties to the proceeding as an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident dissenting shareholder either by registered or certified mail and publication or in such other manner as is permitted by law. The jurisdiction of the court is plenary and exclusive. All shareholders who are proper parties to the proceeding are entitled to judgment against the corporation for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as is specified in the order of their appointment or an amendment thereof. The corporation shall pay each dissenting shareholder the amount found to be due him or her within 10 days after final determination of the proceedings. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares.

(8) The judgment may, at the discretion of the court, include a fair rate of interest, to be determined by the court.

(9) The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding, to whom the corporation has made an offer to pay for the shares, if the court finds that the action of such shareholders in failing to accept such offer was arbitrary, vexatious, or not in good faith. Such expenses shall include reasonable compensation for, and reasonable expenses of, the appraisers, but shall exclude the fees and expenses of counsel for, and experts employed by, any party. If the fair value of the shares, as determined, materially exceeds the amount which the corporation offered to pay therefor or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court determines to be reasonable compensation to any attorney or expert employed by the shareholder in the proceeding.

(10) Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this section, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger, they may be held and disposed of as the plan of merger otherwise provides. The shares of the surviving corporation into which the shares of such dissenting shareholders would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.